          AMENDED AND RESTATED CREDIT AGREEMENT dated as of
June 7, 1994 between: INFINITY BROADCASTING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company"); each of the lenders identified under the caption
     _______
"BANKS" on the signature pages hereof or which, pursuant to
Section 11.06(a) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); THE
                  ____                          _____
CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"); BANK OF MONTREAL, a bank organized under
 ____________________
the laws of Canada, THE BANK OF NEW YORK, a New York banking corporation, and CHEMICAL BANK, a New York banking corporation, as co-agents for the Banks (in such capacity, together with their respective successors in such capacity, the "Co-Agents"); and
                                             _________
CHEMICAL BANK, a New York banking corporation, as collateral agent for the Banks (in such capacity, together with its successors in such capacity, the "Collateral Agent" and, together
                                  ________________
with the Administrative Agent and the Co-Agents, the "Agents").
                                                      ______

          The Company, certain subsidiaries of the Company, the Banks and the Agents are party to a Credit Agreement dated as of September 22, 1992 as amended by Amendment No. 1 thereto dated as of December 1, 1992, Amendment No. 2 thereto dated as of May 31, 1993, Amendment No. 3 thereto dated as of August 31, 1993 and Amendment No. 4 thereto dated as of May 18, 1994 (as modified and supplemented and as in effect immediately prior to the Effective Date referred to below, the "Existing Credit Agreement")
                             _________________________
providing for loans (the "Existing Loans") to be made by the
                          ______________
Banks to the Company and to certain of its subsidiaries in an aggregate principal amount not exceeding $320,000,000.

          The Company wishes to (i) modify the amortization of the Existing Loans, (ii) increase the amount of the Acquisition Loan Commitments under and as defined in the Existing Credit Agreement to $265,000,000 and (iii) provide for Acquisition Loans under and as defined in the Existing Credit Agreement to be made to certain of its subsidiaries as well as to it. Accordingly, the Company has requested and the Banks and the Agents agree, effective as of the Effective Date (as such term is defined below), that the Existing Credit Agreement shall be amended and restated to read as set forth in this Agreement, all on the terms and conditions hereinafter set forth so that, as amended and restated, the Existing Credit Agreement reads in its entirety as provided in this Amended and Restated Credit Agreement (provided
                                                        ________
that, if the Effective Date does not occur on or prior to June 30, 1994, this Agreement shall terminate and be of no

                         Credit Agreement
                         ________________



further force and effect and the Existing Credit Agreement shall not be so amended and restated, provided further that the
                                ________________
obligations of the Company referred to in Section 11.03 hereof shall survive the termination of this Agreement whether or not the Effective Date in fact occurs).


          Section 1.  Definitions; Accounting Matters and
                      ___________________________________
Interpretation of Provisions.
____________________________

          1.1.  Certain Defined Terms.  As used herein, the
                _____________________
following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
               ____ _____

          "Acquisition" shall mean any transaction, or any series
           ___________
of related transactions, by which the Company and/or any of its Restricted Subsidiaries acquires, directly or indirectly, whether through purchase or lease of assets, merger or otherwise (a) any going business or all or substantially all of the assets of (i) any firm or corporation, (ii) any partnership or Joint Venture or
(iii) any division of any firm, corporation, partnership or Joint Venture, (b) (i) the right to use or manage or otherwise exploit any going business or all or substantially all of the assets of any firm, corporation, partnership or Joint Venture or any division of any thereof and (ii) the right to retain, directly or indirectly, all or a substantial part of the revenues or net profits derived from such use or management or other exploitation, (c) control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (d) control of a majority ownership interest in any partnership or Joint Venture. The terms "Acquire" and "Acquired" used as a verb shall have a
           _______       ________
correlative meaning.

          "Acquisition Agreement" shall mean, with respect to any
           _____________________
Acquisition, all agreements, instruments and other documents pursuant to which such Acquisition or any part thereof is to be effected (including, without limitation, all schedules and exhibits thereto and all other material agreements, instruments or other documents relating thereto).

          "Acquisition Loan Commitment" shall mean, as to each
           ___________________________
Revolving Credit Bank, the obligation of such Bank to make Acquisition Loans in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of a

                         Credit Agreement
                         ________________



Revolving Credit Bank that is a party to this Agreement on the date hereof, the amount set forth opposite the name of such Bank on Schedule I hereto under the heading "Acquisition Loan Commitments"; and (b) in the case of any other Revolving Credit Bank, the aggregate amount of the Acquisition Loan Commitments of other Revolving Credit Banks acquired by it pursuant to Section 11.06(a) hereof (in the case of each of the foregoing clauses (a) and (b), as the same may be reduced from time to time pursuant to
Section 2.03 hereof or increased or reduced from time to time pursuant to said Section 11.06(a)).

          "Acquisition Loans" shall mean Infinity Acquisition
           _________________
Loans and Subsidiary Acquisition Loans.

          "Affiliate" shall mean any Person which directly or
           _________
indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control"
                                               _______
(including, with its correlative meanings, "controlled by" and
                                            _____________
"under common control with") shall mean possession, directly or
 _________________________
indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns
            ________
directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Restricted Subsidiaries and the Company and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

          "After Tax ACOCF" shall mean, for any period, the
           _______________
amount by which (a) Annualized Consolidated Operating Cash Flow for such period exceeds (b) all federal, state and local income
                _______
taxes paid or payable by the Company (excluding any such taxes for which the Company has been or is entitled to be reimbursed or in respect of which the Company has received or is entitled to

                         Credit Agreement
                         ________________




receive a credit pursuant to the terms of any Tax Allocation
Agreement) and its Restricted Subsidiaries during such period.

          "Agreement" shall mean this Amended and Restated Credit
           _________
Agreement, as the same shall be modified and supplemented and in effect from time to time, and the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Amended and Restated Credit Agreement as a whole and not to any particular provision of this Agreement unless otherwise specified. In addition, the term "date hereof" and terms of similar import when used in this Agreement shall refer to the date of this Amended and Restated Credit Agreement (and not the date of the Existing Credit Agreement).

          "Annualized Consolidated Corporate Overhead" shall
           __________________________________________
mean, for any period, corporate general and administrative expenses of the Company and its Restricted Subsidiaries for such period as shown on the consolidated financial statements of the Company and its Restricted Subsidiaries for such period delivered to the Administrative Agent; provided that there shall be
                             ________
excluded from "Annualized Consolidated Corporate Overhead" (a) all non-cash charges and (b) all corporate, general and administrative expenses of the Company incurred on behalf of, or otherwise attributable to, Unrestricted Subsidiaries or in connection with management and other services and activities performed by the Company for Unrestricted Subsidiaries.

          "Annualized Consolidated Operating Cash Flow" shall
           ___________________________________________
mean, for any period, the aggregate amount, for the Company and its Restricted Subsidiaries, of (a) the sum (determined on a consolidated basis without duplication in accordance with GAAP) of (i) net revenues of the Company and its Restricted Subsidiaries for such period (calculated before taxes and excluding (I) any net gain or loss arising from the sale of capital assets during such period; (II) any gain arising from any write-up of assets during such period; (III) net earnings for such period of any Person in which the Company or any of its Restricted Subsidiaries has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions (other than cash distributions received by the Company from an Unrestricted Subsidiary); (IV) any portion of the net earnings of any Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for such period which for any reason is unavailable for payment of dividends to the Company or any other such Restricted Subsidiary; (V) any gain realized during such period

                         Credit Agreement
                         ________________




arising from the acquisition of any securities of the Company or any of its Restricted Subsidiaries; (VI) any "extraordinary earnings" or "extraordinary losses" for such period as such terms are interpreted under GAAP; and (VII) any interest income of the Company and its Restricted Subsidiaries realized during such period) minus (ii) operating expenses of the Company and its
        _____
Restricted Subsidiaries for such period (excluding depreciation, amortization, net interest expense and other non-cash charges accrued, and income taxes paid or accrued (other than any such taxes attributable to the revenues of Unrestricted Subsidiaries for which the Company has not been or is not entitled to be reimbursed, or in respect of which the Company has not received or is not entitled to receive a credit, pursuant to the terms of any Tax Allocation Agreement), for such period by the Company and its Restricted Subsidiaries) minus (b) Annualized Consolidated
                             _____
Corporate Overhead for such period; provided that, if the Company
                                    ________
or any of its Restricted Subsidiaries shall have Acquired or Disposed of one or more Stations or one or more commercial radio or other businesses related to communications or programming (or any part thereof) during such period, Annualized Consolidated Operating Cash Flow for such period shall be computed as if (in the case of an Acquisition) such Station or business (or part thereof) had been owned by the Company or such Restricted Subsidiary for the whole of such period or (in the case of a Disposition) such Station or business (or part thereof) had been Disposed of prior to the first day of such period and provided,
                                                      ________
further that, for purposes of, and solely as used in, the
_______
definition of "Excess Cash Flow", if the Company or any of its Restricted Subsidiaries shall have Acquired or Disposed of one or more Stations or one or more commercial radio or other businesses related to communications or programming (or any part thereof) during such period, Annualized Consolidated Operating Cash Flow for such period shall be computed giving effect to such Acquisition or Disposition as of the date such Acquisition or Disposition in fact occurred.

          "Applicable Lending Office" shall mean, for each Bank
           _________________________
and for each type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such type are to be made and maintained.

          "Applicable Margin" shall mean:
           _________________

                         Credit Agreement
                         ________________



          (a) with respect to Base Rate Loans, 0.75% at all times when the Total Debt Ratio is greater than 5.50 to 1, 0.50% at all times when the Total Debt Ratio is greater than
     5.00 to 1 but less than or equal to 5.50 to 1, 0.25% at all times when the Total Debt Ratio is greater than 4.00 to 1 but less than or equal to 5.00 to 1 and 0.0% at all times when the Total Debt Ratio is less than or equal to 4.00 to 1; and

          (b) with respect to Eurodollar Loans, 1.75% at all times when the Total Debt Ratio is greater than 5.50 to 1, 1.50% at all times when the Total Debt Ratio is greater than
     5.00 to 1 but less than or equal to 5.50 to 1, 1.25% at all times when the Total Debt Ratio is greater than 4.00 to 1 but less than or equal to 5.00 to 1 and 1.00% at all times when the Total Debt Ratio is less than or equal to 4.00 to 1.

For purposes of this definition, the Total Debt Ratio shall be determined for any day during the period commencing on the Effective Date and ending on the second Business Day after the first date the Company delivers consolidated financial statements of the Company pursuant to either Section 8.01(c) or 8.01(d) hereof on the basis of the most recent consolidated financial statements of the Company referred to in Section 7.02 hereof and for any day thereafter on the basis of the then most recent consolidated financial statements of the Company delivered pursuant to said Section 8.01(c) or 8.01(d) and any change in the Applicable Margin as a result of a change in the Total Debt Ratio shall be effective as of the second Business Day following the date the relevant financial statements of the Company are delivered pursuant to said Section 8.01(c) or 8.01(d) to the Administrative Agent, provided that in the event that the Company
                      ________
shall fail to deliver any consolidated financial statements by the respective date required pursuant to said Sections 8.01(c) and 8.01(d), the Total Debt Ratio then in effect shall continue to be in effect until the second Business Day following the date such financial statements are in fact delivered.

          "Assignment Agreement" shall mean an Assignment and
           ____________________
Assumption Agreement substantially in the form of Exhibit J hereto between the Company and a Subsidiary Borrower of Acquisition Loans (including, without limitation, Infinity of Boston and Infinity of California) as contemplated by Section 2.01(d)(ii) hereof, as the same shall be modified and supplemented and in effect from time to time.

                         Credit Agreement
                         ________________



          "Bankruptcy Code" shall mean the Federal Bankruptcy
           _______________
Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, the higher of
           _________
(a) the Federal Funds Rate for such day plus 1/4 of 1% and
                                        ____
(b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans which bear interest
           _______________
at rates based upon the Base Rate.

          "Basic Documents" shall mean, collectively, this
           _______________
Agreement, the Subsidiary Loan Agreements, the Notes, the
Security Documents and the Assignment Agreements.

          "Business Day" shall mean any day on which commercial
           ____________
banks are not authorized or required to close in New York City and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Continuance of or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Continuance, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean expenditures (whether
           ____________________
paid in cash or accrued as a liability) for fixed or other capital assets or improvements, replacements, substitutions or additions thereto, including, without limitation, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

          "Capital Lease Obligations" shall mean, for any Person,
           _________________________
the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Chase" shall mean The Chase Manhattan Bank (National
           _____
Association).

                         Credit Agreement
                         ________________



          "Class A Shares" shall mean the shares of Class A
           ______________
common stock, par value $0.002 per share, of the Company
(including any such shares underlying the New Infinity Warrants owned by the Management Investors, the Karmazin Warrants and the Employee Options).

          "Class B Shares" shall mean the shares of Class B
           ______________
common stock, par value $0.002 per share, of the Company
(including any such shares underlying the Karmazin Options).

          "Class C Shares" shall mean the shares of Class C
           ______________
common stock, par value $0.002 per share, of the Company
(including any such shares underlying the Infinity Warrants and the New Infinity Warrants owned by the SLH Investors).

          "Code" shall mean the Internal Revenue Code of 1986, as
           ____
amended from time to time.

          "Collateral" shall mean the "Collateral" under and as
           __________
defined in the Security Agreement.

          "Commitment Termination Date" shall mean the Quarterly
           ___________________________
Date falling on or nearest to September 30, 1995.

          "Commitments" shall mean, collectively, the Working
           ___________
Capital Loan Commitments and the Acquisition Loan Commitments.

          "Communications Franchise" shall mean a franchise,
           ________________________
license, right, permit, authorization, consent or other instrument granted by the government of the United States of America, a state, city, town, county or other municipality or political subdivision, whether pursuant to or in any franchise, ordinance, license or other agreement or otherwise, pursuant to which a Person has, or is given, the right to operate a system (or any part thereof) transmitting radio or other communications signals, including, without limitation, any system transmitting from a transmitter licensed by the FCC.

          "Continue", "Continuation" and "Continued" shall refer
           ________    ____________       _________
to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period for such Loan to the next Interest Period for such Loan.

          "Convert", "Conversion" and "Converted" shall refer to
           _______    __________       _________
a conversion pursuant to Section 2.08 hereof of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Bank (at its

                         Credit Agreement
                         ________________



sole discretion) of a Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event
           _______
which with notice or lapse of time or both would become an Event of Default.

          "Deferred Share Plan" shall mean the Company's Deferred
           ___________________
Share Plan as amended and restated as of August 16, 1993, and as amended, effective as of November 19, 1993, as the same shall be modified and supplemented and in effect from time to time.

          "Disposition" shall mean (a) any sale, assignment,
           ___________
transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries (in one transaction or as the most recent transaction in a series of related transactions) to any other Person excluding (i) the granting of Liens under and other dispositions by the Company or such Restricted Subsidiary pursuant to the Security Agreement and (ii) any sale, assignment, transfer or other disposition of (x) obsolete or worn-out equipment no longer used or useful in the business of the Company or such Restricted Subsidiary; (y) capital stock of Unrestricted Subsidiaries and (z) inventory or other Property (other than Investments in Restricted Subsidiaries of the Company and Stations and Communications Franchises owned or held by such Restricted Subsidiary) in the ordinary course of business of the Company or such Restricted Subsidiary and on ordinary business terms or (b) the entering into of any agreement by the Company or any of its Restricted Subsidiaries with any other Person pursuant to which such other Person has the right to use or manage or otherwise exploit any Property of the Company or such Restricted Subsidiary (whether now owned or hereafter acquired) and pursuant to which such other Person is entitled, directly or indirectly, to retain all or a substantial part of the revenues or net profits derived from such use or management or other exploitation. The terms "Dispose" and "Disposed" used as a verb
                          _______       ________
shall have a correlative meaning.

          "Dollars" and "$" shall mean lawful money of the United
           _______       _
States of America.

          "Effective Date" shall mean the date on which the
           ______________
Administrative Agent gives notice (such notice to be effective upon dispatch) to the Company, the Banks, the Co-Agents and the Collateral Agent that all of the conditions precedent to the effectiveness of this Agreement and the conversion of the

                         Credit Agreement
                         ________________



Existing Loans to Loans hereunder and under the Subsidiary Loan Agreements, as the case may be, set forth in Section 6.01 hereof shall have been satisfied or waived by such of the Banks or Agents as are required for such purpose under the terms of this Agreement.

          "Employee Options" shall mean options for Class A
           ________________
Shares or Class B Shares of the Company or deferred shares issued or issuable to certain of its employees pursuant to the Deferred Share Plan, the Stock Option Plan or otherwise, and any investment option or fund permitting the purchase of Class A Shares of the Company pursuant to an employee benefit plan maintained by the Company.

          "Environmental Claim" shall mean, with respect to any
           ___________________
Person, any written notice, claim, demand or other communication (each, a "claim") by any other Person alleging or asserting such
          _____
Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property or health, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all Federal,
           __________________
state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                         Credit Agreement
                         ________________



          "Equity Issuance" shall mean (a) any issuance or sale
           _______________
by the Company or any of its Restricted Subsidiaries after the Effective Date of any capital stock or Equity Rights for any capital stock of the Company or any of its Restricted Subsidiaries or (b) the receipt by the Company or any of its Restricted Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that
                                               ________
Equity Issuance shall not include (x) any such issuance or sale by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company, (y) any capital contribution by the Company or any Wholly Owned Restricted Subsidiary of the Company to any Restricted Subsidiary of the Company or (z) any such issuance or sale of any such capital stock or Equity Rights to directors, officers or employees of the issuing or selling Person as compensation for services rendered to the Company or any Restricted Subsidiary.

          "Equity Rights" shall mean any outstanding
           _____________
subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind for the issuance, sale or registration of any shares, and any securities convertible into any shares, of capital stock of any class, or partnership or other ownership interests of any type in, any Person.

          "ERISA" shall mean the Employee Retirement Income
           _____
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade
           _______________
or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

          "Eurodollar Base Rate" shall mean, with respect to any
           ____________________
Eurodollar Loan for any Interest Period therefor, the arithmetic mean, as determined by the Administrative Agent, of the rates per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) quoted by the respective Reference Banks at approximately
11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount equal to $5,000,000.

                         Credit Agreement
                         ________________



          "Eurodollar Loans" shall mean Loans which bear interest
           ________________
at rates which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan
           _______________
for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Loan for such Interest Period divided by (b) the result of (i) 1 minus (ii) the Reserve
__________                         _____
Requirement for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to
           ________________
such term in Section 9 hereof.

          "Excess Cash Flow" shall mean, for any Fiscal Year, the
           ________________
amount (if any) by which (a) Annualized Consolidated Operating Cash Flow for such Fiscal Year exceeds (b) the sum of (i) Total
                               _______
Debt Service for such Fiscal Year plus (ii) the aggregate amount
                                  ____
of Capital Expenditures made by the Company and its Restricted Subsidiaries during such Fiscal Year made as permitted by Section
8.05 hereof plus (iii) the aggregate amount of income taxes paid
            ____
or payable by the Company (excluding any such taxes attributable to the revenues of Unrestricted Subsidiaries for which the Company has been or is entitled to be reimbursed, or has received or is entitled to receive a credit, pursuant to the terms of any Tax Allocation Agreement) and its Restricted Subsidiaries during such Fiscal Year plus (iv) $7,000,000.
                 ____

          "Existing Security Agreement" shall mean the Security
           ___________________________
Agreement dated as of September 22, 1992 between the Company, the Subsidiaries of the Company identified under the caption "SUBSIDIARIES" on the signature pages thereof, and Chemical Bank, as Collateral Agent, as heretofore modified and supplemented and in effect immediately prior to the Effective Date.

          "FCC" shall mean the Federal Communications Commission
           ___
or any successor thereto.

          "FCC Final Order" shall mean an action by the FCC
           _______________
approving an Acquisition by the Company or any Restricted Subsidiary of a Station (a) that has not been vacated, reversed, stayed, set aside, annulled or suspended or, after the date hereof, modified in any manner materially adverse to the Company or such Restricted Subsidiary or any other Restricted Subsidiary,
(b) with respect to which no timely request for stay, petition for rehearing, reconsideration, or review or appeal is pending

                         Credit Agreement
                         ________________




and (c) as to which the time for filing any such request, petition for appeal or for reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, has expired.

          "FCC License" shall mean any radio or other
           ___________
communications license, permit, franchise, approval or authorization granted or issued by the FCC.

          "Federal Funds Rate" shall mean, for any day, the rate
           __________________
per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Administrative Agent.

          "Fiscal Year" shall mean a fiscal year of the Company.
           ___________

          "GAAP" shall mean generally accepted accounting
           ____
principles applied on a basis consistent with those which, in accordance with Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Group Cash Flow" shall mean, for any period, the
           _______________
aggregate amount, for the Company and its Subsidiaries, of (a) the sum (determined on a consolidated basis without duplication in accordance with GAAP) of (i) net revenues of the Company and its Subsidiaries for such period (calculated before taxes and excluding (I) any net gain or loss arising from the sale of capital assets during such period; (II) any gain arising from any write-up of assets during such period; (III) net earnings for such period of any Person in which the Company or any of its Subsidiaries has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions; (IV) any portion of the net earnings of any Subsidiary of the Company or any of its Subsidiaries for such period which for any reason is unavailable for payment of dividends to the Company or any other such

                         Credit Agreement
                         ________________




Subsidiary; (V) any gain realized during such period arising from the acquisition of any securities of the Company or any of its Subsidiaries; (VI) any "extraordinary earnings" or "extraordinary losses" for such period as such terms are interpreted under GAAP; and (VII) any interest income of the Company and its Subsidiaries realized during such period) minus (ii) operating expenses of the
                             _____
Company and its Subsidiaries for such period (excluding depreciation, amortization, net interest expense and other non-cash charges accrued, and income taxes paid or accrued, for such period by the Company and its Subsidiaries) minus (b) Group
                                            _____
Overhead for such period; provided that, if the Company or any of
                          ________
its Subsidiaries shall have Acquired or Disposed of one or more Stations or one or more commercial radio or other businesses related to communications or programming (or any part thereof) during such period, Group Cash Flow for such period shall be computed as if (in the case of an Acquisition) such Station or business (or part thereof) had been owned by the Company or such Subsidiary for the whole of such period or (in the case of a Disposition) such Station or business (or part thereof) had been Disposed of prior to the first day of such period.

          "Group Debt" shall mean all Indebtedness of the Company
           __________
and its Subsidiaries, determined on a consolidated basis.

          "Group Debt Ratio" shall mean, as of any date of
           ________________
determination thereof, the ratio of (a) Group Debt outstanding as of such date to (b) Group Cash Flow for the period of four fiscal
             __
quarters of the Company ended on, or most recently prior to, such date.

          "Group Overhead" shall mean, for any period, corporate
           ______________
general and administrative expenses of the Company and its Subsidiaries for such period as shown on the consolidated financial statements of the Company and its Subsidiaries for such period delivered to the Administrative Agent; provided that there
                                              ________
shall be excluded from "Group Overhead" all non-cash charges.

          "Guarantee" shall mean a guarantee, an endorsement, a
           _________
contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or

                         Credit Agreement
                         ________________



its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used
                                _________       __________
as a verb shall have a correlative meaning.

          "Guarantee Agreement" shall mean a Guarantee Agreement
           ___________________
substantially in the form of Exhibit C hereto between the Obligors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Guaranteed Obligations" shall mean the "Guaranteed
           ______________________
Obligations" under and as defined in the Guarantee Agreement.

          "Guarantor" shall mean each of the Company and the
           _________
Restricted Subsidiaries in its capacity as a guarantor under the Guarantee Agreement (including, without limitation, each Restricted Subsidiary which pursuant to Section 8.20 hereof shall hereafter become a party to the Guarantee Agreement and a "Guarantor" thereunder).

          "Hazardous Material" shall mean, collectively, any oil,
           __________________
hazardous waste, hazardous material or hazardous substance as defined in the Resource Conservation and Recovery Act, as
amended, 42 U.S.C. Section 6921 et seq., the Comprehensive
                                __ ___
Environmental Response Compensation and Liability Act, as
amended, 42 U.S.C. Section 9601 et seq., or any other Federal or
                                __ ___
State Environmental Law.

          "HBC" shall mean Hemisphere Broadcasting Corporation, a
           ___
Delaware corporation that is a Wholly Owned Restricted Subsidiary of the Company.

          "HBC Term Loan Agreement" shall mean the Subsidiary
           _______________________
Loan Agreement executed and delivered by HBC and the Administrative Agent as contemplated by Section 2.01(e) hereof.

          "HBC Term Loan Notes" shall mean the promissory notes
           ___________________
of HBC issued pursuant to the HBC Term Loan Agreement as contemplated by Section 2.07(d) hereof.

          "HBC Term Loans" shall mean the loans made to HBC under
           ______________
the HBC Term Loan Agreement as contemplated by Section 2.01(a) hereof.

                         Credit Agreement
                         ________________



          "Indebtedness" shall mean, as to any Person, without
           ____________
duplication: (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person for the deferred purchase price of property or services (including without limitation deferred payment obligations which are part of the consideration provided for in agreements not to compete), except trade accounts payable and accrued liabilities arising in the ordinary course of business which are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings; (c) all Capital Lease Obligations of such Person;
(d) all Indebtedness of others secured by a Lien on any properties, assets or revenues of such Person; (e) all Indebtedness of others Guaranteed by such Person; and (f) all obligations of such Person, contingent or otherwise, in respect of letters of credit or bankers' acceptances or similar instruments.

          "Indemnification Event" shall mean any event or other
           _____________________
circumstance with respect to which any party to any Acquisition Agreement (other than the Company or any Restricted Subsidiary) shall be obligated to indemnify, defend and hold the Company or any of its Subsidiaries harmless against or with respect to, or with respect to which such party is or may be required to reimburse the Company or any of its Subsidiaries for, any losses, liabilities, damages, obligations, actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses in connection with or as a result of the Acquisition to which such Acquisition Agreement relates.

          "Indemnification Payments" shall mean, with respect to
           ________________________
any Indemnification Event, the aggregate amount of all cash payments, and the fair market value of any other Property, received, directly or indirectly, after the date hereof by the Company or any of its Subsidiaries in connection with or as a result of such Indemnification Event; provided that
                                      ________
"Indemnification Payments" shall not include any such payment or other Property received by the Company or any of its Subsidiaries to the extent that the aggregate amount and/or fair market value of such payments and other Property received by the Company and its Subsidiaries from and after the Effective Date does not exceed $1,000,000.

          "Indemnity Agreements" shall mean the Indemnity
           ____________________
Agreements dated as of February 27, 1986 between the Company and each of the Management Investors, the Indemnity Agreement dated as of June 22, 1987 between the Company and Mr. Farid Suleman,

                         Credit Agreement
                         ________________



the Indemnity Agreement dated as of February 4, 1992 between the Company and Mr. Steven A. Lerman and the Indemnity Agreements each dated as of November 9, 1992 between the Company and each of Messrs. Alan R. Batkin and Orenthal J. Simpson, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Infinity Acquisition Loan Notes" shall mean the
           _______________________________
promissory notes of the Company provided for by Section 2.07(c) hereof and all promissory notes of the Company delivered in substitution therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Infinity Acquisition Loans" shall have the meaning
           __________________________
assigned to such term in Section 2.01(c) hereof.

          "Infinity of Boston" shall mean Infinity Broadcasting
           __________________
Corporation of Boston, a Delaware corporation that is a Wholly
Owned Restricted Subsidiary of the Company.

          "Infinity of Boston Acquisition Loan Agreement" shall
           _____________________________________________
mean the Subsidiary Loan Agreement executed and delivered by Infinity of Boston and the Administrative Agent on the Effective
Date as contemplated by Section 2.01(e) hereof.

          "Infinity of Boston Acquisition Loan Notes" shall mean
           _________________________________________
the promissory notes of Infinity of Boston issued on the Effective Date pursuant to the Infinity of Boston Acquisition
Loan Agreement as contemplated by Section 2.07(d) hereof.

          "Infinity of Boston Acquisition Loans" shall mean the
           ____________________________________
Infinity Acquisition Loans assumed by Infinity of Boston on the Effective Date as contemplated by Section 2.01(c) hereof.

          "Infinity of California" shall mean Infinity
           ______________________
Broadcasting Corporation of California, a Delaware corporation that is a Wholly Owned Restricted Subsidiary of the Company.

          "Infinity of California Acquisition Loan Agreement"
           _________________________________________________
shall mean the Subsidiary Loan Agreement executed and delivered by Infinity of California and the Administrative Agent on the Effective Date as contemplated by Section 2.01(e) hereof.

          "Infinity of California Acquisition Loan Notes" shall
           _____________________________________________
mean the promissory notes of Infinity of California issued on the Effective Date pursuant to the Infinity of California Acquisition
Loan Agreement as contemplated by Section 2.07(d) hereof.

                         Credit Agreement
                         ________________



          "Infinity of California Acquisition Loans" shall mean
           ________________________________________
the Infinity Acquisition Loans assumed by Infinity of California on the Effective Date as contemplated by Section 2.01(c) hereof.

          "Infinity Term Loan Notes" shall mean the promissory
           ________________________
notes of the Company provided for by Section 2.07(a) hereof and all promissory notes of the Company delivered in substitution therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Infinity Term Loans" shall have the meaning assigned
           ___________________
to such term in Section 2.01(a) hereof.

          "Infinity Warrants" shall mean the warrants exercisable
           _________________
for Class C Shares of the Company issued to the SLH Investors pursuant to the Securities Exchange Agreement as the same shall be modified and supplemented and in effect from time to time.

          "Inter-Bank Assignment" shall have the meaning assigned
           _____________________
to such term in Section 11.06(a) hereof.

          "Interest Accrual Date" shall mean, with respect to any
           _____________________
Loan outstanding on the Effective Date, the day immediately following the last day through which interest has been paid on such Loan under the Existing Credit Agreement and, with respect to any other Loan outstanding on any date, the day immediately following the last day through which interest has been paid on such Loan; provided that if on the Effective Date or any such
           ________
other date there shall be outstanding both Base Rate Loans and Eurodollar Loans and/or Eurodollar Loans having different Interest Periods, the "Interest Accrual Date" with respect to all such Loans outstanding on the Effective Date or such other date, as the case may be, shall be the earliest day as to which interest has accrued on any of such Loans which interest has not been paid.

          "Interest Period" shall mean (subject to Section
           _______________
3.02(d) hereof), with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or (in respect of any such Loan of a particular series, with the approval of all of the Banks holding Loans and/or Commitments of such series) twelfth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period which commences on the last Business Day of a

                         Credit Agreement
                         ________________



calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) no Interest Period for any Loan of any series may commence before and end after any Principal Payment Date for Loans of such series unless, after giving effect thereto, the aggregate principal amount of the Loans of such series having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Loans of such series scheduled to be outstanding after giving effect to the payments of principal of such Loans required to be made on such Principal Payment Date; (b) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); and (c) notwithstanding clause (a) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available as a Eurodollar Loan hereunder.

          "Interest Rate Protection Agreement" shall mean, for
           __________________________________
any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Investment" shall mean, for any Person:  (a) the
           __________
acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory, supplies, goods, services or advertising sold in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication)

                         Credit Agreement
                         ________________




any amount committed to be advanced, lent or extended to such Person.

          "Joint Venture" shall mean a joint venture, partnership
           _____________
or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in
                     ________
corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "Karmazin Employment Agreement" shall mean the
           _____________________________
employment agreement dated as of September 10, 1990 as amended by the First Amendment thereto effective as of January 1, 1991, the Second Amendment thereto effective as of February 4, 1992, the Third Amendment thereto effective as of June 14, 1993, the Fourth Amendment thereto effective as of August 16, 1993, the Fifth Amendment thereto effective as of November 19, 1993 and the Sixth Amendment thereto effective as of March 30, 1994, as the same shall be modified and supplemented and in effect from time to time.

          "Karmazin Options" shall mean (a) the options granted
           ________________
to Mel Karmazin to purchase an aggregate of 936,888 shares of the Company's Class B Shares, par value $0.002 per share, pursuant to the Stock Option Agreement and (b) the stock options and deferred shares issued or issuable to Mel Karmazin pursuant to (i) the Karmazin Employment Agreement and (ii) the Deferred Share Plan.

          "Karmazin Warrants" shall mean the warrants exercisable
           _________________
for Class A Shares that may from time to time be issued to Mel
Karmazin pursuant to the Karmazin Employment Agreement.

          "Lien" shall mean, with respect to any Property, any
           ____
mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean, collectively, the Term Loans and
           _____
the Revolving Credit Loans.

          "Majority Banks" shall mean the Majority Term Loan
           ______________
Banks and Majority Revolving Credit Banks.

                         Credit Agreement
                         ________________



          "Majority Revolving Credit Banks" shall mean, at any
           _______________________________
time, Revolving Credit Banks holding at least 51% of the sum of
(a) the aggregate outstanding principal amount of the Revolving Credit Loans and (b) if the Commitments are then in effect, the aggregate unused amount of the Commitments.

          "Majority Term Loan Banks" shall mean, at any time,
           ________________________
Term Loan Banks holding at least 51% of the aggregate outstanding principal amount of the Term Loans.

          "Management Employment Agreements" shall mean,
           ________________________________
collectively, (a) the employment agreement dated as of December 31, 1985 between the Company and Michael A. Wiener, as the same shall be modified and supplemented and in effect from time to time, (b) the employment agreement dated as of December 31, 1985 between the Company and Gerald Carrus, as the same shall be modified and supplemented and in effect from time to time, (c) the Karmazin Employment Agreement, and (d) each of the Indemnity Agreements.

          "Management Investor Agreements" shall mean the Stock
           ______________________________
Subscription Agreement, the Stock Option Agreement and the
Management Employment Agreements.

          "Management Investor Group" shall mean, collectively,
           _________________________
the Management Investors and any "Affiliate of Principal
Stockholder" as defined in Section 5.7 of the Restated
Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on February 4, 1992 and as in effect on the Effective Date.

          "Management Investors" shall mean, collectively,
           ____________________
Michael A. Wiener, Gerald Carrus and Mel Karmazin.

          "Margin Stock" shall mean margin stock within the
           ____________
meaning of Regulation U and Regulation X.

          "Material Adverse Effect" shall mean a material adverse
           _______________________
effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of any of the Banks and the Agents under any of the Basic Documents or (e) the timely payment of the principal of or

                         Credit Agreement
                         ________________



interest on the Loans or other amounts payable in connection therewith.

          "Multiemployer Plan" shall mean a multiemployer plan
           __________________
defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Equity Proceeds" shall mean, with respect to any
           ___________________
Equity Issuance, the aggregate amount of all cash received by the Company and its Restricted Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection therewith.

          "New Infinity Warrants" shall mean the warrants
           _____________________
exercisable for Class A Shares of the Company issued to Mel Karmazin pursuant to the Securities Purchase Agreement, as the same shall be modified and supplemented and in effect from time to time.

          "Notes" shall mean the Infinity Term Loan Notes, the
           _____
Working Capital Loan Notes, the Acquisition Loan Notes and the
Subsidiary Loan Notes.

          "Obligors" shall mean, collectively, the Company, the
           ________
Subsidiary Borrowers and the Guarantors.

          "Other Pro Forma Interest" shall mean, for any period,
           ________________________
an aggregate amount equal to interest for such period on an amount equal to the aggregate principal amount of Indebtedness referred to in Section 8.07(c) hereof outstanding on the day immediately preceding such period at the respective rate per annum equal to the rate specified in the applicable instrument evidencing or governing the related series of Indebtedness; provided that interest on a floating rate basis for such period
________
shall be deemed to accrue on such Indebtedness at a rate per annum equal to the rate of interest with respect to such Indebtedness in effect on the day immediately preceding such period.

          "PBGC" shall mean the Pension Benefit Guaranty
           ____
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" shall mean:
           _______________

                         Credit Agreement
                         ________________



          (a) pledges or deposits by the Company or any of its Restricted Subsidiaries under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company or any of its Restricted Subsidiaries), or leases to which the Company or any of its Restricted Subsidiaries are parties, deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, deposits of cash or U.S. Government bonds to secure surety or appeal bonds or performance bonds to which the Company or any of its Restricted Subsidiaries are parties or which are issued for their account, or deposits for the payment of rent (provided that such deposits as security for the
           ________
     payment of rent are required in the ordinary course of business);

          (b) Liens imposed by law, such as landlords', carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review in good faith and by proper proceedings;

          (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment and Liens for taxes, assessments or other governmental charges the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves, determined in accordance with GAAP, are being maintained;

          (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or to the ownership of their respective Properties which were not incurred in connection with Indebtedness of the Company or any of its Restricted Subsidiaries, which Liens do not in the aggregate materially detract from the value of said Properties or materially impair the operation of the business taken as a whole of the Company or such Restricted Subsidiary;

                         Credit Agreement
                         ________________




          (e) Liens created in connection with Capital Lease Obligations of the Company or any of its Restricted Subsidiaries, provided that such Liens do not encumber any
                   ________
     Property other than the Property financed by the capital lease under which such Capital Lease Obligations exist;

          (f) existing Liens in respect of Property, assets or business of the Company or any of its Restricted
     Subsidiaries listed on Schedule II hereto;

          (g)  Liens created pursuant to the Security Documents;

          (h) additional Liens upon real and/or personal Property created after the date hereof in respect of Indebtedness permitted by Section 8.07(c) hereof, provided
                                                       ________
     that the aggregate amount of the Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $5,000,000 in the aggregate at any one time outstanding;

          (i) extensions, renewals, refinancings or replacements of any Permitted Liens referred to in clauses (a) through
     (h), inclusive, above, provided that the principal amount of
                            ________
     the obligation secured thereby is not increased and that any such extension, renewal, refinancing or replacement is limited to the Property originally encumbered thereby; and

          (j) restrictions on the transfer of assets, including securities, imposed on the Company or any of its Subsidiaries by the Communications Act of 1934, as amended or any rules and regulations promulgated thereunder.

          "Person" shall mean any individual, corporation,
           ______
company, voluntary association, partnership, Joint Venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan
           ____
established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, (a) in respect of any
           _________________
principal of or interest on any Loan or any other amount payable by any Obligor under this Agreement, any Note, or any other Basic Document to which it is a party that is not paid when due (whether at stated maturity, by acceleration, by optional or

                         Credit Agreement
                         ________________



mandatory prepayment or otherwise) and (b) in respect of any Loans outstanding during the continuance of any Event of Default specified in Section 9(j) hereof, a rate per annum during the period, in the case of clause (a) above, from and including the due date to but excluding the date such amount is paid in full and, in the case of clause (b) above, from and including the date of the occurrence of such Event of Default to but excluding the date such Event of Default is cured or is waived (with the consent of such of the Banks as are required for such purpose under this Agreement) equal to the lesser of (i) 2% plus the Base
                                                    ____
Rate as in effect from time to time plus the Applicable Margin
                                    ____
for Base Rate Loans (provided that, if any amount in respect of
                     ________
which interest is payable at the Post-Default Rate is principal of a Eurodollar Loan and the day interest thereon commences to be payable at the Post-Default Rate is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such day to but excluding the last day of such Interest Period, 2% plus the
                                                       ____
interest rate for such Loan as provided in Section 3.02(a) hereof and, thereafter, if the right of the Company (on its own behalf or on behalf of any Subsidiary Borrower) to Convert any Loan into a Eurodollar Loan or to Continue any Loan as a Eurodollar Loan has been suspended as provided in the last sentence of Section
2.08 hereof, the rate provided for above in this definition), and
(ii) the maximum rate permitted by the law of the State of New
York.

          "Prime Rate" shall mean the rate of interest from time
           __________
to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of
           ________________
the Administrative Agent and Chase, presently located at 1 Chase
Manhattan Plaza, New York, New York 10081.

          "Principal Payment Date" shall mean:  (a) with respect
           ______________________
to Infinity Term Loans, each Quarterly Date on which a principal payment in respect of such Loans is required to be made pursuant to Section 3.01(a) hereof; (b) with respect to Revolving Credit Loans made to the Company, each Quarterly Date on which a principal payment in respect of such Loans is required to be made pursuant to Section 3.01(b) hereof; and (c) with respect to Subsidiary Loans made to any Subsidiary Borrower, each Quarterly Date on which a principal payment in respect of such Loans is required to be made pursuant to the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party.

                         Credit Agreement
                         ________________




          "Pro Forma Debt Service" shall mean, for any period,
           ______________________
the sum of the following for such period: (a) Pro Forma Interest for such period plus (b) the aggregate amount of payments of
                ____
principal scheduled to be made by the Company and its Restricted Subsidiaries in respect of Indebtedness during such period.

          "Pro Forma Interest" shall mean, for any period, the
           __________________
sum of the following for such period:  (a) Senior Pro Forma
Interest plus (b) Subordinated Pro Forma Interest plus (c) Other
         ____                                     ____
Pro Forma Interest.

          "Property" shall mean any right or interest in or to
           ________
property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Qualified Acquisition" shall mean an Acquisition
           _____________________
effected as permitted by Section 8.12(d) hereof.

          "Quarterly Dates" shall mean the last Business Day of
           _______________
March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

          "Reference Banks" shall mean Chase, The Bank of New
           _______________
York and Chemical Bank (or their Applicable Lending Offices, as the case may be).

          "Regulation D", "Regulation U" and "Regulation X" shall
           ____________    ____________       ____________
mean, respectively, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean, with respect to any
           _________________
Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Release" shall mean any "release" as such term is
           _______
defined in 42 U.S.C.  9601(22) or any successor statute.

                         Credit Agreement
                         ________________



          "Remaining Net Equity Issuance Proceeds Amount" shall
           _____________________________________________
mean, at any time, an amount equal to the amount by which (a) the sum of (i) $50,000,000 plus (ii) the aggregate amount of Net
                       ____
Equity Proceeds received by the Company and its Restricted Subsidiaries in respect of all Equity Issuances effected after the date hereof exceeds (b) the sum of (i) the aggregate amount
                _______
of Restricted Payments made as permitted by Section 8.09(c) hereof after the date hereof plus (ii) the aggregate purchase
                             ____
price paid by the Company and its Restricted Subsidiaries in respect of Qualified Acquisitions after the date hereof (exclusive of any portion of such purchase price properly attributable to the purchase of the net working capital of Stations Acquired pursuant to such Acquisitions) plus (iii) the
                                                 ____
aggregate amount of the cash invested by the Company in respect of cash Investments made as permitted by Section 8.08(h) hereof after the date hereof.

          "Reserve Requirement" shall mean, for any Interest
           ___________________
Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (b) any category of extensions of credit or other assets which includes Eurodollar Loans.

          "Restricted Payments" shall mean:  (a) any declaration
           ___________________
or payment (whether made by the Company or any of its Subsidiaries) of dividends or other distributions (in cash, property or obligations) on account of any shares of any class of stock of the Company; (b) any payment (whether made or effected by the Company or any of its Subsidiaries, other than any payment to the Company by any of its Subsidiaries or to any Subsidiary of the Company by any of such Subsidiary's Subsidiaries) on account of, or the setting apart of money for a sinking or other analogous fund for, the purchase, redemption, prepayment, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries or any Equity Rights therefor (including without limitation, the Infinity Warrants, the Karmazin Options and the Employee Options); (c) any

                         Credit Agreement
                         ________________



payment (whether made by the Company or any of its Subsidiaries) on account of the purchase, redemption, prepayment, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value of any Indebtedness of the Company which is subordinated to the prior payment of the Loans; and (d) any payment of management or similar fees by the Company or any of its Subsidiaries to any Person (other than to any director of the Company or its Subsidiaries in connection with the performance of such director's duties in such capacity).

          "Restricted Subsidiary" shall mean each Subsidiary of
           _____________________
the Company other than an Unrestricted Subsidiary.

          "Revolving Credit Banks" shall mean (a) on the date of
           ______________________
this Agreement, the Banks having Commitments as specified on
Schedule I hereto under the heading "Commitments" and (b) thereafter, the Banks from time to time holding Revolving Credit Loans and, if any Commitments are then in effect, Commitments (after giving effect to any assignments thereof pursuant to Section 11.06(a) hereof).

          "Revolving Credit Loans" shall mean, collectively,
           ______________________
Working Capital Loans and Acquisition Loans.

          "SBC" shall mean Sagittarius Broadcasting Corporation,
           ___
a New York corporation, that is a Wholly Owned Restricted
Subsidiary of the Company.

          "SBC Term Loan Agreement" shall mean the Subsidiary
           _______________________
Loan Agreement executed and delivered by SBC and the Administrative Agent as contemplated by Section 2.01(e) hereof.

          "SBC Term Loan Notes" shall mean the promissory notes
           ___________________
of SBC issued pursuant to the SBC Term Loan Agreement as contemplated by Section 2.07(d) hereof.

          "SBC Term Loans" shall mean the loans made to SBC under
           ______________
the SBC Term Loan Agreement as contemplated by Section 2.01(a) hereof.

          "Securities Exchange Agreement" shall mean the
           _____________________________
Securities Exchange Agreement dated as of January 28, 1992 between the Company and the SLH Investors, as the same shall be modified and supplemented and in effect from time to time.

          "Securities Purchase Agreement" shall mean the
           _____________________________
Securities Purchase Agreement dated as of September 30, 1991

                         Credit Agreement
                         ________________







between the Company, the Management Investors and the SLH
Investors, as the same shall be modified and supplemented and in effect from time to time.

          "Security Agreement" shall mean an Amended and Restated
           __________________
Security Agreement substantially in the form of Exhibit D hereto between the Obligors and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the
           __________________
Guarantee Agreement, the Security Agreement and all Uniform Commercial Code financing statements required by this Agreement or any Subsidiary Loan Agreement or the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement.

          "Senior Debt" shall mean all Indebtedness (other than
           ___________
Subordinated Debt) of the Company and its Restricted
Subsidiaries, determined on a consolidated basis.

          "Senior Debt Ratio" shall mean, as of any date of
           _________________
determination thereof, the ratio of (a) Senior Debt outstanding as of such date to (b) Annualized Consolidated Operating Cash
                __
Flow for the period of four fiscal quarters of the Company ended on, or most recently ended prior to, such date.

          "Senior Officer" shall mean the Chairman of the Board,
           ______________
the Co-Chairman of the Board, the President or the Vice
President-Finance of the Company or any Restricted Subsidiary, as the case may be.

          "Senior Pro Forma Interest" shall mean, for any period,
           _________________________
an amount equal to interest for such period on an amount equal to the aggregate principal amount of Loans to the Company and the Subsidiary Borrowers outstanding on the day immediately preceding such period at a rate per annum (calculated as provided in
Section 4.03 hereof) equal to the sum of (a) the Eurodollar Rate on the day immediately preceding such period that would be applicable to Eurodollar Loans hereunder for an Interest Period commencing on such date and having a term of three months plus
                                                          ____
(b) the Applicable Margin for Eurodollar Loans on the day immediately preceding such period; provided that such rate per
                                   ________
annum shall not exceed, for any amount of such Loans as to which the Company has capped the interest rate thereon by entering into an Interest Rate Protection Agreement as to a notional amount equal to such amount of the Loans that is in effect on the day immediately preceding such period, a rate per annum equal to the

                         Credit Agreement
                         ________________




capped rate provided for in such Interest Rate Protection Agreement (but, if such Interest Rate Protection Agreement is scheduled to terminate prior to the end of such period, only for that part of such period prior to the scheduled date of termination) appropriately adjusted to reflect fees and other costs payable by the Company under such Interest Rate Protection Agreement to the extent allocable to such period (or part thereof).

          "series" shall have the meaning assigned to such term
           ______
in Section 1.03 hereof.

          "SLH Investors" shall mean, collectively, Lehman
           _____________
Brothers Capital Partners II L.P., Lehman Brothers Merchant
Banking Portfolio Partnership L.P., Lehman Brothers Offshore
Investment Partnership Japan II L.P. and Lehman Brothers Offshore
Investment Partnership L.P. and their respective Permitted
Transferees (as such term is defined in the Stockholders'
Agreement).

          "Station" shall mean each radio station owned or
           _______
operated by, or proposed to be Acquired by, any Restricted Subsidiary (or, if the context so requires, a Restricted Subsidiary that owns or operates, or proposes to Acquire, such a radio station) and shall include, without limitation, tangible assets used or usable in the operation of such radio station, real property used in connection with such radio station, contracts, leases and agreements relating to such radio station, FCC Licenses required for the operation of such radio station in accordance with the Communication Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder and copyrights, trademarks, trade names, logos, jingles, service marks, slogans and promotional materials used in connection with such radio station.

          "Station Operating Cash Flow" shall mean, for any
           ___________________________
period, the aggregate amount, for any Station and its Subsidiaries (if any) proposed to be Acquired as permitted by
Section 8.12(d) hereof, of (a) the sum (determined on a consolidated basis without duplication in accordance with GAAP) of (i) net revenues of such Station and its Subsidiaries for such period (calculated before taxes and excluding (I) any net gain or loss arising from the sale of capital assets during such period;
(II) any gain arising from any write-up of assets during such period; (III) net earnings for such period of any Person in which such Station or any of its Subsidiaries has an ownership interest unless such net earnings shall have actually been received by

                         Credit Agreement
                         ________________



such Station or such Subsidiary in the form of cash distributions; (IV) any portion of the net earnings of any Subsidiary of such Station or any of its Subsidiaries for such period which for any reason is unavailable for payment of dividends to such Station or any other such Subsidiary; (V) any gain realized during such period arising from the acquisition of any securities of such Station or any of its Subsidiaries;
(VI) any "extraordinary earnings" or "extraordinary losses" for such period as such terms are interpreted under GAAP; and
(VII) any interest income of such Station and its Subsidiaries realized during such period) minus (ii) operating expenses of
                             _____
such Station and its Subsidiaries for such period (excluding depreciation, amortization, net interest expense and other non-cash charges accrued, and income taxes paid or accrued, for such period by such Station and its Subsidiaries) minus (b) corporate
                                             _____
general and administrative expenses of such Station for such period; provided that, if such Station or any of its Subsidiaries
        ________
shall have Acquired or Disposed of one or more Stations or one or more commercial radio or other businesses related to communications or programming (or any part thereof) during such period, Station Operating Cash Flow for such period shall be computed as if (in the case of an Acquisition) such Station or business (or part thereof) had been Acquired prior to the first day of such period or (in the case of a Disposition) such Station or business (or part thereof) had been Disposed of prior to the first day of such period.

          "Stock Collateral" shall mean the "Stock Collateral"
           ________________
under and as defined in the Security Agreement.

          "Stock Option Agreement" shall mean the Stock Option
           ______________________
Agreement dated as of June 27, 1988, as amended by the Amendment Agreement dated as of August 2, 1988 and Amendment No. 1 to Stock Option Agreement dated as of October 14, 1988, between the Company and Mel Karmazin, as the same shall be modified and supplemented and in effect from time to time.

          "Stock Option Plan" shall mean the Company's Stock
           _________________
Option Plan as amended and restated as of August 16, 1993, as amended, effective as of November 19, 1993 as the same shall be modified and supplemented and in effect from time to time.

          "Stock Purchase Agreement" shall mean the Stock
           ________________________
Purchase Agreement dated as of August 3, 1990, as amended by Amendment No. 1 thereto dated as of September 10, 1990, among the Company, Michael A. Wiener, Gerald Carrus, certain trusts affiliated with Michael A. Wiener and Gerald Carrus listed on

                         Credit Agreement
                         ________________




Schedules 1.1 and 1.2 thereto and each of the SLH Investors, as the same shall be modified and supplemented and in effect from time to time.

          "Stock Subscription Agreement" shall mean the Amended
           ____________________________
and Restated Stock Subscription Agreement dated as of August 1, 1988 among the Company and each of the Management Investors, as the same shall be modified and supplemented and in effect from time to time.

          "Stockholders' Agreement" shall mean the Amended and
           _______________________
Restated Stockholders' Agreement dated as of February 5, 1992 among the Company, the SLH Investors and the Management Investors, as supplemented by the Transferee Agreement dated as of February 5, 1992, between the Company and BOB & CO., on behalf of the Jennifer Wiener and Gabriel Wiener Trusts, the Transferee Agreements dated as of November 29, 1993 between the Company and each of Mrs. Zena Wiener and The Michael Wiener 1993 Trust, the Transferee Agreement dated as of December 22, 1993 between the Company and The Zena and Michael A. Wiener Foundation and the Transferee Agreement dated as of March 28, 1994 between the Company and Zena Wiener 1994 Trust, as the same shall be modified and supplemented and in effect from time to time.

          "Subordinated Debt" shall mean all Indebtedness of the
           _________________
Company evidenced by the Subordinated Notes.

          "Subordinated Debt Documents" shall mean the
           ___________________________
Subordinated Indenture, the Subordinated Notes and the other documents and instruments (including, without limitation, financing agreements, purchase agreements, promissory notes, indentures and registration rights agreements) evidencing, providing for or otherwise relating to any Subordinated Debt, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Subordinated Indenture" shall mean the Indenture dated
           ______________________
as of March 24, 1992 between the Company and Bank of Montreal
Trust Company, as trustee, as the same shall be modified and supplemented and in effect from time to time.

          "Subordinated Notes" shall mean the Company's 10-3/8%
           __________________
Senior Subordinated Notes due 2002 issued pursuant to the Subordinated Indenture, as the same shall be modified and supplemented and in effect from time to time.

                         Credit Agreement
                         ________________



          "Subordinated Pro Forma Interest" shall mean, for any
           _______________________________
period, an amount equal to interest for such period on an amount equal to the aggregate principal amount of Subordinated Debt outstanding in respect of Subordinated Notes on the day immediately preceding such period at a rate per annum (calculated as provided therein) equal to 10-3/8%.

          "Subsidiary" shall mean, for any Person, any
           __________
corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly
                                                      ______
Owned Subsidiary" shall mean, for any Person, any such
________________
corporation, partnership or other entity of which all of the securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Subsidiary Acquisition Loans" shall have the meaning
           ____________________________
assigned to such term in Section 2.01(c) hereof.

          "Subsidiary Borrower" shall mean, collectively, HBC,
           ___________________
SBC and each other Restricted Subsidiary to which Subsidiary Acquisition Loans are made, or assigned pursuant to an Assignment Agreement, including, without limitation, Infinity of Boston and Infinity of California.

          "Subsidiary Loan Agreement" shall mean a Loan Agreement
           _________________________
substantially in the form of Exhibit B hereto between a Subsidiary Borrower and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Subsidiary Loans" shall mean, collectively, the HBC
           ________________
Term Loans, the SBC Term Loans and the Subsidiary Acquisition
Loans including, without limitation, Infinity of Boston
Acquisition Loans and Infinity of California Acquisition Loans.

                         Credit Agreement
                         ________________



          "Subsidiary Loan Notes" shall mean, collectively, the
           _____________________
HBC Term Loan Notes, the SBC Term Loan Notes and each other promissory note of any Subsidiary Borrower in respect of Subsidiary Acquisition Loans made to such Subsidiary Borrower including, without limitation, Infinity of Boston Acquisition Loan Notes and Infinity of California Acquisition Loan Notes.

          "Tax Allocation Agreements" shall mean each Tax
           _________________________
Allocation Agreement substantially in the form of Exhibit I hereto each between the Company and an Unrestricted Subsidiary, as the same shall be modified and supplemented and in effect from time to time.

          "Term Loan Banks" shall mean (a) on the date of this
           _______________
Agreement, the Banks holding Term Loans as specified on Schedule I hereto under the heading "Term Loan Banks" and (b) thereafter, the Banks from time to time holding Term Loans (after giving effect to any assignments thereof pursuant to Section 11.06(a) hereof).

          "Term Loans" shall mean, collectively, Infinity Term
           __________
Loans, HBC Term Loans and SBC Term Loans.

          "Total Debt" shall mean all Indebtedness of the Company
           __________
and its Restricted Subsidiaries, determined on a consolidated basis.

          "Total Debt Ratio" shall mean, as of any date of
           ________________
determination thereof, the ratio of (a) Total Debt outstanding as of such date to (b) Annualized Consolidated Operating Cash Flow
             __
for the period of the four fiscal quarters of the Company ended on, or most recently ended prior to, such date.

          "Total Debt Service" shall mean, as at the last day of
           __________________
any Fiscal Year, the sum (calculated without duplication) of all payments of principal of and interest on Indebtedness of the Company and its Restricted Subsidiaries made or scheduled to be made during such Fiscal Year; provided that, for any Fiscal Year
                              ________
ending on or prior to the Commitment Termination Date, "Total Debt Service" shall include payments of principal of Revolving Credit Loans made during such Fiscal Year pursuant to Section
3.04 hereof only to the extent and in the amount of any reduction of Commitments pursuant to Section 2.03 hereof.

          "Total Interest" shall mean, for any period, all
           ______________
interest, whether paid in cash or accrued as a liability, on all Indebtedness (including imputed interest on Capital Lease

                         Credit Agreement
                         ________________



Obligations) of the Company and its Restricted Subsidiaries, determined on a consolidated basis, during such period, provided
                                                        ________
that there shall be added to "Total Interest" any fees or commissions or net losses amortized during such period under Interest Rate Protection Agreements and any fees or commissions payable in connection with any letters of credit during such period and there shall be subtracted from "Total Interest" any net gains under Interest Rate Protection Agreements during such period and the aggregate amount of interest income in respect of cash and cash equivalents of the Company and its Restricted Subsidiaries realized during such period.

          "Total Interest Coverage Ratio" shall mean, as of any
           _____________________________
date of determination thereof, the ratio of (a) Annualized Consolidated Operating Cash Flow for the period of four fiscal quarters of the Company ended on, or most recently ended prior to, such date to (b) Total Interest for such period.
              __

          "Total Pro Forma Debt Service Coverage Ratio" shall
           ___________________________________________
mean, as of any date of determination thereof, the ratio of
(a) the sum of After Tax ACOCF for the period of four fiscal quarters of the Company ended on, or most recently ended prior to, such date to (b) Pro Forma Debt Service for the period of
              __
four fiscal quarters beginning with the fiscal quarter immediately following the last fiscal quarter used in the determination of After Tax ACOCF.

          "type" shall have the meaning assigned that term in
           ____
Section 1.03 hereof.

          "Unrestricted Subsidiary" shall mean Infinity Network
           _______________________
Inc., UCGI, Inc. and any other Subsidiary of the Company organized or Acquired after the date hereof and so designated by the Board of Directors of the Company as an "Unrestricted Subsidiary" (except that UCGI, Inc. shall be so designated by the Board of Directors of the Company no later than June 30, 1994) provided, in each case, that at the time so organized or Acquired
________
and at all times thereafter:

               (i) none of the issued and outstanding capital stock of such Subsidiary (or any Subsidiary of such Subsidiary) is owned by any Restricted Subsidiary;

              (ii) no proceeds of any Loan hereunder are used to finance or pay any cost or expense related to the organization of, or Acquisition of the assets, Properties or any FCC License of, such Subsidiary (or

                         Credit Agreement
                         ________________



          any Subsidiary of such Subsidiary) except to the extent permitted by Section 8.08(h) hereof;

             (iii) neither the Company nor any Restricted Subsidiary is at the time such Subsidiary (or any Subsidiary of such Subsidiary) is organized or Acquired and at all times thereafter (x) directly or indirectly liable (contingently or otherwise), or provides or is obligated to provide any credit support, for any Indebtedness (including, without limitation, any undertaking, agreement or instrument evidencing such Indebtedness) or other obligation of such Subsidiary (or any Subsidiary of such Subsidiary), (y) obligated to contribute any funds or other Property to such Subsidiary (or any Subsidiary of such Subsidiary) except to the extent permitted by Section 8.08(h) hereof or (z) otherwise directly or indirectly obligated to any other Person on account of the Indebtedness, other obligations or financial condition of such Subsidiary (or any Subsidiary of such Subsidiary) except to the extent of a pledge or security interest in the capital stock owned of such Subsidiary as collateral security for obligations of such Subsidiary (or any Subsidiary of such Subsidiary);

              (iv) no agreements, instruments or other documents governing or evidencing any Indebtedness of such Subsidiary (or any Subsidiary of such Subsidiary) contains a cross-default or cross-acceleration clause or other "event of default" or similar event the occurrence of which (with or without notice or lapse of time or both) causes or would permit the holder(s) thereof to cause such Indebtedness to become due or to be required to be purchased or redeemed by such Subsidiary or any Affiliate prior to its stated maturity or to take enforcement action against such Subsidiary (or any Subsidiary of such Subsidiary) solely by reason of (x) the occurrence of a Default hereunder, (y) the occurrence of any default or other event or condition in respect of any other Indebtedness of the Company or any of its Restricted Subsidiaries (including, without limitation, Subordinated Debt) or
          (z) the occurrence of any event or condition with respect to the Company or any of its Restricted Subsidiaries other than any event or condition of the type described in Section 9(e), (f), (g), (i), (j) or
          (o) hereof with respect to the Company;

                         Credit Agreement
                         ________________



               (v) the Company and such Subsidiary (or another Unrestricted Subsidiary of which such Subsidiary is a Subsidiary), acting on its own behalf and on behalf of its Subsidiaries, have entered into a Tax Allocation Agreement, which Agreement shall be in full force and effect at the time such Subsidiary is organized or Acquired and at all times thereafter;

              (vi) such Subsidiary (and any Subsidiary of such Subsidiary) is an "Unrestricted Subsidiary" under, as defined in and for all purposes of the Subordinated
          Indenture; and

               (vii) the Company has notified the Banks as to the organization or Acquisition of such Subsidiary as required by Section 8.22(a) hereof and the Company is in compliance with its other obligations set forth in
          Section 8.22 hereof.

          "Working Capital Loan Commitment" shall mean, as to
           _______________________________
each Revolving Credit Bank, the obligation of such Bank to make Working Capital Loans in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of a Revolving Credit Bank that is a party to this Agreement as of the date hereof, the amount set forth opposite the name of such Bank on Schedule I hereto under the heading "Working Capital Loan Commitments" and (b) in the case of any other Revolving Credit Bank, the aggregate amount of the Working Capital Loan Commitments of other Revolving Credit Banks acquired by it pursuant to Section 11.06(a) hereof (in the case of each of the foregoing clauses (a) and (b), as the same may be reduced from time to time pursuant to Section 2.03 hereof or increased or reduced from time to time pursuant to said Section 11.06(a)).

          "Working Capital Loan Notes" shall mean the promissory
           __________________________
notes of the Company provided for by Section 2.07(b) hereof and all promissory notes of the Company delivered in substitution therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Working Capital Loans" shall have the meaning assigned
           _____________________
to such term in Section 2.01(b) hereof.

          1.2.  Accounting Terms and Determinations.
                ___________________________________

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all

                         Credit Agreement
                         ________________


financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Banks hereunder shall (unless otherwise disclosed to the Banks as provided in Section 1.02(b) hereof, but subject to
Section 1.02(c) hereof) be prepared, in accordance with GAAP applied on a basis consistent with the accounting principles used in the preparation of the audited financial statements of the Company and its Consolidated Subsidiaries referred to in
Section 7.02 hereof, and all computations made for the purpose of determining compliance with Section 8 hereof, including definitions used therein, and made for the purpose of determining the Applicable Margin and the amount of each prepayment required by Section 3.04 hereof shall utilize accounting principles and policies in effect at the time of the preparation of and in conformity with those used to prepare such audited financial statements.

          (b) The Company shall deliver to the Administrative Agent and the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01(a), 8.01(b), 8.01(c) or 8.01(d) hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements and reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the audited financial statements referred to in
Section 7.02 hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to Section 3.04, Section 8 or any other provision of this Agreement, the parties hereto agree to enter into discussions with a view to amending such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company and its Consolidated Subsidiaries shall be the same after such changes as if such changes had not been made, provided that no change in such accounting principles that would affect the

                         Credit Agreement
                         ________________

method of calculation of any of said financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Banks, to so reflect such change in accounting principles.

          (d) The Company will maintain its accounts and the accounts of its Subsidiaries on the basis of a calendar year and the last days of the first three fiscal quarters in each Fiscal Year of the Company will be March 31, June 30 and September 30 of each year, respectively.

          1.3.  Types and Series of Loans and Commitments.  Loans
                _________________________________________
hereunder are distinguished by "type" and "series" and Commitments hereunder are distinguished by "series". The "type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan. The "series" of a Loan refers to whether such Loan is an Infinity Term Loan, a Working Capital Loan, an Infinity Acquisition Loan, an HBC Term Loan, an SBC Term Loan or a Subsidiary Acquisition Loan and the "series" of a Commitment refers to whether such Commitment is a Working Capital Loan Commitment or an Acquisition Loan Commitment.


          Section 2.  Commitments.
                      ___________

          2.1.  Loans.
                _____

          (a)    Term Loans.
                 __________

          (i)  Conversion of Term Loans.  As of the Effective
               ________________________
     Date, Infinity Term Loans under and as defined in the Existing Credit Agreement outstanding immediately prior to the Effective Date shall constitute "Loans" hereunder (such Loans being herein collectively called "Infinity Term
                                             _____________
     Loans").  As of the Effective Date, HBC Term Loans under and
     _____
     as defined in the Existing Credit Agreement outstanding immediately prior to the Effective Date shall constitute "Loans" under the HBC Term Loan Agreement (such Loans being herein collectively called "HBC Term Loans"). As of the
                                 ______________
     Effective Date, SBC Term Loans under and as defined in the Existing Credit Agreement outstanding immediately prior to the Effective Date shall constitute "Loans" under the SBC Term Loan Agreement (such Loans being herein collectively called "SBC Term Loans").
             ______________

                         Credit Agreement
                         ________________


          (ii)  Certain Provisions Relating to Infinity Term
                ____________________________________________
     Loans.  Subject to the terms and conditions of this
     _____
     Agreement, the Company may (as provided in Section 2.08 hereof) Convert Infinity Term Loans of one type into Infinity Term Loans of the other type or Continue Infinity Term Loans of one type as Infinity Term Loans of the same type.

          (b)  Working Capital Loans.  As of the Effective Date,
               _____________________
Working Capital Loans under and as defined in the Existing Credit Agreement outstanding immediately prior to the Effective Date shall constitute "Loans" hereunder (and, as such, shall constitute a utilization of each Revolving Credit Bank's Working Capital Loan Commitment hereunder). Each Revolving Credit Bank severally agrees, on the terms and conditions of this Agreement, to make additional loans under its Working Capital Commitment to the Company on any Business Day during the period from and including the Effective Date to and including the Commitment Termination Date in an aggregate principal amount up to but not exceeding the unused amount of such Bank's Working Capital Loan Commitment as then in effect. Loans referred to in the first sentence of this Section 2.01(b) and Loans made pursuant to the second sentence of this Section 2.01(b) are herein collectively called "Working Capital Loans". Subject to the terms and
        _____________________
conditions of this Agreement, during such period the Company may borrow, prepay and reborrow the amount of the Working Capital Loan Commitments by means of Base Rate Loans and Eurodollar Loans and may (as provided in Section 2.08 hereof) Convert Working Capital Loans of one type into Working Capital Loans of the other type or Continue Working Capital Loans of one type as Working Capital Loans of the same type.

          (c)  Acquisition Loans.  As of the Effective Date,
               _________________
Acquisition Loans under and as defined in the Existing Credit Agreement outstanding immediately prior to the Effective Date shall constitute "Loans" under the Infinity of Boston Acquisition Loan Agreement and under the Infinity of California Acquisition Loan Agreement (and, as such, shall constitute a utilization of each Revolving Credit Bank's Acquisition Loan Commitment hereunder), such "Loans" to be allocated as between Infinity of Boston and Infinity of California as follows: (I) Acquisition Loans under and as defined in the Existing Credit Agreement in aggregate principal amount equal to $30,000,000 shall constitute "Loans" to Infinity of Boston under the Infinity of Boston Acquisition Loan Agreement and (II) Acquisition Loans under and as defined in the Existing Credit Agreement in aggregate principal amount equal to $85,000,000 shall constitute "Loans" to

                         Credit Agreement
                         ________________


Infinity of California under the Infinity of California Acquisition Loan Agreement. Each Revolving Credit Bank severally agrees, on the terms and conditions of this Agreement, to make additional loans under its Acquisition Loan Commitment to the Company and, subject to the provisions of Section 2.01(d) hereof, the Restricted Subsidiaries on any Business Day during the period from and including the Effective Date to and including the Commitment Termination Date in an aggregate principal amount up to but not exceeding the unused amount of such Bank's Acquisition Loan Commitment as then in effect. Loans referred to in the first sentence of this Section 2.01(c) that were made to the Company and Loans made to the Company pursuant to the second sentence of this Section 2.01(c) are herein collectively called "Infinity Acquisition Loans". Loans made to any Restricted
 __________________________
Subsidiary pursuant to the second sentence of this Section 2.01(c) and Infinity Acquisition Loans assigned by the Company to any Restricted Subsidiary as provided in Section 2.01(d)(ii) hereof are herein collectively called "Subsidiary Acquisition
                                       ______________________
Loans" and, upon the effectiveness of any such assignment of
_____
Infinity Acquisition Loans, the Infinity Acquisition Loans so assigned shall cease to be "Infinity Acquisition Loans" for purposes of this Agreement. Subject to the terms and conditions of this Agreement, during such period (x) the Company (but not any Restricted Subsidiary) may borrow, prepay and reborrow the amount of the Acquisition Loan Commitments by means of Base Rate Loans and Eurodollar Loans and may (as provided in Section 2.08 hereof) Convert Acquisition Loans of one type into Acquisition Loans of the other type or Continue Acquisition Loans of one type as Acquisition Loans of the same type and (y) any Restricted Subsidiary may borrow and, subject to the provisions of the Subsidiary Loan Agreement to which such Restricted Subsidiary is a party, prepay Acquisition Loans made to it on the terms and conditions (including as to type of Loan) set forth herein and in such Subsidiary Loan Agreement.

          (d)  Subsidiary Acquisition Loans.
               ____________________________

               (i)  Satisfaction of Conditions.  No Acquisition
                    __________________________
          Loan to any Subsidiary Borrower shall be made to such Subsidiary Borrower unless, prior to or simultaneously with the making of such Loan, each of the conditions precedent specified in Section 6.02 hereof relating to such Subsidiary Borrower, each of the conditions precedent specified in Section 6.03 hereof relating to the related Acquisition and each of the conditions precedent specified in Section 6.04 hereof shall be satisfied or waived with the consent of such of the

                         Credit Agreement
                         ________________

          Banks as are required for such purpose under this Agreement.

               (ii)  Assignments of Acquisition Loans.  At any
                     ________________________________
          time after the Company borrows any Acquisition Loan hereunder, the Company may assign such Acquisition Loan and the Company's obligations with respect thereto to any Restricted Subsidiary which shall thereupon become a Subsidiary Borrower hereunder and under the Subsidiary Loan Agreement to which it is a party; provided that (x) each of the conditions precedent
          ________
          specified in Section 6.02 hereof relating to such Restricted Subsidiary shall be satisfied or waived with the consent of such of the Banks as are required for such purpose under this Agreement, (y) the Company and such Restricted Subsidiary shall have executed and delivered to the Administrative Agent a duly completed Assignment Agreement with respect to the Acquisition Loan so assigned and (z) such Restricted Subsidiary would have been entitled to borrow such Acquisition Loan directly from the Revolving Credit Banks in accordance with Section 6.03 hereof.

          (e)  Subsidiary Loan Agreements.  The Subsidiary Loans
               __________________________
made to any Subsidiary Borrower shall be governed by a Subsidiary
Loan Agreement between such Subsidiary Borrower and the Administrative Agent.

          2.2.  Borrowings.  The Company shall give the
                __________
Administrative Agent (which shall promptly notify the Term Loan Banks, the Working Capital Loan Banks and/or the Acquisition Loan Banks, as applicable) notice of each borrowing by it hereunder or by any Subsidiary Borrower under the Subsidiary Loan Agreement to which such Subsidiary is a party as provided in Section 4.05 hereof. Not later than 12:00 noon New York time on the date specified for each borrowing hereunder, each such Bank shall make available the amount of the Loan(s) to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company or such Subsidiary Borrower, as the case may be. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement and/or the related Subsidiary Loan Agreement, as the case may be, be made available to the Company or such Subsidiary Borrower, as the case may be, by depositing the same, in immediately available funds, in an account of the Company or such Subsidiary Borrower,

                         Credit Agreement
                         ________________


as the case may be, maintained with Chase at the Principal Office designated by the Company or by wiring the same, in immediately available funds, to any account specified by the Company in the related notice of such borrowing.

          2.3.  Changes of Commitments.
                ______________________

          (a)  Voluntary.  The Company shall have the right to
               _________
terminate or reduce the aggregate amount of the Working Capital Loan Commitments and/or the Acquisition Loan Commitments, as the case may be, at any time or from time to time prior to the Commitment Termination Date; provided that (x) the Company shall
                             ________
give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 or any integral multiple of $1,000,000 in excess thereof (or, if less, the aggregate amount of Working Capital Loan Commitments or Acquisition Loan Commitments, as the case may be, then remaining).

          (b)  Mandatory.
               _________

          (i) The aggregate amount of the Commitments shall be automatically reduced to zero and the Commitments shall terminate at the close of business on the Commitment
     Termination Date.

         (ii) Each series of Commitments shall be automatically reduced by the amount of any prepayment of Loans of the related series made as required by Section 3.04 hereof (other than, with respect to the Working Capital Loan Commitments, paragraph (e) thereof and, with respect to the Acquisition Loan Commitments, paragraph (d) or (f) thereof) or, if any of the events described in said Section 3.04 occurs at any time when no Loans of such series are outstanding or when Loans of such series are outstanding in an amount less than the amount of such series of Commitments as then in effect, which would have been required to be made if Loans had been outstanding in an aggregate principal amount equal to the aggregate amount of the Commitments on the date of such occurrence.

          (c)  Effect of Commitment Reductions.  Commitments once
               _______________________________
terminated or reduced may not be reinstated.

          2.4.  Certain Fees.  The Company shall pay to the
                ____________
Administrative Agent a commitment fee on the daily average unused

                         Credit Agreement
                         ________________



amount of each Commitment (as defined in the Existing Credit Agreement) held by a Revolving Credit Bank (as so defined) for account of such Revolving Credit Bank (as so defined), for the period from and including the day immediately following the day through which accrued commitment fees had been paid under the Existing Credit Agreement to but not including the Effective Date, at a rate per annum equal to 3/8 of 1%. The Company shall pay to the Administrative Agent a commitment fee on the daily average unused amount of each Commitment held by a Revolving Credit Bank for account of such Revolving Credit Bank, for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 3/8 of 1%. Accrued commitment fees shall be payable on each Quarterly Date occurring on or after the Quarterly Date falling on or nearest to June 30, 1994 and on the date the relevant Commitment is terminated or expires.

          2.5.  Lending Offices.  The Loans of each type made by
                _______________
each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such type.

          2.6.  Several Obligations; Remedies Independent.  The
                _________________________________________
failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make any Loan on such date, but neither any Bank nor the Agents shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under its Notes and by each Subsidiary Borrower at any time under the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party and under its Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, any Subsidiary Loan Agreement and the Notes, and it shall not be necessary for any other Bank or the Agents to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.7.  Notes.
                _____

          (a) The Infinity Term Loans held by each Term Loan Bank shall be evidenced by a single promissory note (each, an "Infinity Term Loan Note") of the Company in substantially the
 _______________________
form of Exhibit A-1 hereto, dated the Interest Accrual Date for such Loans, payable to the order of such Bank in a principal amount equal to the amount of such Bank's outstanding Infinity Term Loans as of such date and otherwise duly completed.

                         Credit Agreement
                         ________________



          (b) The Working Capital Loans made by each Revolving Credit Bank shall be evidenced by a single promissory note (each, a "Working Capital Loan Note") of the Company in substantially
   _________________________
the form of Exhibit A-2 hereto, dated the Interest Accrual Date for such Loans (or, if no Working Capital Loans are outstanding on the Effective Date, the Effective Date), payable to the order of such Bank in a principal amount equal to the amount of such Bank's Working Capital Loan Commitment as in effect on the date of such promissory note (or, if no Working Capital Loans are outstanding on the Effective Date, Effective Date) and otherwise duly completed.

          (c) The Infinity Acquisition Loans held by each Revolving Credit Bank shall be evidenced by a single promissory note (each, an "Infinity Acquisition Loan Note") of the Company
                ______________________________
in substantially the form of Exhibit A-3 hereto, dated the Effective Date, payable to the order of such Bank in a principal amount equal to the amount of such Bank's Acquisition Loan Commitment as in effect on the date of such promissory note (or, if no Acquisition Loans are outstanding on the Effective Date, Effective Date) and otherwise duly completed.

          (d) Loans to any Subsidiary Borrower held by any Revolving Credit Bank, and Loans to the Company held by any Revolving Credit Bank that are assigned to, and assumed by, any Subsidiary Borrower as contemplated by Section 2.01(d)(ii) hereof, shall be evidenced by a single promissory note (each, a "Subsidiary Loan Note") of such Subsidiary Borrower in
 ____________________
substantially the form of Exhibit A-4 hereto, dated, in the case of HBC Term Loans, SBC Term Loans, Infinity of Boston Acquisition Loans, Infinity of California Acquisition Loans and additional Loans to the Company held by such Bank that are assigned to, and assumed by, any Subsidiary Borrower, the Interest Accrual Date for such Loans and, in the case of all other Subsidiary Loans, the date such Loans are made to such Subsidiary Borrower payable to the order of such Bank in a principal amount equal to the amount of such Bank's Loans to such Subsidiary Borrower made on such date and otherwise duly completed.

          (e) The date, amount, type, interest rate, and duration of Interest Period (if applicable) of each Loan of any series held by any Bank, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing such Loans of such series held by such Bank, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such
________

                         Credit Agreement
                         ________________

recordation or endorsement shall not affect the obligations of the Company or the relevant Subsidiary Borrower, as the case may be, to make a payment when due of any amount owing under such Note.

          (f) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant
Commitments, Loans and/or Notes pursuant to Section 11.06 hereof.

          2.8.  Conversions or Continuations of Loans.  Subject
                _____________________________________
to Section 4.04 hereof, the Company (on its own behalf and on behalf of any Subsidiary Borrower) shall have the right to Convert Loans of one type and series into Loans of the other type of the same series or Continue Loans of one type and series as Loans of the same type and series, at any time or from time to time, provided that: (a) the Company shall give the
      ________
Administrative Agent notice of each such Conversion or Continuation as provided in Section 4.05 hereof; and
(b) Eurodollar Loans hereunder and Eurodollar Loans under and as defined in each Subsidiary Loan Agreement may be Converted only on the last day of an Interest Period (as defined herein and therein) for such Loans. All borrowings, Conversions and Continuations of Loans hereunder and under the Subsidiary Loan Agreements and all selections of Interest Periods (as so defined) hereunder and under the Subsidiary Loan Agreements shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, at no time will the aggregate number of Eurodollar Tranches exceed seven. As used in this Section 2.08, the term "Eurodollar Tranche" is the collective reference
                __________________
to Eurodollar Loans hereunder and under the Subsidiary Loan Agreements the Interest Periods with respect to which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same date). Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company (on its own behalf and on behalf of any Subsidiary Borrower) to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor into Base Rate Loans) or, if outstanding as Base Rate Loans, Continued as Base Rate Loans.

                         Credit Agreement
                         ________________



          Section 3.  Payments of Principal and Interest.
                      __________________________________

          3.1.  Repayment of Loans.
                __________________

          (a) The Company hereby promises to pay to the Administrative Agent for account of each Term Loan Bank the portion of the principal of the Infinity Term Loans equal to the Designated Principal Amount (as defined below) of Infinity Term Loans made to the Company and held by such Bank that is outstanding on the Effective Date in thirty installments payable on the Principal Payment Dates as follows:

 Principal Payment Date               Percentage of Designated
Falling on or Nearest To:               Principal Amount (%)
_________________________               ____________________

June 30, 1994                                4.250%
September 30, 1994                           4.250%
December 31, 1994                            4.250%
March 31, 1995                               4.250%
June 30, 1995                                4.250%
September 30, 1995                           4.250%
December 31, 1995                            4.250%
March 31, 1996                               1.875%
June 30, 1996                                1.875%
September 30, 1996                           1.875%
December 31, 1996                            1.875%
March 31, 1997                               1.500%
June 30, 1997                                1.500%
September 30, 1997                           1.500%
December 31, 1997                            1.500%
March 31, 1998                               1.500%
June 30, 1998                                1.500%
September 30, 1998                           1.500%
December 31, 1998                            1.500%
March 31, 1999                               2.500%
June 30, 1999                                2.500%
September 30, 1999                           2.500%
December 31, 1999                            2.500%
March 31, 2000                               3.125%
June 30, 2000                                3.125%
September 30, 2000                           3.125%
December 31, 2000                            3.125%
March 31, 2001                               4.667%
June 30, 2001                                4.667%
September 30, 2001                           4.667%

                         Credit Agreement
                         ________________



For purposes of this Section 3.01(a), "Designated Principal
                                       ____________________
Amount" with respect to Infinity Term Loans shall mean
______
$25,000,000.

          (b) The Company hereby promises to pay to the Administrative Agent for account of each Working Capital Loan Bank and Acquisition Loan Bank the aggregate principal amount of the Working Capital Loans and Infinity Acquisition Loans, respectively, outstanding on the Commitment Termination Date and held by such Bank in twenty-four consecutive installments payable on the Principal Payment Dates as follows (each such installment to be in an amount equal to the product of (i) the aggregate outstanding principal amount of the Working Capital Loans or the Infinity Acquisition Loans, as the case may be, on the Commitment Termination Date times (ii) the percentage set forth below
                 _____
opposite each such Principal Payment Date):

 Principal Payment Date                    Percentage of
Falling on or Nearest To:               Principal Amount (%)
_________________________               ____________________

December 31, 1995                            4.1700%
March 31, 1996                               4.1675%
June 30, 1996                                4.1675%
September 30, 1996                           4.1675%
December 31, 1996                            4.1675%
March 31, 1997                               4.1675%
June 30, 1997                                4.1675%
September 30, 1997                           4.1675%
December 31, 1997                            4.1675%
March 31, 1998                               4.1675%
June 30, 1998                                4.1675%
September 30, 1998                           4.1675%
December 31, 1998                            4.1675%
March 31, 1999                               4.1675%
June 30, 1999                                4.1675%
September 30, 1999                           4.1675%
December 31, 1999                            4.1675%
March 31, 2000                               4.1675%
June 30, 2000                                4.1675%
September 30, 2000                           4.1675%
December 31, 2000                            4.1675%
March 31, 2001                               4.1600%
June 30, 2001                                4.1600%
September 30, 2001                           4.1600%

                         Credit Agreement
                         ________________


          3.2.  Interest.
                ________

          (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan of such Bank hereunder for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, at the following rates per annum:

               (i)  during any period while such Loan is a Base
     Rate Loan, the Base Rate (as in effect from time to time)
     plus the Applicable Margin; and
     ____

              (ii)  during any period while such Loan is a
     Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
     ____

          (b) Notwithstanding the foregoing, to the maximum extent permitted by the law of the State of New York, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of or interest on any of the Loans hereunder held by such Bank and on any other amount payable by the Company hereunder or under its Notes held by such Bank to or for account of such Bank (i) which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full and (ii) during the continuance of an Event of Default specified in Section 9(j) hereof for the period from and including the date of the occurrence of such Event of Default to but excluding the date such Event of Default is cured or waived (with the consent of such of the Banks as are required for such purpose under this Agreement).

          (c) Accrued interest on each Loan hereunder shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of the other type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any

                         Credit Agreement
                         ________________


interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

          (d) Anything in this Agreement to the contrary notwithstanding, with respect to each of the Loans made to the Company under the Existing Credit Agreement prior to the Effective Date and outstanding on the Effective Date as Eurodollar Loans: (i) the Interest Period in effect for such Loan under the Existing Credit Agreement on the Effective Date shall be the initial Interest Period for such Loan hereunder;
(ii) the first day of such Interest Period for all purposes hereunder shall be the first day of such Interest Period under the Existing Credit Agreement; and (iii) the rate of interest applicable to such Loan for such Interest Period shall be the Eurodollar Rate (under and as defined in the Existing Credit Agreement) for such Loan for such Interest Period plus, during
                                                  ____
the portion of such Interest Period ending on the Effective Date, the Applicable Margin for such Loan provided for in Section 1.01 of the Existing Credit Agreement and, during that portion of such Interest Period commencing on the Effective Date, the Applicable Margin for such Loan provided for in Section 1.01 of this Agreement.

          3.3.  Optional Prepayments.  Subject to Section 4.04
                ____________________
hereof, the Company shall have the right to prepay Loans hereunder and to cause any Subsidiary Borrower to prepay Loans under the Subsidiary Loan Agreement to which it is a party at any time or from time to time, provided that: (a) the Company shall
                           ________
give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder or under the related Subsidiary Loan Agreement, as the case may be, unless such notice of prepayment shall be revoked as provided in said Section 4.05);
(b) prior to the Commitment Termination Date, each partial prepayment shall, at the option of the Company, be applied to the prepayment of Working Capital Loans and/or Acquisition Loans or, to the extent not so applied, shall be applied to the prepayment of the Infinity Term Loans (the amount of the Infinity Term Loans so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity), and then, after all Infinity Term Loans have been paid in full, to the prepayment of Subsidiary Loans that are Term Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series (the amount of the Loans of each such series so prepaid to be applied to the remaining installments of such Loans in the

                         Credit Agreement
                         ________________


inverse order of maturity), and then, after all Term Loans have been paid in full, to Working Capital Loans or Acquisition Loans as the Company shall specify in the related notice of prepayment; and (c) from and after the Commitment Termination Date, each partial prepayment shall be applied to the prepayment of Infinity Term Loans, Working Capital Loans and Infinity Acquisition Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series (the amount of the Loans of each such series so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity), and then, after all Infinity Term Loans, Working Capital Loans and Infinity Acquisition Loans have been paid in full, to the prepayment of Subsidiary Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series (the amount of the Loans of each such series so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity); provided that (i) nothing in this
                            ________
Section 3.03 shall relieve the Company from its obligations under
Section 5 hereof and (ii) if the Company so elects by notice to the Administrative Agent, all or that part (as specified by the Company in such notice) of any amount required by clause (b) or
(c) above to be applied to the installments of Loans of any series in the inverse order of maturity shall instead be applied to the installments of the Loans of such series in the direct order of their maturity except that no such installment scheduled to be paid after the date which is 270 days after the date of such prepayment may be prepaid pursuant to this proviso.

          3.4.  Mandatory Prepayments.  The Company agrees to
                _____________________
prepay or cause to be prepaid the Loans as follows:

          (a)  Dispositions.  Upon the receipt by the Company or
               ____________
any Restricted Subsidiary of the proceeds of any Disposition, the principal of the Loans shall be prepaid (as specified in paragraph (g) below) in an amount equal to 100% of the net proceeds of such Disposition. For purposes of this
Section 3.04(a), "net proceeds" shall mean all cash amounts received in respect of any such Disposition (including any cash amounts received by way of deferred payment pursuant to a note receivable or otherwise but only as and when received), net of
(i) expenses incurred in connection with such Disposition and taxes paid (or reasonably estimated to be payable) in connection therewith and (ii) contractually required repayments of Indebtedness payable to Persons other than the Banks hereunder to the extent secured by a Lien on the relevant Properties Disposed of.

                         Credit Agreement
                         ________________

          (b)  Casualty Events.  In the event of the receipt by
               _______________
the Company or any Restricted Subsidiary of the proceeds of any property or casualty insurance (excluding, however, any business interruption insurance), except to the extent such proceeds are to be applied reasonably promptly towards the repair, reconstruction or replacement of the property the damage to or loss of which gave rise to the payment thereof, the principal of the Loans shall be prepaid (as specified in paragraph (g) below) in an amount equal to such proceeds, provided that (i) for
                                     ________
purposes of determining the amount of such proceeds to be so applied, such proceeds shall be net of taxes paid (or reasonably estimated to be payable) in connection therewith and of contractually required repayments of Indebtedness payable to Persons other than the Banks hereunder to the extent secured by a Lien on such property and (ii) subject to clause (i) above, if at the time such proceeds are received by the Company or any of its Subsidiaries a default in payment of the Loans shall have occurred and be continuing, such proceeds shall be applied to the prepayment of such Loans in the manner required by this
Section 3.04(b) and shall not be used for the repair, reconstruction or replacement of such property.

          (c)  Excess Cash Flow.  Upon the date of the delivery
               ________________
of the financial statements of the Company pursuant to
Section 8.01(d) hereof, but in no event later than May 31 in each Fiscal Year commencing May 31, 1995, the principal of Loans shall be prepaid (as specified in paragraph (g) below) in an aggregate amount equal to 50% of Excess Cash Flow for the immediately preceding Fiscal Year.

          (d)  Indemnification Events.  In the event of receipt
               ______________________
by the Company or any Subsidiary of any Indemnification Payments, except to the extent such Indemnification Payments are made to compensate the Company or such Subsidiary for actual out-of-pocket costs arising from the related Indemnification Event, the principal of the Loans shall be prepaid (as specified in paragraph (g) below) in an amount equal to the amount of such Indemnification Payments, provided that (i) for purposes of
                          ________
determining the amount of such Indemnification Payments to be so applied, such amount shall be net of taxes paid (or reasonably estimated to be payable) in connection therewith and (ii) subject to clause (i) above, if at the time such Indemnification Payments are received by the Company or any of its Subsidiaries a default in payment of any Loans shall have occurred and be continuing, such Indemnification Payments shall be applied to the prepayment of such Loans in the manner required by this Section 3.04(d) and shall not be used to compensate the Company or such Subsidiary

                         Credit Agreement
                         ________________


for actual out-of-pocket costs arising from the related
Indemnification Event.

          (e)  Reductions of Working Capital Loan Commitments.
               ______________________________________________
Upon each reduction in the aggregate amount of the Working Capital Loan Commitments pursuant to Section 2.03 hereof to an aggregate amount less than the then aggregate outstanding principal amount of the Working Capital Loans, Working Capital Loans shall be prepaid in an amount required so that, after giving effect thereto, the aggregate outstanding principal amount of Working Capital Loans is less than or equal to the amount of the Working Capital Loan Commitments as so reduced.

          (f)  Reductions of Acquisition Loan Commitments.  Upon
               __________________________________________
each reduction in the aggregate amount of the Acquisition Loan Commitments pursuant to Section 2.03 hereof to an aggregate amount less than the then aggregate outstanding principal amount of the Acquisition Loans, Acquisition Loans shall be prepaid in an amount required so that, after giving effect thereto, the aggregate outstanding principal amount of Acquisition Loans is less than or equal to the amount of Acquisition Loan Commitments as so reduced.

          (g)  Application and Timing of Payments.
               __________________________________

          (i) Prior to the Commitment Termination Date, (w) each prepayment under this Section 3.04 (other than paragraphs
     (d), (e) and (f) of this Section 3.04) shall be applied, first, to the prepayment of Infinity Term Loans (the amount of Infinity Term Loans so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity), and then, after all Infinity Term Loans have been paid in full, to the prepayment of HBC Term Loans and SBC Term Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series (the amount of the Loans of each such series so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity), and then, after all Term Loans have been paid in full, to the prepayment of Working Capital Loans, and then, after all Working Capital Loans have been paid in full, to the prepayment of Infinity Acquisition Loans, and then, after all Infinity Acquisition Loans have been paid in full, to the prepayment of Subsidiary Acquisition Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series, (x) each prepayment under Section 3.04(d) hereof shall be applied, first to the prepayment of Infinity Acquisition

                         Credit Agreement
                         ________________


     Loans, and then, after all Infinity Acquisition Loans have been paid in full, to the prepayment of Subsidiary Acquisition Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series, and then after all Acquisition Loans have been paid in full, to the prepayment of all other Loans as specified in clause (w) above, (y) each prepayment under Section 3.04(e) hereof shall be applied to the prepayment of Working Capital Loans and (z) each prepayment under Section 3.04(f) hereof shall be applied, first, to the prepayment of Infinity Acquisition Loans, and then after all Infinity Acquisition Loans have been paid in full, to the prepayment of Subsidiary Acquisition Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series.

         (ii) From and after the Commitment Termination Date, each prepayment under this Section 3.04 shall be applied, first, to the prepayment of Infinity Term Loans, Working Capital Loans and Infinity Acquisition Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series, and then, after all Infinity Term Loans, Working Capital Loans and Infinity Acquisition Loans have been paid in full, to the prepayment of Subsidiary Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such series (in each case, the amount of the Loans of each such series so prepaid to be applied to the remaining installments of such Loans in the inverse order of maturity). The Company shall give notice to the Administrative Agent of each prepayment pursuant to this Section 3.04 hereof in the same manner and at the same time required for any optional prepayment pursuant to Section 3.03 hereof. Notwithstanding anything in this Section 3.04 to the contrary, no prepayment of Loans pursuant to either paragraph (a) or (b) above shall be required to be made until the last Quarterly Date of the then current Fiscal Year of the Company or, if earlier, the date on which the aggregate of the amounts to be applied to such prepayment in such Fiscal Year as provided in said paragraphs (a) and (b) equals or exceeds $250,000, after which date all such amounts received during such Fiscal Year shall be applied to such prepayment as therein provided.

                         Credit Agreement
                         ________________


          Section 4.  Payments; Pro Rata Treatment; Computations;
                      ___________________________________________
Etc.
____

          4.1.  Payments.
                ________

          (a) Except to the extent otherwise provided herein or therein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the other Basic Documents, shall be made in Dollars, in immediately available funds, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Administrative Agent or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with it (with notice to the Company).

          (c) The Company shall, at the time it makes or causes to be made any payment under this Agreement, any Subsidiary Loan Agreement or any Note, as the case may be, notify the Administrative Agent (which shall so notify the intended recipient(s) thereof) of the Loans or other amounts payable by the Company hereunder or by any Subsidiary Borrower under a Subsidiary Loan Agreement or the Notes of such Subsidiary Borrower, as the case may be, to which such payment is to be applied in which case such payment shall be so applied, subject to Sections 3.03, 3.04 and 4.02 hereof (and in the event that it fails to so specify, the Administrative Agent may distribute the amount of such payment to the Banks in such manner as the Majority Banks may determine to be appropriate, subject to said Sections 3.03, 3.04 and 4.02).

          (d) Each payment received by the Administrative Agent under this Agreement or any Subsidiary Loan Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) All payments by the Company hereunder or by any Subsidiary Borrower under the Subsidiary Loan Agreement to which

                         Credit Agreement
                         ________________


such Subsidiary Borrower is a party shall be made without deduction, set-off or counterclaim.

          (f) If the due date of any payment under this Agreement, any Subsidiary Loan Agreement or any Note would otherwise fall on a day which is not a Business Day such payment shall be made on the immediately preceding Business Day and interest on any principal so paid shall be payable to, but excluding, the date such payment is made.

          4.2.  Pro Rata Treatment.  Except to the extent
                __________________
otherwise provided herein:

          (a) except as provided in paragraph (g) below, each borrowing (including, without limitation, by any Subsidiary Borrower) under each series of Commitments shall be made from the Banks holding such series of Commitments, each payment of commitment fees and facility fees in respect of each series of Commitments shall be made for account of the Banks holding such series of Commitments, and each termination or reduction of the amount of each series of Commitments shall be applied to such series, pro rata according to the respective unused amounts of the Commitments of such series;

          (b) the Conversion and Continuation of Loans hereunder or under any Subsidiary Loan Agreement of a particular type and series (other than Conversions provided for by Section
     5.04 hereof or by Section 5.04 of any Subsidiary Loan Agreement) shall be made pro rata among the Banks holding Loans of such type and series according to the respective amounts of their Loans of such series, and Eurodollar Loans of a particular type and series having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Loans of such type and series;

          (c) except as provided in paragraph (g) below, each payment or prepayment of principal of Loans hereunder or under any Subsidiary Loan Agreement of a particular type and series shall be made to the Administrative Agent for account of the Banks holding Loans of such type and series pro rata in accordance with the respective unpaid principal amounts of the Loans of such type and series held by such Banks;

          (d) each payment of interest on Loans hereunder or under any Subsidiary Loan Agreement of a particular type and

                         Credit Agreement
                         ________________


     series shall be made to the Administrative Agent for account of the Banks holding Loans of such type and series pro rata in accordance with the amounts of interest on Loans of such type and series then due and payable to such Banks;

          (e) the conversion of a portion of the Acquisition Loans under and as defined in the Existing Credit Agreement to Acquisition Loans outstanding to Infinity of Boston and Infinity of California on the Effective Date as provided in
     Section 2.01(c) hereof shall be made in a manner such that after giving effect to such conversion each Revolving Credit Bank holds Acquisition Loans of the Company, Infinity of Boston and Infinity of California pro rata (as to principal amounts and Interest Periods, if any) in accordance with the amounts of their respective Loans of such type immediately prior to the Effective Date;

          (f) each assignment of Acquisition Loans by the Company to any Restricted Subsidiary as contemplated by
     Section 2.01(d)(ii) hereof, shall be made in a manner such that after giving effect to such assignment each Revolving Credit Bank holds Acquisition Loans of the Company and such Restricted Subsidiary pro rata (as to principal amounts and Interest Periods, if any) in accordance with the amounts of their respective Loans of such type; and

          (g) from and after the Effective Date and until such time as the Acquisition Loans held by the Revolving Credit Banks are held by the Revolving Credit Banks pro rata according to the respective amounts of their Acquisition Loan Commitments, each borrowing (including, without limitation, by any Subsidiary Borrower) under the Acquisition Loan Commitments shall be made from the Revolving Credit Banks, and each payment or prepayment of principal of Acquisition Loans shall be made to the Revolving Credit Banks, in a manner such that after giving effect thereto the Acquisition Loans are held by the Revolving Credit Banks ratably (as to principal amounts and Interest Periods, if any) in accordance with the amounts of their respective Acquisition Loan Commitments or as nearly thereto as possible (provided, that, without in any way
                          ________
     limiting the foregoing provisions of this paragraph (g), all, but not less than all, the Revolving Credit Banks may, but shall not be obligated to, agree to and thereafter effect appropriate adjustments among themselves (by assignment in accordance with Section 11.06(a) hereof) for the purpose of allocating outstanding Acquisition Loans

                         Credit Agreement
                         ________________


     among the Revolving Credit Banks pro rata in accordance with the amounts of their respective Acquisition Loan Commitments as of the date of such adjustment).

          4.3.  Computations.  Interest on Eurodollar Loans
                ____________
hereunder shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable and interest on Base Rate Loans hereunder and commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or commitment fee is payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans hereunder shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.4.  Minimum Amounts.  Except for mandatory
                _______________
prepayments made pursuant to Section 3.04 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof or Section
5.04 of any Subsidiary Loan Agreement, each borrowing, Conversion and prepayment of principal of Base Rate Loans shall be in an amount at least equal to $1,000,000 and in multiples of $1,000,000 in excess thereof and each borrowing, Conversion and prepayment of Eurodollar Loans shall be in an amount at least equal to $5,000,000 and in multiples of $1,000,000 in excess thereof (borrowings of Loans of different types or series, Conversions of or into Loans of different types or, in the case of Eurodollar Loans having different Interest Periods, prepayments of Loans of different types or series or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each type or series or Interest Period).

          4.5.  Certain Notices.  Notices by the Company to the
                _______________
Administrative Agent of terminations or reductions of the Commitments, of borrowings, assignments to Subsidiary Borrowers, Conversions, Continuations and optional and mandatory prepayments of Loans, of series of Loans, of types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below (provided that,
                                             ________

                         Credit Agreement
                         ________________


without in any way limiting the Company's obligations under
Section 5 hereof, at any time prior to the prepayment date specified in any notice of prepayment given as permitted by
Section 3.03(a) hereof the Company may revoke any such notice of prepayment, such notice of revocation to be effective upon dispatch subject, however, to telephonic confirmation of the receipt thereof by the Administrative Agent prior to such prepayment date):

                                             Number of
                                              Business
          Notice                             Days Prior
          ______                             __________

     Termination or reduction
     of Commitments                               1

     Borrowing by the Company or
     prepayment of, or Conversions
     into, Base Rate Loans by the
     Company or any Subsidiary
     Borrower                                     1

     Borrowing by the Company or
     prepayment of, Conversions
     into, Continuations as, or
     duration of Interest Period
     for, Eurodollar Loans by the
     Company or any Subsidiary Borrower           3

     Borrowing by or assignment to
     (subject to satisfaction of the
     conditions precedent specified
     in Section 6.02 hereof on or prior
     to the date of such borrowing) any
     Subsidiary Borrower of Base Rate
     Loans or Eurodollar Loans                    5

Each such notice of termination or reduction shall specify the amount and the series of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional or mandatory prepayment shall specify the series of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of assignments to Subsidiary Borrowers shall specify the Restricted Subsidiary to

                         Credit Agreement
                         ________________


which Infinity Acquisition Loans are to be assigned, the principal amount of Infinity Acquisition Loans to be assigned and the date of the effectiveness of such assignment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the relevant Banks of the contents of each such notice. In the event that the Company fails to select the type of any Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.6.  Non-Receipt of Funds by the Administrative Agent.
                ________________________________________________
Unless the Administrative Agent shall have been notified by a Bank or the Company, on its own behalf or on behalf of any Subsidiary Borrower (the "Payor"), prior to the date on which the
                          _____
Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder or under any Subsidiary Loan Agreement (such payment being herein called the "Required Payment"), which notice shall be effective upon
     ________________
receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at, if such recipient is a Bank, a rate per annum equal to the Federal Funds Rate for such day or, if such recipient is the Company, at a rate per annum equal to the Base Rate then in effect plus the Applicable Margin for Base Rate Loans if such Required Payment related to the making of a Base Rate Loan and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

                         Credit Agreement
                         ________________


          Section 5.  Yield Protection, Etc.
                      ______________________

          5.1.  Additional Costs.
                ________________

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans, or any reduction in any amount receivable by such Bank in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
 ________________

               (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes or any other Basic Document in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank is incorporated or has its principal office or such Applicable Lending Office); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof), or any commitment of such Bank (including the Commitments of such Bank hereunder); or

             (iii) imposes any other condition affecting this Agreement or its Notes or any other Basic Document (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

                         Credit Agreement
                         ________________



          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR
Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals
                          ____________

                         Credit Agreement
                         ________________


for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (c) of this
Section 5.01 as promptly as practicable after it obtains actual knowledge thereof and determines to request such compensation and will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America, provided that no
                                                ________
Bank shall be entitled to compensation under this Section 5.01 for any costs incurred more than six months prior to the date the respective Bank requests the Company for such compensation. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or
(b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this
Section 5.01, shall be conclusive, provided that such
                                   ________
determinations and allocations are made on a reasonable basis. Notwithstanding anything in this Section 5.01 to the contrary, no Bank shall be entitled to compensation (i) if any increase in costs results from any Bank failing to comply with any of the requirements set forth in Section 5.06(a) or (ii) for any costs to a Bank that are already taken into account in the determination of the applicable interest rate.

          5.2.  Limitation on Eurodollar Loans.  Anything herein
                ______________________________
to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Eurodollar
Loans for any Interest Period:

                         Credit Agreement
                         ________________


          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for such Eurodollar Loans; or

          (b) if such Loans are Term Loans and/or Revolving Credit Loans, the Majority Term Loan Banks and/or Majority Revolving Credit Banks, respectively, determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each of the Banks which are to make or which hold such Loans prompt notice thereof, and so long as such condition remains in effect, such Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans, Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

          5.3.  Illegality.  Notwithstanding any other provision
                __________
of this Agreement or any other Basic Document, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.4.  Treatment of Affected Loans.  If the obligation
                ___________________________
of any Bank to make Eurodollar Loans or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such

                         Credit Agreement
                         ________________


Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans of any series have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans of such series shall be applied instead to its Base Rate Loans of such series; and

          (b) all Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans and all Base Rate Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in
Section 5.01 or 5.03 hereof which gave rise to the Conversion of such Bank's Eurodollar Loans of any series pursuant to this
Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of such series held by other Banks are outstanding, such Bank's Base Rate Loans of such series shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans of such series held by such Banks and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Loans of such series.

          5.5.  Compensation.  The Company shall pay to the
                ____________
Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

          (a) any payment, prepayment or Conversion of a Eurodollar Loan held by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan or any failure by the

                         Credit Agreement
                         ________________

     Company or any Subsidiary Borrower for any reason (including, without limitation, by reason of a revocation of a notice of prepayment given as permitted by Section 3.03(a) hereof) to prepay a Eurodollar Loan on the date specified for such prepayment in the relevant notice of prepayment given pursuant to said Section 3.03(a); or

          (b) any failure by the Company or any Subsidiary Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to
     Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank). Each Bank will furnish a certificate to the Company setting forth the basis and amount of each request by such Bank for compensation under this Section 5.05, such certificate to be conclusive as to the amount of compensation to which such Bank is entitled provided the determination of such amount is made on a reasonable basis.

          5.6.  U.S. Taxes.
                __________

          (a) Prior to the Effective Date, and from time to time thereafter if requested by the Company or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Bank organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the

                         Credit Agreement
                         ________________


Administrative Agent and the Company with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Bank's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to its beneficial interest in payments to be made to such Bank hereunder, under any of the Subsidiary Loan Agreements and under any of the Notes. If such Bank has transferred a beneficial interest in any part of any of the Notes payable to it, it will forward to the Company or the Administrative Agent any such statements or forms executed by the Person to which it has transferred such beneficial interest.

          (b) The Company and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder, under any of the Subsidiary Loan Agreements or under any of the Notes, if and to the extent that the Company or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Company or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Bank as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Company or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder or under any of the Subsidiary Loan Agreements or under any of the Notes, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Banks from whom the taxes were deducted or withheld; and (iii) shall forward to such Banks any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Company and the Administrative Agent shall have received forms or other documents satisfactory to them indicating that payments hereunder, under any of the Subsidiary Loan Agreements or under any of the Notes or not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent may withhold taxes from such payments at the

                         Credit Agreement
                         ________________


applicable statutory rate in the case of payment to or for any Bank organized under the laws of a jurisdiction outside the United States.

          (c) Each Bank organized under the laws of the United States or any state thereof agrees (i) that as between it and the Company or the Administrative Agent, it shall be the Person to deduct and withheld taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Bank may remit to any other Person(s) by reason of any undisclosed sale of a participation in this Agreement to such other Person(s) pursuant to Section 11.06; and (ii) to indemnify the Company and the Administrative Agent and any officers, directors, agents or employees of the Company or the Administrative Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants fees and disbursements arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c).

          (d) Each assignee of a Bank's interest in this Agreement or any Subsidiary Loan Agreement in conformity with
Section 11.06 shall be bound by this Section 5.06, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 5.06. Unless the Company shall have consented in writing to such assignment, no assignee of a Bank's interest in this Agreement or any Subsidiary Loan Agreement shall have the right to any payment under this Section 5.06 in excess of the amount that would have been payable to the assignor Bank.

          (e) Notwithstanding the foregoing, in the event that any withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date (as hereinafter defined) in respect of any sum payable hereunder, under any Subsidiary Loan Agreement or under any Note to any Bank (or any participant in a Loan held by a Bank) or the Administrative Agent
(i) the sum payable by the Company shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 5.06) such Bank (or any participant in a Loan held by a
Bank) or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions

                         Credit Agreement
                         ________________


and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. For purposes of this Section 5.06, the term "Initial Date" shall mean (i) in the case of the Administrative
 ____________
Agent, the date hereof, (ii) in the case of each Bank as of the date hereof, the date hereof and (iii) in the case of any other Bank, the date it becomes a Bank hereunder pursuant to Section
11.06. No amount payable hereunder to a holder of a participation in a Loan shall be greater in amount than the amount that would have been paid to the holder of the Loan had it retained the Loan and not sold the participation thereon.

          (f) If as a result of withholding taxes becoming payable in connection with any amount payable to or with respect to a Bank (i) the sum payable by the Company is increased pursuant to clause (i) of Section 5.06(e) hereof and (ii) such Bank utilizes a credit against any tax liability arising hereunder for which it is liable (other than the income tax liability directly satisfied by such withholding), then such Bank shall promptly pay to the Company an amount equal to such amount as the Bank estimates in a good faith exercise of its judgment represents the credit so utilized (not to exceed the corresponding sum payable by the Company pursuant to
Section 5.06(e) hereof), provided that a Bank shall not be
                         ________
obligated to make any payment hereunder to the extent such payment would result in such Bank's being in a worse after-tax economic position than if amounts paid to such Bank had not been subject to withholding taxes. In the event the credit is later disallowed, deferred or recaptured for any reason, the Company will pay the Bank such amount as will equal the amount of the credit so disallowed, deferred or recaptured, provided that the
                                              ________
Company shall not be obligated to pay any amount hereunder to a Bank with respect to any credit that is later disallowed or recaptured in excess of the amount paid hereunder to the Company by such Bank in respect of such credit. In any such case, the applicable Bank shall provide to the Company a statement in reasonable detail setting forth the determination of such credit utilized by such Bank.

          5.7.  Replacement or Prepayment of Certain Banks.  The
                __________________________________________
Company may, with respect to any Bank that requests compensation pursuant to Section 5.01 hereof, upon not less than three Business Days prior notice to such Bank (with a copy to the Administrative Agent) specifying the date for the consummation of the assignment contemplated by said clause (i) or the termination and/or payment(s) contemplated below require that such Bank assign (in which case such Bank shall assign) as provided in

                         Credit Agreement
                         ________________


Section 11.06(a) hereof all (but not less than all) of its Loans and Commitments (if any) to one or more other financial institutions (which may be "Banks" hereunder) specified by the Company in such notice willing to accept such assignment for an amount equal to the sum of the outstanding aggregate principal amount of such Bank's Loans and unpaid interest thereon (and unpaid commitment fees owing to such Bank pursuant to Section
2.04 hereof) accrued to the date of the consummation of such assignment (such assignment to be pursuant to documentation reasonably acceptable to such Bank), provided that the Company
                                     ________
shall pay to such Bank upon the consummation of such assignment
(x) such amounts (if any) as are then owing to such Bank under
Section 5 hereof (and, including without limitation, the amounts payable under Section 5.05 hereof, if any, that the Company would be required to pay such Bank if the Loans assigned by it were being prepaid by the Company on the date of such consummation) and (y) all other amounts then owing by the Company to or for the account of such Bank hereunder (other than such principal of its Loans and such interest and commitment fees). If any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference Bank, as the case may be) shall be replaced pursuant to this Section 5.07, such Reference Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall only be two Reference Banks remaining, then the Administrative Agent (with the consent of the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank, so that there shall at all times be three Reference Banks.


          Section 6.  Conditions Precedent.
                      ____________________

          6.1.  Effective Date and Conversion of Existing Loans.
                _______________________________________________
The effectiveness of this Agreement, the conversion (pursuant to Sections 2.01(a), 2.01(b) and 2.01(c) hereof) of Existing Loans to Loans hereunder, under the HBC Term Loan Agreement, the SBC Term Loan Agreement, the Infinity of Boston Acquisition Loan Agreement and the Infinity of California Acquisition Loan Agreement and the obligation of any Revolving Credit Bank to make its initial Revolving Credit Loan on and after the Effective Date are subject to (i) the condition precedent that the Effective Date shall occur on or before June 30, 1994 and (ii) the receipt by the Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent (and, with respect to the documents identified in paragraph (h) below, the Collateral Agent) in form and substance:

                         Credit Agreement
                         ________________


          (a)  Corporate Documents.  Certified copies of the
               ___________________
     charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for such Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of each of the Basic Documents to which such Obligor is a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Loans hereunder and under the Subsidiary Loan Agreements (and each of the Agents and each Bank may conclusively rely on such certifi-cate until it receives notice in writing from such Obligor to the contrary).

          (b)  Officer's Certificate.  A certificate of a Senior
               _____________________
     Officer of the Company dated the Effective Date to the effect set forth in Section 6.04(a) hereof.

          (c)  Opinion of Counsel to the Obligors and FCC Counsel
               __________________________________________________
     to the Obligors.  An opinion of Debevoise & Plimpton,
     _______________
     counsel to the Obligors, dated the Effective Date, substantially in the form of Exhibit E-1 hereto and an opinion of Leventhal, Senter & Lerman, FCC counsel to the Obligors, dated the Effective Date, substantially in the form of Exhibit E-2 hereto (and the Company hereby instructs each such counsel to deliver its respective opinion to the Banks and the Agents).

          (d)  Opinion of Counsel to Chase.  An opinion of
               ___________________________
     Milbank, Tweed, Hadley & McCloy, special New York counsel to
     Chase, dated the Effective Date, substantially in the form of Exhibit F hereto.

          (e)  Notes.  The Infinity Term Loan Notes, the Working
               _____
     Capital Loan Notes, the Infinity Acquisition Loan Notes, the HBC Term Loan Notes, the SBC Term Loan Notes, the Infinity of Boston Acquisition Loan Notes and the Infinity of California Acquisition Loan Notes, duly completed, executed and delivered. Each of the Banks agrees that it will return to the Company the Infinity Term Loan Notes, the Working Capital Loan Notes, the Acquisition Loan Notes, the HBC Term Loan Notes and the SBC Term Loan Notes (in each case, as defined in the Existing Credit Agreement) issued to it under the Existing Credit Agreement on or as promptly as practical after the Effective Date.

                         Credit Agreement
                         ________________

          (f)  Certain Subsidiary Loan Agreements.  The HBC Term
               __________________________________
     Loan Agreement, the SBC Term Loan Agreement, the Infinity of Boston Acquisition Loan Agreement and the Infinity of California Acquisition Loan Agreement, each duly completed, executed and delivered by the Subsidiary Borrower party thereto and the Administrative Agent. In addition, the Administrative Agent shall have received evidence satis-factory to it that each of the conditions precedent specified in Section 6 of each of the HBC Term Loan Agreement, the SBC Term Loan Agreement, the Infinity of Boston Acquisition Loan Agreement and the Infinity of California Acquisition Loan Agreement has been satisfied or waived with the consent of such of the Banks as are required for such purpose under this Agreement.

          (g)  Guarantee Agreement.  The Guarantee Agreement,
               ___________________
     duly completed, executed and delivered by each Obligor and the Administrative Agent.

          (h)  Security Agreement.  The Security Agreement, duly
               __________________
     completed, executed and delivered by each Obligor and the Collateral Agent and the certificates identified under the name of such Obligor in Schedule I thereto, in each case accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including delivering to the Collateral Agent, with copies to the Administrative Agent for filing, appropriately completed and duly executed Uniform Commercial Code financing statements) as the Administrative Agent or Collateral Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement. In addition, at least ten Business Days prior to the Effective Date, each Obligor shall have delivered to the Administrative Agent and the Collateral Agent the results of a Uniform Commercial Code search request (completed no earlier than February 1, 1994) in each jurisdiction in which such Obligor holds any Property that is to be pledged to the Collateral Agent under the Security Agreement.

          (i)  Approvals and Consents.  Evidence that all
               ______________________
     necessary governmental (including, without limitation, the FCC) and third party and shareholder consents, licenses, permits and approvals in connection with the execution, delivery, performance, validity and enforceability of each of the Basic Documents and the transactions contemplated hereby have been obtained and are in full force and effect.

                         Credit Agreement
                         ________________

          (j)  Fees and Expenses.  Evidence that all amounts
               _________________
     payable by the Company, HBC, SBC, Infinity of Boston and Infinity of California, respectively, on or prior to the Effective Date in connection with this Agreement, the HBC Term Loan Agreement, the SBC Term Loan Agreement, the Infinity of Boston Acquisition Loan Agreement and the Infinity of California Acquisition Loan Agreement, as the case may be, including without limitation, under Sections
     2.04 and 11.03 hereof, Section 10.03 of the HBC Term Loan Agreement, Section 10.03 of the SBC Term Loan Agreement,
     Section 10.03 of the Infinity of Boston Acquisition Loan Agreement and Section 10.03 of the Infinity of California Acquisition Loan Agreement have been paid in full (in the case of amounts payable under said Section 11.03 and said Sections 10.03, to the extent that invoices therefor have been delivered to the Company).

          (k)  Existing Unrestricted Subsidiaries.  A Tax
               __________________________________
     Allocation Agreement, duly completed, executed and delivered by each Subsidiary of the Company designated as an Unrestricted Subsidiary as of the Effective Date and such other evidence (including, without limitation, copies of agreements of the type referred to in Sections 8.22(a) and
     (b) hereof) demonstrating that such Subsidiary meets the criteria set forth herein for designation as an Unrestricted Subsidiary.

          (l)  Other Documents.  Such other documents as the
               _______________
     Administrative Agent or, with respect to clause (h) above, the Collateral Agent, or special New York counsel to Chase may reasonably request.

          6.2.  Subsidiary Acquisition Loans.  The obligations of
                ____________________________
the Revolving Credit Banks holding Acquisition Loan Commitments to make Subsidiary Acquisition Loans to any Restricted Subsidiary are subject to (a) the condition precedent that the Effective Date shall have occurred and (b) the receipt by the Administrative Agent of (i) the related Subsidiary Loan Agreement, duly completed, executed and delivered by such Restricted Subsidiary and the Administrative Agent, (ii) evidence satisfactory to the Administrative Agent that each of the conditions precedent specified in Section 6 of such Subsidiary Loan Agreement has been satisfied or waived with the consent of such of the Banks as are required for such purpose under this Agreement and (iii) such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request.

                         Credit Agreement
                         ________________

          6.3.  Acquisition Loans.  The obligations of the
                _________________
Revolving Credit Banks holding Acquisition Loan Commitments to make Acquisition Loans upon the occasion of each borrowing under the Acquisition Loan Commitments are subject to (a) the condition precedent that the Effective Date shall have occurred and (b) the receipt by the Administrative Agent of (i) evidence satisfactory to the Administrative Agent that the proceeds of such Acquisition Loans are to be used by the Company or any Subsidiary Borrower in compliance with all applicable provisions of this Agreement and the other Basic Documents and (ii) such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request.

          6.4.  Initial and Subsequent Loans.  The obligation of
                ____________________________
any Bank to make any Loan to be made by it to the Company or any Subsidiary Borrower upon the occasion of each borrowing by such Person hereunder or under any Subsidiary Loan Agreement (including the initial borrowing by it) is subject to the further conditions precedent that:

          (a) Both immediately prior to such borrowing and also after giving effect thereto and to the proposed use of the proceeds thereof: (i) no Default shall have occurred and be continuing; and (ii) the representations and warranties made by the Company in Section 7 hereof, and by each Obligor in each of the other Basic Documents to which such Obligor is a party, shall be true in all material respects on and as of the date of such borrowing with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) (each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in this clause (a), both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          (b) The Administrative Agent shall have received a Borrowing Notice duly completed and executed by a Senior
     Officer of the Company in substantially the form of Exhibit H hereto.


          Section 7.  Representations and Warranties.  The
                      ______________________________
Company represents and warrants to the Banks that:

                         Credit Agreement
                         ________________

          7.1.  Corporate Existence.  Each of the Company and its
                ___________________
Restricted Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          7.2.  Financial Condition.  The consolidated balance
                ___________________
sheet of the Company and its Restricted Subsidiaries as at December 31, 1993 and the related consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Company and its Restricted Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of KPMG Peat Marwick, and the unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries as at March 31, 1994 and the related consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Company and its Restricted Subsidiaries for the three-month period ended on such date, heretofore furnished to each of the Banks, fairly present in all material respects the consolidated financial condition of the Company and its Restricted Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1994, to normal year-end audit adjustments and footnote disclosure), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Restricted Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets or the notes thereto as at said dates. Since March 31, 1994, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Restricted Subsidiaries from that set forth in said financial statements as at said date.

                         Credit Agreement
                         ________________

          7.3.  Litigation.  Except as set forth in Schedule V
                __________
hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          7.4.  No Breach.  Except as set forth in Schedule VI
                _________
hereto, none of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation (including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder), or any order, writ, injunction or decree of any court or governmental authority or agency (including, without limitation, the FCC), or any agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, except for any such conflict, breach or default that would not have a Material Adverse Effect or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien (other than, except with respect to Stock Collateral, Permitted Liens) upon any Property of the Company or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.5.  Action.  Each Obligor has all necessary corporate
                ______
power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is or is intended to be a party have been duly authorized by all necessary corporate action on its part; and each Basic Document to which any Obligor is a party has been duly and validly executed and delivered by such Obligor and constitutes, and each of the other Basic Documents to which such Obligor is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such

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                         ________________


enforceability is considered in a proceeding in equity or at law).

          7.6.  Approvals.  No authorizations, approvals or
                _________
consents of, and no filings or registrations with, any governmental or regulatory authority or agency (including, without limitation, the FCC) are necessary for the making or performance by any Obligor of each Basic Document to which such Obligor is or is intended to be a party, for the consummation of the transactions contemplated hereby or thereby, or for the validity or enforceability thereof, except for (a) filings with respect to the Security Documents referred to in Sections 6.01(h) hereof, (b) filings of appropriate counterparts of this Agreement and related financing documents and other information with the
FCC as required by    73.3613 and 73.3615 of Title 47 of the Code
of Federal Regulations, (c) authorizations, approvals, consents, filings or registrations (other than any of the foregoing to be obtained from the FCC) which, if not made, would not have a Material Adverse Effect and (d) with respect to any Acquisition to be consummated after the date hereof, authorizations, approvals, consents, filings or registrations with any governmental or regulatory authority or agency (including, without limitation, the FCC), provided that such authorizations,
                              ________
approvals, consents, filings and registrations are obtained prior to or at the time such Acquisition is consummated.

          7.7.  Use of Loans.  Neither the Company nor any of its
                ____________
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder (or under the Existing Credit Agreement) will be used (or has been used) to buy or carry any Margin Stock.

          7.8.  ERISA.  The Company and the ERISA Affiliates have
                _____
fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          7.9.  Taxes.  United States Federal income tax returns
                _____
of the Company and its Subsidiaries have been closed through the fiscal year of the Company ended December 31, 1989. The Company and its Subsidiaries have filed all United States Federal income

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                         ________________


tax returns and all other material tax returns which are required to be filed by them and such returns are true and correct in all material respects and have been prepared in compliance with all applicable laws and regulations. Except as set forth on Schedule VII hereto, the Company and its Subsidiaries have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. If the Company is a member of an affiliated group of corporations filing consolidated returns for United States Federal income tax purposes, it is the "common parent" (within the meaning of Section 1504 of the Code) of such group.

          7.10.  Investment Company Act.  The Company is not an
                 ______________________
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11.  Public Utility Holding Company Act.  The Company
                 __________________________________
is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12.  Credit Agreements.  Schedule III hereto is a
                 _________________
complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Schedule III.

          7.13.  Environmental Laws.  The Company and each of its
                 __________________
Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions,



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
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                         ________________


requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened in writing by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          7.14.  Subsidiaries, Etc.  Set forth in Schedule IV
                 __________________
hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and the respective jurisdiction of incorporation of each such Subsidiary and indicating whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary) and of all Investments held by the Company or any of its Subsidiaries in any Joint Venture or other Person. Except (a) as disclosed in Schedule IV hereto, (b) for Permitted Liens of the type described in paragraph (b), (c) or
(j) of the definition of "Permitted Liens" set forth in Section
1.01 hereof, (c) prior to the Effective Date, for the Liens created by the Existing Security Agreement and (d) for the Liens created by the Security Documents, the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments.

          7.15.  Capitalization.  As of the date hereof the
                 ______________
authorized capital stock of the Company consists of (a) 75,000,000 shares of Class A common stock, par value $0.002 per share, of which 28,488,116 shares are duly and validly issued and outstanding on the date of this Agreement, (b) 17,500,000 shares of Class B common stock, par value $0.002 per share, of which 3,990,621 shares are duly and validly issued and outstanding on the date of this Agreement, (c) 30,000,000 shares of Class C common stock, par value $0.002 per share, of which 496,114 shares

                         Credit Agreement
                         ________________


are duly and validly issued and outstanding on the date of this Agreement, and (d) 1,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding on the date of this Agreement. As of the date hereof, Mel Karmazin owns, beneficially and of record, 189,692 shares of Class A common stock of the Company, 2,471,152 shares of Class B common stock of the Company and no shares of Class C common stock or preferred stock of the Company. All such outstanding shares are or will be validly issued, fully paid and nonassessable. All outstanding shares of such Class B common stock are owned beneficially and of record by the Management Investor Group, free and clear of preemptive rights and all Liens whatsoever. Except for the Karmazin Options, the Employee Options, the Infinity Warrants, the New Infinity Warrants, the Karmazin Warrants and the rights granted under the Stockholders' Agreement, there are no Equity Rights or stockholders' or voting trust agreements or other voting agreements of any kind to which the Company or any of the Management Investors is a party relating to the issued or unissued capital stock or other securities of the Company.

          7.16.  Assets of the Company.  Each of the Company and
                 _____________________
its Restricted Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its Properties, free and clear of all Liens (except Liens permitted under Section 8.06 hereof).

          7.17.  Agreements.  None of the Company or any of its
                 __________
Subsidiaries is in default under any agreement, instrument or other document to which it is a party or by which it or its Property is bound in any manner that could reasonably be expected to have a Material Adverse Effect.

          7.18.  Solvency.
                 ________

          (a) The fair saleable value of the assets of the Company exceeds and will, immediately following the making of each Loan, exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company, as they mature.

          (b)  The Company does not and will not have,
immediately following the making of each Loan, unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

                         Credit Agreement
                         ________________


          (c) The Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature.

          7.19.  Security Agreement.  The Security Agreement
                 __________________
creates, as security for the obligations purported to be secured thereby, a valid and enforceable and, upon the filing of the financing statements and the taking of the other steps referred to in the last sentence of this Section 7.19, perfected interest in and Lien on all of the Properties covered thereby in favor of the Collateral Agent, superior to and prior to the right of all third Persons and subject to no other Liens (except Liens permitted under Section 8.06 hereof). The respective pledgor or assignor is, and will be, the sole and beneficial owner (or, in the case of any leasehold interests, the lessee) and has, and will have, good and marketable title to all such owned Properties and a valid leasehold interest in all such leased Properties, in each case free and clear of all Liens (except Liens permitted under Section 8.06 hereof). No filings or recordings are required in order to perfect the security interests created under, and/or the Liens granted by, the Security Agreement except for filings and other steps to be taken with respect to the Liens created by the Security Documents as contemplated thereby.

          7.20.  Senior Indebtedness.  The Loans to the Company
                 ___________________
outstanding on the Effective Date are, and all other Loans to the Company, when made, will, and all of the Company's Guaranteed Obligations under and as defined in the Guarantee Agreement, constitute "Senior Indebtedness" and "Significant Senior Indebtedness" under and as defined in the Subordinated Indenture.


          Section 8.  Covenants of the Company.  The Company
                      ________________________
covenants and agrees with the Banks and the Agents that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder and by the Company and the other Obligors under each of the other Basic Documents to which each is a party:

          8.1.  Financial Statements.  The Company will deliver
                ____________________
to each of the Banks:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such period and for the period from the

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                         ________________

     beginning of the respective Fiscal Year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding Fiscal Year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnote disclosure);

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such Fiscal Year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default continuing as of the date of such certificate;

          (c) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Restricted Subsidiaries for such period and for the period from the beginning of the respective Fiscal Year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding Fiscal Year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that

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                         ________________


     said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnote disclosure);

          (d) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Restricted Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Restricted Subsidiaries as at the end of, and for, such Fiscal Year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default continuing as of the date of such certificate;

          (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a

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                         ________________

     copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i)  any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
          Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

              (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (iii)  the institution by PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
          Section 4041A of ERISA; and

               (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (h) not less than ten Business Days prior to the occurrence of any transaction or event that would give rise to an obligation to make a prepayment of Loans pursuant to
     Section 3.04(a), (b) or (d) hereof, notice thereof describing such transaction or event and the expected

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                         ________________


     proceeds to be received therefrom, in detail satisfactory to the Administrative Agent;

          (i) not later than the end of March of each year, a budget for the Company and its Restricted Subsidiaries for the current Fiscal Year in detail reasonably satisfactory to the Majority Banks, and thereafter from time to time any modification to such budget as soon as available;

          (j) promptly after the Company knows that any Default has occurred, notice of such Default, describing the same in reasonable detail and describing the steps being taken to remedy the same;

          (k) immediately upon becoming aware that the holder of any note or of any evidence of Indebtedness of the Company or any of its Subsidiaries has given notice or taken any other action with respect to a claimed default or event of default, a notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and the steps being taken to remedy the same;

          (l) promptly upon receipt by the Company, a copy of each report sent by the Company's independent certified public accountants which deliver the opinion on the Company's financial statements pursuant to clause (b) above in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries, and promptly upon completion of any response report, a copy of such response report;

          (m) as soon as practicable, and in any event within ten days after the issuance, filing or receipt thereof,
     (i) a copy of any order or notice of the FCC or a court of competent jurisdiction which designates any FCC License of the Company or any of its Subsidiaries, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of the Company or such Subsidiary to operate a Station, (ii) a copy of any competing application filed with respect to any FCC License, or application therefor, of the Company or any of its Subsidiaries, or any citation, notice of violation or order to show cause issued by the FCC or any material complaint filed by or with the FCC, to the extent the same shall have been made available or provided to the Company or any of its Subsidiaries, and (iii) a copy of any notice of



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
                         Credit Agreement
                         ________________

     application by the Company or any of its Subsidiaries requesting authority to cease broadcasting on any broadcast
     Station for any period in excess of ten days;

          (n) as soon as possible and in any event within ten days after the Company has received any written notice or other written communication from any governmental authority or other Person of any Environmental Claim or to the effect that the Company or any of its Subsidiaries is not in compliance with the Environmental Laws or the permits, licenses or authorizations referred to in Section 7.13 hereof, a notice of such circumstance describing the same in reasonable detail;

          (o) at the time the Company furnishes each set of financial statements pursuant to clause (a), (b), (c) or (d) above, summaries of the operating revenues, operating expenses and broadcast cash flow for each Station owned by each Restricted Subsidiary;

          (p) as soon as practicable after the Effective Date, and in any event within 75 days after the Effective Date, the results of a Uniform Commercial Code search request (completed no earlier than 30 days after the Effective Date) in each jurisdiction in which any Obligor holds any Property pledged to the Collateral Agent under the Security Agreement; and

          (q)  promptly, from time to time, such other
     information regarding (i) the business, affairs, operations or conditions (financial or otherwise) of the Company or any of its Subsidiaries, (ii) compliance by the Company with its obligations contained herein and (iii) the transactions contemplated hereby, in each case as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b),
(c) or (d) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations or other information necessary to determine whether the Company is in compliance with Sections 8.05, 8.06, 8.07, 8.08, 8.10, 8.11 and 8.12 hereof.

                         Credit Agreement
                         ________________

          8.2.  Litigation.  The Company will promptly give to
                __________
each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency (including, without limitation, the FCC), and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect.

          8.3.  Existence, Etc.  The Company will, and will cause
                _______________
each of its Restricted Subsidiaries to: (a) preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.12 hereof); (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, the FCC) if failure to comply with such requirements would have a Material Adverse Effect; (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves (determined in accordance with GAAP) are being maintained; (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and (e) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

          8.4.  Insurance.  The Company will, and will cause each
                _________
of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          8.5.  Capital Expenditures.  The Company will not, and
                ____________________
will not permit any of its Restricted Subsidiaries to, at any time during any Fiscal Year, make any Capital Expenditure unless, after giving effect to such Capital Expenditure, the aggregate

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                         ________________



amount of all Capital Expenditures of the Company and its Restricted Subsidiaries made during such Fiscal Year does not exceed $3,000,000; provided that if the aggregate amount of all
                   ________
Capital Expenditures of the Company and its Restricted Subsidiaries made during such Fiscal Year is less than $3,000,000, the excess of (a) $3,000,000 over (b) the actual
                                         ____
amount of Capital Expenditures made in such Fiscal Year may be expended in the next succeeding Fiscal Year only.

          8.6.  Liens.  The Company will not, and will not permit
                _____
any of its Restricted Subsidiaries to, create, incur or suffer to exist (a) any Lien on or in respect of any of the Stock Collateral except (i) Liens created pursuant to the Security Documents, (ii) Permitted Liens of the type listed in paragraph
(b), (c) or (j) of the definition of "Permitted Liens" set forth in Section 1.01 hereof and (iii) prior to the Effective Date, Liens created pursuant to the Existing Security Agreement or (b) any Lien on or in respect of any of its other Properties now owned or hereafter acquired, securing Indebtedness or other obligations, except (i) Liens created pursuant to the Security Documents, (ii) Permitted Liens, (iii) prior to the Effective Date, Liens created pursuant to the Existing Security Agreement and (iv) pledges of capital stock of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries.

          8.7.  Indebtedness.  The Company will not, and will not
                ____________
permit any of its Restricted Subsidiaries to, create, assume, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness of the Company or any of its Restricted Subsidiaries under this Agreement, the Subsidiary
     Loan Agreements, the Notes, the Guarantee Agreement or any of the other Security Documents;

          (b)  Subordinated Debt; and

          (c) other Indebtedness not exceeding an aggregate principal amount of $25,000,000 at any one time outstanding, provided that (i) the aggregate principal amount of such
     ________
     other Indebtedness created, assumed, incurred or suffered to exist by the Restricted Subsidiaries shall not exceed $5,000,000, (ii) the aggregate principal amount of such other Indebtedness that is secured shall not exceed $5,000,000 and (iii) no Restricted Subsidiary may Guarantee any such other Indebtedness of any other Person or create, assume, incur or suffer to exist a Lien on any of its

                         Credit Agreement
                         ________________



     Property in respect of any such other Indebtedness of any other Person.

          8.8.  Investments and Joint Ventures.  The Company (x)
                ______________________________
will not permit any Restricted Subsidiary to make, or permit to remain outstanding, any Investment in any Unrestricted Subsidiary, (y) will not permit any Unrestricted Subsidiary to make, or permit to remain outstanding, any Investment in the Company or any Restricted Subsidiary and (z) will not, and will not permit any Restricted Subsidiary to, make, or permit to remain outstanding, any other Investment in any Person or enter into any Joint Venture, except:

          (a) Investments of the Company or any Restricted Subsidiary in direct obligations of the United States of America, or any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or any agency thereof, in each case maturing no more than 90 days from the date of acquisition thereof;

          (b) the Company or any Restricted Subsidiary may acquire and hold certificates of deposit and other time deposits of, and bankers' acceptances (provided that such
                                            ________
     time deposit or bankers' acceptance shall mature within one year after the date so acquired), and other bank accounts with, any Bank or any other bank having capital and surplus of at least $500,000,000;

          (c) the Company or any Restricted Subsidiary may acquire and hold commercial paper (i) issued by any bank holding company controlling any Bank or (ii) rated A-2 or better by Standard & Poor's Corporation or P-2 or better by Moody's Investors Service, Inc.;

          (d) existing Investments of the Company or any Restricted Subsidiary in their respective existing Subsidiaries and additional Investments by the Company or any Restricted Subsidiary in the form of loans and advances to their respective Restricted Subsidiaries in the ordinary course of business, provided that such loans and advances
                         ________
     are evidenced by promissory notes and such promissory notes are delivered to the Collateral Agent under the Security Agreement as collateral security for the Secured Obligations (as defined in the Security Agreement) promptly upon the making of the related loan or advance, such promissory notes to constitute Pledged Debt under and as defined in the Security Agreement;

                         Credit Agreement
                         ________________

          (e) existing Investments and Joint Ventures of the Company and its Restricted Subsidiaries listed on Schedule
     IV hereto;

          (f) Investments in connection with Acquisitions permitted by Sections 8.12(d) and 8.12(e) hereof;

          (g) loans or advances to officers and employees by the Company or any of its Restricted Subsidiary for travel, business or relocation expenses in the ordinary course of business;

          (h) Investments by the Company in Unrestricted Subsidiaries consisting of capital stock of the Company or cash (whether by way of investments in capital stock of, or loans or advances to, any Unrestricted Subsidiary), provided
                                                         ________
     that (i) no such Investment shall be made if a Default has occurred and is continuing or would occur after giving effect to such Investment, (ii) no such Investment consisting of cash shall be made if, after giving effect thereto, the sum of (x) the Remaining Net Equity Issuance Proceeds Amount minus (y) $20,000,000 would be less than
                     _____
     zero and (iii) any such cash Investment made by way of a loan or advance is evidenced by one or more promissory notes and such promissory notes are delivered to the Collateral Agent under the Security Agreement as collateral security for the Secured Obligations (as defined in the Security Agreement) promptly upon the making of the related loan or advance, such promissory notes to constitute Pledged Debt under and as defined in the Security Agreement;

          (i) Investments in money market funds substantially all of whose assets consist of Investments permitted by clauses (a), (b) and/or (c) of this Section 8.08; and

          (j) Investments in Restricted Subsidiaries to the extent necessary to prepay Loans as required by Section 3.04 hereof.

          8.9.  Restricted Payments.  The Company will not, and
                ___________________
will not permit any of its Subsidiaries to, make any Restricted
Payment, except for:

          (a)       subject to the subordination provisions
applicable     thereto, payments by the Company of principal of
               and interest on Subordinated Debt (but only in the

                         Credit Agreement
                         ________________

               amounts and at the times required to be made by the terms thereof);

          (b) dividends on common stock of the Company paid in shares of such stock; and

          (c) other Restricted Payments made by the Company in cash, provided that (i) no Default has occurred and is
           ________
     continuing or would occur after giving effect to such Restricted Payment, (ii) after giving effect thereto the Remaining Net Equity Issuance Proceeds Amount would be greater than or equal to zero, (iii) in the case of any Restricted Payment of the type referred to in clause (c) of the definition of "Restricted Payment" set forth in Section
     1.01 hereof, such Restricted Payment would not otherwise be prohibited by the subordination provisions applicable to the Indebtedness in respect of which such Restricted Payment is to be made and (iv) in the case of any Restricted Payment of the type referred to in clause (a) or (b) of the definition of "Restricted Payment" set forth in Section 1.01 hereof made on any date (each, a "Calculation Date"), after giving
                                ________________
     effect to such Restricted Payment and the consummation of each proposed Acquisition (and related borrowings) with respect to which the Company and/or any of its Restricted Subsidiaries has executed and delivered an Acquisition Agreement on or prior to such Calculation Date, (x) the Senior Debt Ratio at such Calculation Date (if occurring during any period specified below) would not exceed the ratio set forth opposite such period:

     Period (both dates inclusive)           Ratio
     _____________________________           _____

     Effective Date - 06/30/95               3.50:1
     Thereafter                              3.25:1

     and (y) the Total Debt Ratio at such Calculation Date (if occurring during any period specified below) would not exceed the ratio set forth opposite such period:

     Period (both dates inclusive)           Ratio
     _____________________________           _____

     Effective Date - 09/30/94               5.50:1
     10/01/94 - 03/31/95                     5.25:1
     04/01/95 - 09/30/95                     5.00:1
     10/01/95 - 09/30/96                     4.50:1
     Thereafter                              4.25:1

                         Credit Agreement
                         ________________

     At the time the Company makes any Restricted Payment as permitted by this Section 8.09(c), the Company shall deliver a certificate to the Administrative Agent, in form and detail satisfactory to the Administrative Agent, certifying as to compliance with this Section 8.09(c) and containing calculations (in detail reasonably satisfactory to the Administrative Agent) demonstrating compliance with the provisions of clauses (ii) and (iv) thereof.

          8.10.  Debt Ratios.
                 ___________

          (a)  Senior Debt Ratio.  The Company will not permit
               _________________
     the Senior Debt Ratio, at the Effective Date and at any Quarterly Date occurring during any period specified below, to exceed the ratio set forth opposite such period:

          Period (both dates inclusive)           Ratio
          _____________________________           _____

          Effective Date - 06/30/95               3.75:1
          Thereafter                              3.50:1

          (b)  Total Debt Ratio.  The Company will not permit the
               ________________
     Total Debt Ratio, at the Effective Date and at any Quarterly
     Date occurring during any period specified below, to exceed the ratio set forth opposite such period:

          Period (both dates inclusive)           Ratio
          _____________________________           _____

          Effective Date - 09/30/94               5.75:1
          10/01/94 - 03/31/95                     5.50:1
          04/01/95 - 09/30/95                     5.25:1
          10/01/95 - 09/30/96                     4.75:1
          Thereafter                              4.50:1

          (c)  Group Debt Ratio.  The Company will not permit the
               ________________
Group Debt Ratio, at the Effective Date and at any Quarterly
Date, to exceed 7:1.

          8.11.  Interest Coverage Ratio; Total Pro Forma Debt
                 _____________________________________________
Service Coverage Ratio.
______________________

          (a)  Total Interest Coverage Ratio.  The Company will
               _____________________________
     not permit the Total Interest Coverage Ratio, at the Effective Date and at any Quarterly Date occurring during any period specified below, to be less than the ratio set forth opposite such period:

                         Credit Agreement
                         ________________

          Period (both dates inclusive)           Ratio
          _____________________________           _____

          Effective Date - 09/30/94               1.75:1
          Thereafter                              2.00:1

          (b)  Total Pro Forma Debt Service Coverage Ratio.  The
               ___________________________________________
     Company will not permit the Total Pro Forma Debt Service Coverage Ratio, at the Effective Date and at any Quarterly Date, to be less than 1.05:1.

          8.12.  Prohibition of Fundamental Changes.
                 __________________________________

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, Acquire any business or Property from, or capital stock of, or be a party to any Acquisition of, any Person except for (i) purchases of inventory and other Property to be sold or used in the ordinary course of business,
(ii) Investments permitted under Section 8.08 hereof,
(iii) Capital Expenditures permitted under Section 8.05 hereof.

          (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, Dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired
(including, without limitation, receivables and leasehold interests).

          (d)  Notwithstanding any other provisions of this
Section 8.12, any of the Restricted Subsidiaries may effect Acquisitions of one or more Stations without the consent of any of the Banks if after giving effect to such Acquisition, the Remaining Net Equity Issuance Proceeds Amount would equal or exceed zero, provided that with respect to each such Acquisition:
             ________

          (i) the Administrative Agent shall have received evidence satisfactory to it that (x) Station Operating Cash Flow of the Station or group of Stations proposed to be Acquired for the period of four fiscal quarters of such Station or group of Stations ending on, or most recently ended prior to, the date of such Acquisition is greater than zero and (y) the purchase price of such Acquisition (exclu-sive of any portion of such purchase price properly

                         Credit Agreement
                         ________________

     attributable to the purchase of the net working capital of such Station or group of Stations) does not exceed an amount equal to 11 times such Station Operating Cash Flow for such period;

         (ii) the Administrative Agent shall have received (x) a certificate of a Senior Officer of the Company setting forth in reasonable detail the computations necessary to demonstrate that both immediately prior to such Acquisition and any borrowing of Loans in connection therewith and after giving effect to such Acquisition and the concurrent use of the proceeds of any such Loans to finance such Acquisition, the Company will be in compliance with Sections 8.10 and 8.11, (y) evidence satisfactory to the Administrative Agent that, after giving effect to such Acquisition, the Company will be in compliance with Sections 8.19 and 8.20 hereof and
     (z) such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request;

        (iii) no Default has occurred and is continuing or would occur after giving effect to such Acquisition; and

         (iv) the Administrative Agent shall have received evidence satisfactory to it that the FCC has consented to such Acquisition and such consent has become a FCC Final Order and that each other authorization, approval, consent of, and filing or registration with, any governmental or regulatory authority or agency (other than the FCC) for the consummation of such Acquisition or any other transactions contemplated in connection therewith, or for the validity or enforceability of any documentation related thereto, has been obtained, is final and is in full force and effect, has not been modified in any way and is not subject to any pending or, to the best knowledge of the Company, threatened appeal or attack by way of direct proceedings or otherwise.

          (e)  Notwithstanding the foregoing provisions of this
Section 8.12 and without limiting any of the provisions of
Section 8.12(d) hereof, any of the Restricted Subsidiaries may effect (I) the Acquisition of Stations WPGC-AM/FM in Washington, D.C., (II) the Acquisition of Station WXYT-AM in Detroit, Michigan and (III) other Acquisitions of one or more Stations that have been consented to by the Majority Banks, such consent not to be unreasonably withheld, provided that with respect to
                                 ________
each such Acquisition:

                         Credit Agreement
                         ________________

          (i) the Company shall have delivered to the Banks the Acquisition Agreement relating to such Acquisition together with any other material ancillary documents to be executed or delivered in connection therewith;

         (ii) the Administrative Agent shall have received (x) a certificate of a Senior Officer of the Company setting forth in reasonable detail the computations necessary to demonstrate that both immediately prior to such Acquisition and any borrowing of Loans in connection therewith and after giving effect to such Acquisition and the concurrent use of the proceeds of any such Loans to finance such Acquisition, the Company will be in compliance with Sections 8.10 and
     8.11 hereof, (y) evidence satisfactory to the Administrative Agent that, after giving effect to such Acquisition, the Company will be in compliance with Sections 8.19 and 8.20 hereof and (z) such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request;

        (iii) no Default has occurred and is continuing or would occur after giving effect to such Acquisition; and

         (iv) the Administrative Agent shall have received evidence satisfactory to it that the FCC has consented to such Acquisition and, other than with respect to the Acquisition of Stations WPGC-AM/FM in Washington, D.C. and the Acquisition of Station WXYT-AM in Detroit, Michigan, such consent has become a FCC Final Order and that each other authorization, approval, consent of, and filing or registration with, any governmental or regulatory authority or agency (other than the FCC) for the consummation of such Acquisition or any other transactions contemplated in connection therewith, or for the validity or enforceability of any documentation related thereto, has been obtained, is final and is in full force and effect, has not been modified in any way and is not subject to any pending or, to the best knowledge of the Company, threatened appeal or attack by way of direct proceedings or otherwise.

          8.13.  Interest Rate Protection Agreements.  The
                 ___________________________________
Company will not, and will not permit any of its Restricted Subsidiaries to, enter into or otherwise become obligated with respect to any Interest Rate Protection Agreement except that:

          (a) the Company will maintain in full force and effect each of the Interest Rate Protection Agreements entered into

                         Credit Agreement
                         ________________

     by it prior to the date hereof to the extent and as required by Section 8.13 of the Existing Credit Agreement;

          (b) the Company will within 90 days after the Effective Date and at all times thereafter maintain in full force and effect one or more additional Interest Rate Protection Agreements with one or more of the Banks (and/or with other counterparties reasonably satisfactory to the Majority Banks) and pursuant to documentation and on terms reasonably satisfactory to the Majority Banks, which, taken together with the Interest Rate Protection Agreements referred to in paragraph (a) above as in effect from time to time, effectively enables the Company, as at any date, to protect itself and the Subsidiary Borrowers against fluctuations in the rates of interest on the Loans as to a notional principal amount at least equal to 50% of the Loans then outstanding for a period of at least two years from such date; provided that, in the event the Company is
                ________
     required by this paragraph (b) to enter into additional Interest Rate Protection Agreements as a result of an increase after the Effective Date in the outstanding aggregate principal amount of the Loans, the Company shall not be required to do so until the date 90 days after the date of such increase; and

          (c) the Company may, but shall not be obligated to, enter into one or more other Interest Rate Protection Agreements; provided that (i) as of the date each such other
                 ________
     Interest Rate Protection Agreement is entered into (the "Entry Date") and after giving effect thereto the aggregate
      __________
     notional principal amount of such Interest Rate Protection Agreement and all other Interest Rate Protection Agreements to which the Company is a party in effect on the Entry Date (including those entered into pursuant to paragraphs (a)
     and (b) above and those entered into pursuant to this paragraph (c)) does not exceed an amount equal to the sum of
     (x) the aggregate outstanding principal amount of the Loans on the Entry Date plus (y) the aggregate unused amount of
                       ____
     the Commitments on the Entry Date and (ii) any such Interest Rate Protection Agreements not entered into as required by said paragraphs (a) and (b) shall be with one or more of the Banks (and/or with other counterparties reasonably satisfactory to the Majority Banks) and pursuant to documentation and on terms reasonably satisfactory to the Majority Banks.

                         Credit Agreement
                         ________________

          8.14.  Sale or Discount of Receivables.  The Company
                 _______________________________
will not, and will not permit any of its Restricted Subsidiaries to, discount or sell with recourse, or sell for less than the greater of the face value or market value thereof, any of its notes receivable or accounts receivable.

          8.15.  Lines of Business.  The Company will not, and
                 _________________
will not permit any of its Restricted Subsidiaries to, (a) engage, directly or indirectly, in any business other than the commercial radio business or (b) permit any broadcast station licensed to or operated by the Company or any of its Restricted Subsidiaries to cease broadcasting without consent of the FCC for a period in excess of ten consecutive days or in any event for more than 30 days. The Company will not permit any of its Unrestricted Subsidiaries to engage, directly or indirectly, in any business other than a business related to communications or programming.

          8.16.  Transactions With Affiliates.  Except as
                 ____________________________
expressly permitted by this Agreement, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) Dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (v) any Affiliate who is an
               ________
individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (w) the Company and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Restricted Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Restricted Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate, (x) the Company (but not its Restricted Subsidiaries) may render and perform management and similar services to or for Affiliates whether or not in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company as the monetary or business consideration that would obtain in a comparable

                         Credit Agreement
                         ________________

transaction with a Person not an Affiliate, (y) nothing herein shall be deemed to prohibit the Company from engaging in transactions provided for by, and performing its obligations under, any of the Management Employment Agreements, the Karmazin Options, the Karmazin Warrants, the Employee Options, the New Infinity Warrants and the Stockholders' Agreement and the agreements delivered pursuant to Section 6.01(k) hereof and (z) nothing herein shall be deemed to prohibit the Company from making Investments in Affiliates permitted by Section 8.08 hereof and Restricted Payments to Affiliates permitted by Section 8.09(c) hereof.

          8.17.  Issuance of Capital Stock.  The Company will
                 _________________________
not, and will not permit any of its Restricted Subsidiaries to, issue any shares of its capital stock or any Equity Rights therefor other than:

          (a) in the case of the Company, the shares of capital stock of the Company underlying the Karmazin Options, the Karmazin Warrants, the Employee Options, the Infinity
     Warrants and the New Infinity Warrants;

          (b) in the case of the Company, additional Class A Shares, Class B Shares and/or Class C Shares, provided that
                                                   ________
     (i) promptly following each such Equity Issuance, the Company shall deliver to the Administrative Agent a certificate of a Senior Officer of the Company containing such information as is consistent with and is necessary to update, as of the date of such Equity Issuance, the representations contained in the first two sentences of
     Section 7.15 hereof and (ii) both immediately prior to and after giving effect to any such Equity Issuance no Default exists and is continuing hereunder; provided, further that
                                         ________  _______
     in connection with any issuance of capital stock as permitted by this paragraph (b), the Company shall not agree, contingently or otherwise, to pay any mandatory payment of dividends on account of such capital stock or to effect any mandatory repurchase or redemption of such capital stock or to make any other mandatory Restricted Payment with respect to or on account of such capital stock.

          8.18.  Use of Proceeds.  The Company will, and will
                 _______________
cause each Subsidiary Borrower to, use the proceeds of the Loans solely for the following purposes: (a) the proceeds of the Working Capital Loans will be used solely for general corporate purposes of the Company and its Restricted Subsidiaries and also for cash Investments permitted by Section 8.08(h) hereof; (b) the

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                         Credit Agreement
                         ________________

proceeds of Acquisition Loans made to the Company will be used solely for the purpose of financing (i) Acquisitions of Stations (including net working capital of Stations so Acquired) by Restricted Subsidiaries permitted by Section 8.12 hereof (in compliance with all applicable legal and regulatory requirements), (ii) cash Investments in Unrestricted Subsidiaries permitted by Section 8.08(h) hereof and (iii) Restricted Payments permitted by Section 8.09(c) hereof; and (c) the proceeds of Acquisition Loans made to any Subsidiary Borrower will be used solely for the purpose of financing the Acquisition of a Station (including net working capital of the Station so Acquired) by such Subsidiary Borrower or for the purpose of refinancing Acquisition Loans made to the Company in connection with such Acquisition (in compliance with all applicable legal and regulatory requirements).

          8.19.  Certain Obligations Respecting Restricted
                 _________________________________________
Subsidiaries.  The Company will, and will cause each of its
____________
Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Restricted Subsidiaries at all times owns (subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Restricted Subsidiaries as is owned on the date of this Agreement. Without limiting the generality of the foregoing, none of the Company nor any of its Restricted Subsidiaries shall sell, transfer or otherwise Dispose of any shares of stock of any Restricted Subsidiary owned by it, nor permit any such Restricted Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or to another Obligor). In the event that (a) any such additional shares of stock shall be issued by any such Restricted Subsidiary or (b) any Obligor shall create or Acquire any additional Restricted Subsidiary and shall thereby become the owner of shares of capital stock of such Restricted Subsidiary, the respective Obligor agrees forthwith to deliver to the Collateral Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the Collateral Agent and/or the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

          8.20.  Additional Subsidiary Guarantors.  The Company
                 ________________________________
will take such action, and will cause each of its Restricted Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Restricted Subsidiaries of the Company are Guarantors under the Guarantee Agreement and,

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                         Credit Agreement
                         ________________

thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its existing Restricted Subsidiaries shall form any new Restricted Subsidiary after the date hereof, the Company or such existing Restricted Subsidiary will cause such new Restricted Subsidiary to become a "Guarantor" under the Guarantee Agreement (and, thereby, an "Obligor" hereunder) and a party to the Security Agreement and to grant a security interest in its Properties to the Collateral Agent as collateral security for the Secured Obligations (as defined in the Security Agreement) pursuant to a written instrument in form and substance satisfactory to the Collateral Agent and the Administrative Agent, and to deliver such proof of corporate action and incumbency of officers, opinions of counsel and other documents as are consistent with those delivered by each Obligor pursuant to Section 6.01 hereof or as the Administrative Agent shall request.

          8.21.  Modifications of Certain Documents; Subordinated
                 ________________________________________________
Debt.
____

          (a) The Company will not, without the prior consent of the Majority Banks, waive, amend or otherwise modify any provision of any of the Subordinated Debt Documents or the Tax
Allocation Agreements.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, amend or otherwise modify any provision of its charter or by-laws in any manner that could reasonably be expected to have a material adverse effect on the Banks without the prior consent of the Majority Banks. The Company will not waive, amend or otherwise modify any provision of any of the Management Investor Agreements, the Infinity Warrants, the New Infinity Warrants, the Stock Purchase Agreement, the Stockholders' Agreement or the Securities Purchase Agreement in any manner that could reasonably be expected to have a material adverse effect on the Banks without the prior consent of the Majority Banks.

          (c) Except as expressly permitted by Section 8.09(c) hereof, the Company will not, without the prior consent of the Majority Banks, exercise any option or right under any of the Subordinated Debt Documents to prepay, redeem or defease, or to make any payment the effect of which is to prepay, redeem or defease, any of the Subordinated Debt.

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                         Credit Agreement
                         ________________

          8.22.  Unrestricted Subsidiaries; Corporate
                 ____________________________________
Separateness.
____________

          (a) The Company will deliver to the Banks a notice as to the organization or Acquisition of each Unrestricted Subsidiary promptly following such organization or Acquisition together with a certificate of a Senior Officer of the Company certifying that attached thereto are true copies of (i) the resolutions duly adopted by the Board of Directors of the Company designating such Subsidiary as an Unrestricted Subsidiary and
(ii) all agreements, instruments and other documents relating to the organization or Acquisition of such Unrestricted Subsidiary.

          (b) The Company will, promptly upon receipt thereof by the Company or its Subsidiaries, deliver to the Banks a true and complete copy of each agreement, instrument or other document evidencing Indebtedness or other material obligations of each Unrestricted Subsidiary and each other material agreement, instrument or other document (including, without limitation, agreements, instruments and other documents in respect of Acquisitions) entered into by each Unrestricted Subsidiary.

          (c) The Company will cause the management, business and affairs of each of the Company and its Subsidiaries to be conducted in such a manner so that each of the Company and its Subsidiaries will be perceived and treated as a legal entity separate and distinct from each other. Without in any way limiting the other provisions of this Section 8.22, the Company will not permit any Restricted Subsidiary to, directly or indirectly: (i) make any Investment in an Unrestricted Subsidiary, (ii) dispose of any Property to an Unrestricted Subsidiary, (iii) merge into or consolidate with or purchase or acquire Property from an Unrestricted Subsidiary or (iv) enter into any other transaction directly or indirectly with or for the benefit of an Unrestricted Subsidiary (including, without limitation, Guarantees and assumptions of obligations of an Unrestricted Subsidiary); provided that it is understood that the
                          ________
Company as the "common parent" of its Restricted Subsidiaries and its Unrestricted Subsidiaries may file a consolidated tax return on behalf of itself and its Subsidiaries and such filing shall not be deemed to violate the provisions of this Section 8.22.

          (d) The Company will allocate corporate general and administrative expenses between it, the Restricted Subsidiaries and the Unrestricted Subsidiaries in accordance with customary and reasonable business practices and generally accepted accounting principles consistently applied. Without in any way

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                         ________________

limiting the other provisions of this Section 8.22, the Company will not permit any Restricted Subsidiary to, directly or indirectly, pay or incur any corporate general and administrative expenses on behalf of any Unrestricted Subsidiary.


          Section 9.  Events of Default.  If one or more of the
                      _________________
following events (herein called "Events of Default") shall occur
                                 _________________
and be continuing:

          (a) The Company shall default in the payment or prepayment when due of any principal of or interest on any Loan made to it; or the Company shall default in the payment of any fee or any other amount payable by it hereunder which shall remain unremedied for a period of three days; or any Subsidiary Borrower shall default in the payment or prepayment when due of any principal of or any interest on any Loan made or assigned to it; or any Subsidiary Borrower shall default in the payment of any fee or other amount payable by it under the Subsidiary Loan Agreement to which it is a party which shall remain unremedied for a period of three days; or any Guarantor shall default in the payment of any Guaranteed Obligation (as defined in the Guarantee Agreement) or any other fee or other amount payable by it under the Guarantee Agreement, provided that if such default
                                    ________
     shall be in respect of any amount as to which this Agreement or any other Basic Document (other than the Guarantee Agreement) provides a period of grace for the payment thereof, such default shall not be an "Event of Default" until the expiry of such period of grace; or any Obligor shall default in the payment of any fee or other amount payable by it under the Security Documents which shall remain unremedied for a period of five days after notice from the intended recipient of such fee or other amount; or

          (b) The Company or any of its Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $3,000,000 or more beyond any applicable grace periods, or in the payment when due of any amount under any Interest Rate Protection Agreement for a notional principal amount exceeding $10,000,000; or the Company shall become obligated to purchase or otherwise acquire, prior to the stated maturity thereof, any of its other Indebtedness aggregating $3,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in

                         Credit Agreement
                         ________________

     any Interest Rate Protection Agreement shall occur if the effect of such other event is to cause, or would (after giving effect to any applicable notice requirement or grace period) permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid, purchased or otherwise acquired in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Obligor, or any certificate furnished to any Bank or any of the Agents pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Section 8.05, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18,
     8.21, 8.22(c) or 8.22(d) hereof; or the Company shall default in the performance of any of its obligations under
     Section 8.06, 8.16, 8.19 or 8.20 hereof and such default shall continue unremedied for a period of 15 days; or any other Obligor shall default in the performance of any of its obligations, under this Agreement or any other Basic Document which imposes on it a monetary obligation and such default shall remain unremedied for a period of three days; or, except as otherwise provided in this paragraph (d), any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 days after such Obligor obtains actual knowledge thereof or after notice thereof to the Company by any Agent or any Bank (through any Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f)  The Company or any of its Subsidiaries shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its

                         Credit Agreement
                         ________________

     Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or
     (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Restricted Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal unless such judgment or judgments have been rendered by the FCC and the Company or such Restricted Subsidiary may not appeal or otherwise contest such judgment or judgments until such time as the FCC institutes legal proceedings in a court of competent jurisdiction with

                         Credit Agreement
                         ________________

     respect to such judgment or judgments but only so long as the FCC may not execute upon such judgment or judgments or otherwise take any action to collect upon such judgment or judgments except by way of such legal proceedings; or

          (i) An event or condition specified in Section 8.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the reasonable judgment of the Majority Banks, a Material Adverse Effect; or

          (j) Mel Karmazin shall cease to be actively involved in the management and affairs of the Company and its Subsidiaries and a replacement of at least equivalent knowledge and experience in the radio broadcasting industry is not appointed within 90 days; or the Management Investor Group shall cease to own, beneficially and of record, all of the issued and outstanding Class B Shares of the Company; or the Management Investors (or their successors by testamentary or intestate succession) shall cease to own, beneficially and of record, at least 25% of the aggregate voting rights of the outstanding capital stock of the Company; or Mel Karmazin shall, after the date hereof, sell, assign, transfer or otherwise dispose of capital stock of the Company and voting rights represented thereby of greater than 50% of the aggregate amount of capital stock of the Company and voting rights represented thereby owned, beneficially and of record, by Mel Karmazin on the date hereof; or any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Management
                   ____________
     Investors or the SLH Investors is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the aggregate voting rights of the outstanding capital stock of the Company (on a fully diluted basis); or

                         Credit Agreement
                         ________________

          (k) Except for expiration in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason; or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including without limitation a prior perfected security interest in and Lien on all of the Properties covered thereby in accordance with the terms thereof) in favor of the Collateral Agent, subject to no equal or prior Liens (except as permitted thereby); or

          (l) The Company or any of its Restricted Subsidiaries shall fail to file in a proper and timely manner for the renewal of, or fail to keep in force, suffer the termination or adverse amendment to, any Communications Franchise (including without limitation any FCC License) at any time held by any one or more of the Company and its Restricted Subsidiaries and necessary to the operations of any one or more of the Stations owned by any one or more of such Persons; or

          (m) A Change of Control Triggering Event under and as defined in the Subordinated Indenture shall occur and any one or more of the holders of the Subordinated Notes shall elect to accept the Company's offer to purchase all or any part of their Subordinated Notes as provided in Section 4.14 of the Subordinated Indenture; or

          (n) A Default of the type described in paragraph (b) hereof shall have occurred and be continuing with respect to the Indebtedness of an Unrestricted Subsidiary and as a result thereof the Company or any of its Restricted Subsidiaries shall become liable for such Indebtedness, in each case, whether by operation of law, pursuant to contract or otherwise or any holder or holders of such Indebtedness shall so assert in writing in any proceeding before a court or other adjudicatory body of competent jurisdiction and the Majority Banks determine, in the exercise of reasonable judgment, that the Company and/or any of its Restricted Subsidiaries is reasonably likely to incur a liability as a result thereof which would constitute a Material Adverse Effect; or

          (o) there shall have been asserted against the Company or any of its Subsidiaries an Environmental Claim that, in the judgment of the Majority Banks is reasonably likely to be determined adversely to the Company or any of its

                         Credit Agreement
                         ________________

     Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

THEREUPON: (i) in the case of an Event of Default other than an Event of Default with respect to any one or more of the Company or Subsidiary Borrowers referred to in clause (f) or (g) of this
Section 9 the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Company, cancel all of the Commitments then in effect and declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts owing by the Company and the Subsidiary Borrowers to the Administrative Agent, the Collateral Agent, the Co-Agents and the Banks under this Agreement, the Subsidiary Loan Agreements and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable, without presentment, demand, protest or other formalities of any kind all of which are hereby expressly waived by the Borrowers and (ii) in the case of the occurrence of an Event of Default with respect to one or more of the Company or Subsidiary Borrowers referred to in clause (f) or (g) of this Section 9, the Commitments forthwith shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors under this Agreement, the Subsidiary Loan Agreements and the Notes shall become automatically immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company (on its own behalf and on behalf of the Subsidiary Borrowers).


          Section 10.  The Agents.
                       __________

          10.1.  Appointment, Powers and Immunities.  Each Bank
                 __________________________________
hereby irrevocably appoints and authorizes each of the Administrative Agent and the Collateral Agent to act as its agent hereunder and under the other Basic Documents, in each case, with such powers as are specifically delegated to such Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. None of the Co-Agents, in their capacity as Co-Agents, shall have any duties or responsibilities under this Agreement or any fiduciary relationship with the Administrative Agent, the

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                         ________________

Collateral Agent or any Bank, and no implied covenants, functions, responsibilities, duties or liabilities shall be read into this Agreement or any other Basic Document or otherwise exist against any Co-Agent in its capacity as Co-Agent hereunder. No Agent (which term, either in the singular or the plural, as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to such Agent's affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have any duties or responsibilities except those expressly set forth in the Basic Documents; (b) shall by reason of any Basic Document be a trustee for any of the Banks or the other Agents; (c) shall be responsible to any of the Banks or the other Agents for any recitals, statements, representations or warranties contained in any Basic Document, or in any certificate or other document referred to or provided for in, or received by it under any Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Basic Document or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; (d) except as expressly required by any Basic Document, shall be required to initiate or conduct any litigation or collection proceedings under any Basic Document; or (e) shall be responsible for any action taken or omitted to be taken by it under any Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Co-Agents and the Collateral Agent shall be conclusively entitled to assume that the conditions precedent set forth in Section 6.04 hereof have been satisfied and the Administrative Agent shall be conclusively entitled to assume that the conditions precedent set forth in
Section 6.04(a) hereof have been satisfied unless, in each case, such Agent has received notices to the effect that any of such conditions have not been satisfied from either the Majority Banks or, with respect to the conversion of Term Loans under and as defined in the Existing Credit Agreement to Term Loans hereunder, the Majority Term Loan Banks, or, with respect to the conversion of Revolving Credit Loans under and as defined in the Existing Credit Agreement to Revolving Credit Loans hereunder or if the related borrowing is of a Revolving Credit Loan, the Majority Revolving Credit Banks, in each case referring to the relevant subsection(s) and stating that the relevant condition(s) has not been satisfied or unless the Company so notifies such Agent.
Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such

                         Credit Agreement
                         ________________

agents or attorneys-in-fact selected by such Agent in good faith. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with a notice of such assignment or transfer to the Company. Each of the Banks hereby irrevocably authorizes the Administrative Agent to execute, deliver and/or perform and/or acknowledge each of the Assignment Agreements, each of the Subsidiary Loan Agreements and the Guarantee Agreement and hereby agrees to be bound by all of the obligations stated therein to be applicable to it as a Bank thereunder or as a beneficiary thereof as if it were a party thereto. Each of the Banks hereby irrevocably authorizes the Collateral Agent to execute, deliver and/or perform each of the Security Documents (other than the Guarantee Agreement). The Collateral Agent is hereby authorized to determine that the cost to the Obligors is disproportionate to the benefit to be realized by the Banks by perfecting a Lien in any given Property and that in such instances, the applicable Obligors shall not be required to perfect such Lien in favor of the Collateral Agent (for the benefit of the Banks) and provided that the Collateral Agent shall have determined in its sole discretion that such item of Collateral is immaterial or of inconsequential value. Each Bank hereby agrees that for purposes of Sections 10.03 and 10.05 of the Subordinated Indenture, the Administrative Agent shall be the "Representative" of the Banks under and as defined in the Subordinated Indenture.

          10.2.  Reliance by Each Agent.  Each Agent shall be
                 ______________________
entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. Each Agent shall provide each other Agent with a copy of each certification, notice or other communication received by it under this Agreement or any of the other Basic Documents. As to any matters not expressly provided for by this Agreement or any other Basic Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if and to the extent required hereby or by any other Basic Document, in accordance with instructions given by all of the Banks, the Majority Term Loan Banks and/or the Majority Revolving Credit Banks, as the case may be, and such instructions of such Banks and any action taken or failure to act pursuant thereto

                         Credit Agreement
                         ________________

shall be binding on all of the Banks or, if applicable, on all of the Term Loan Banks and/or Revolving Credit Banks, as the case may be.

          10.3.  Defaults.
                 ________

          (a) No Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Agent has received notice from another Agent, a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that any Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to each other Agent and the Banks (and the Administrative Agent shall give all other Agents and all Banks prompt notice of each such non-payment).

          (b) The Administrative Agent or the Collateral Agent, as the case may be, shall (subject to Sections 10.01, 10.05 and 10.07 hereof) take such action with respect to any Default as shall be directed by the Majority Banks, or, if and to the extent required herein or in any other Basic Document, all of the Banks, the Majority Term Loan Banks and/or the Majority Revolving Credit Banks, as the case may be, provided that, unless and until the
                           ________
Administrative Agent or the Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of all of the Banks, except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the agreement or consent of the Majority Banks, the Majority Term Loan Banks, the Majority Revolving Credit Banks or all of the Banks.

          10.4.  Rights as a Bank.  With respect to its
                 ________________
Commitment(s) and the Loans made by it, each Agent (and any successor to any Agent) in its capacity as a Bank hereunder or under any Basic Document shall have the same rights and powers hereunder or thereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent (and any successor to any Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as an Agent,

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                         ________________

and each Agent and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.5.  Indemnification.  The Banks agree to indemnify
                 _______________
each of the Administrative Agent and the Collateral Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans and, if any of the Commitments are then in effect, the aggregate unused amount of such Commitments held by the Banks, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent, as the case may be, (including by any Bank) arising out of or by reason of any investigation or any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.6.  Non-Reliance on Agents and Other Banks.  Each
                 ______________________________________
Bank agrees that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. No Agent shall be required to keep itself informed as to the performance or observance by any Obligor or other party of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other

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                         ________________


documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) which may come into the possession of such Agent or any of its affiliates.

          10.7.  Failure to Act.  Except for action expressly
                 ______________
required of the Administrative Agent or the Collateral Agent hereunder and under the other Basic Documents, the Administrative Agent or Collateral Agent, as the case may be, shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.8.  Resignation or Removal of Agents.  Subject to
                 ________________________________
the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by giving notice thereof to the Banks, the other Agents and the Company, and the Administrative Agent, the Collateral Agent and any Co-Agent may each be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, Collateral Agent or Co-Agent, as the case may be, in each case (except during the continuance of a Default or an Event of Default) with the consent of the Company (which consent shall not be unreasonably withheld), provided that any failure of the
                           ________
Company to object to a proposed successor Agent within 15 days after notice of the proposed appointment to the Company shall be deemed to constitute consent of the Company to such appointment of such proposed successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal, as the case may be, and consented to by the Company (but only if the consent of the Company to the appointment of a successor Agent is required as provided above), then the retiring Agent may, on behalf of the relevant Banks, appoint a successor Agent, which shall be a Bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights,

                         Credit Agreement
                         ________________

powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.9.  Collateral Sub-Agents.  Each Bank by its
                 _____________________
execution and delivery of this Agreement agrees that, in the event it shall hold any Investments of any Obligor constituting part of the Collateral under and as defined in the Security Agreement, such Investments shall be held in the name and under the control of such Bank, and such Bank shall hold such Investments as a collateral sub-agent for the Collateral Agent under the Security Agreement. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.


          Section 11.  Miscellaneous.
                       _____________

          11.1.  Waiver.  No failure on the part of any Agent or
                 ______
any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.2.  Notices.  All notices and other communications
                 _______
provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.3.  Expenses, Etc.  The Company agrees to pay or
                 ______________
reimburse each of the Banks and each of the Agents for paying:

                         Credit Agreement
                         ________________

(a) all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of Loans hereunder and under the Subsidiary Loan Agreements and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable out-of-pocket costs and expenses of each of the Banks and the Agents (including reasonable counsels' fees) in connection with any Default and any enforcement or collection proceedings relating thereto (including the enforcement of this Section 11.03); and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Basic Document or any other document referred to herein or therein.

          The Company hereby agrees (to the fullest extent permitted by law) to indemnify each Agent and each Bank and their respective directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including any and all losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements incurred by any Agent to any Bank) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any of the Commitments and the Loans or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     11.4.  Amendments, Etc.
            ________________

          (a) Any provision of this Agreement (including the Schedules and Exhibits hereto) or the Infinity Term Loan Notes, the Working Capital Loan Notes or the Infinity Acquisition Loan

                         Credit Agreement
                         ________________

Notes may be amended only by an instrument in writing signed by the Company and (except as otherwise provided in Section 11.04(b) hereof) the Majority Banks, or by the Company and the Administrative Agent (acting with the agreement or consent of the Majority Banks), and any provision of this Agreement (including the Schedules and Exhibits hereto) or the Infinity Term Loan Notes, the Working Capital Loan Notes or the Infinity Acquisition Loan Notes may be waived by the Majority Banks or by the Administrative Agent (acting with the agreement or consent of the Majority Banks); provided that: (i) any modification or waiver
                 ________
altering the terms of Section 4 or 5 hereof shall require the agreement or consent of all of the Banks that would be adversely affected thereby; (ii) any alteration of this Section 11.04 or the definition of "Majority Banks", "Term Loan Banks", "Revolving Credit Banks", "Majority Term Loan Banks", "Majority Revolving Credit Banks" or "Inter-Bank Assignment" shall require the agreement or consent of each of the Banks; (iii) any modification or waiver extending any date fixed for any scheduled payment of principal of or interest on the Term Loans, or reducing the amount of any scheduled payment of principal thereof or the rate at which interest is payable thereon or the amount of any fee payable to the Term Loan Banks hereunder shall require the agreement or consent of all of the Term Loan Banks, provided
                                                    ________
that, solely for the purpose of determining whether or not the condition precedent specified in Section 6.04(a)(i) hereof is satisfied with respect to borrowings under the Commitments, at any time during the continuance of an Event of Default of the type specified in Section 9(a) hereof, any modification or waiver extending the date fixed for any scheduled payment of principal of or interest on the Term Loans shall also require the agreement or consent of the Majority Revolving Credit Banks and (iv) any modification or waiver extending any date fixed for any scheduled payment of principal of or interest on the Revolving Credit Loans or reducing the amount of any scheduled payment of principal thereof or the rate at which interest is payable thereon or the amount of any fee payable to the Revolving Credit Banks hereunder shall require the agreement and consent of all of the Revolving Credit Banks and any extension of the term or increase in the amount of the Commitment of any Revolving Credit Bank shall require the agreement or consent of such Revolving Credit Bank.

          (b) Notwithstanding the provisions of (but without limiting the effect of) Section 11.04(a) hereof, any modification or waiver of any of the conditions precedent specified in
Section 6 hereof shall require: (i) in the case of the conditions precedent specified in Section 6.01 hereof (other than Section 6.01(j) hereof) and Sections 6.02, 6.03 and 6.04 hereof,

                         Credit Agreement
                         ________________

the agreement or consent of the Majority Banks and (ii) in the case of the condition precedent specified in Section 6.01(j) hereof, the agreement or consent of all of the Banks.

          (c) Any provision of any Subsidiary Loan Agreement (including the Schedules and Exhibits thereto) or the Notes issued pursuant thereto may be amended only by an instrument in writing signed by the Subsidiary Borrower party thereto and (except as otherwise provided in Section 11.04(d) hereof) the Administrative Agent (acting with the agreement or consent of the Majority Banks), and any provision of any Subsidiary Loan Agreement (including the Schedules and Exhibits thereto) or the Notes issued pursuant thereto may be waived by the Majority Banks or by the Administrative Agent (acting with the agreement or consent of the Majority Banks); provided that: (i) any
                                ________
modification or waiver altering the terms of Section 4 or 5 of such Subsidiary Loan Agreement shall require the agreement or consent of all of the Banks that would be adversely affected thereby, (ii) any alteration of the definition of "Majority Banks" as such term is used in such Subsidiary Loan Agreement shall require the Agreement or consent of each of the Banks;
(iii) any modification or waiver extending any date fixed for any scheduled payment of principal of or interest on the HBC Term Loans or SBC Term Loans, or reducing the amount of any scheduled payment of principal thereof or the rate at which interest is payable thereon or the amount of any fee payable to the Term Loan Banks thereunder shall require the agreement or consent of all of the Term Loan Banks, provided that, solely for the purpose of
                      ________
determining whether or not the condition precedent specified in
Section 6.04(a)(i) hereof is satisfied with respect to borrowings under the Commitments, at any time during the continuance of an Event of Default of the type specified in Section 9(a) hereof, any modification or waiver extending the date fixed for any scheduled payment of principal of or interest on the HBC Term Loans or SBC Term Loans shall also require the agreement or consent of the Majority Revolving Credit Banks and (iv) any modification or waiver extending any date fixed for any scheduled payment of principal of or interest on the Subsidiary Acquisition Loans or reducing the amount of any scheduled payment of principal thereof or the rate at which interest is payable thereon or the amount of any fee payable to the Revolving Credit Banks thereunder shall require the agreement and consent of all of the Revolving Credit Banks.

          (d) Notwithstanding the provisions of (but without limiting the effect of) Section 11.04(c) hereof, any modification or waiver of any of the conditions precedent specified in Section

                         Credit Agreement
                         ________________

6 of any Subsidiary Loan Agreement shall require: (i) in the case of the HBC Term Loan Agreement and the SBC Term Loan Agreement, the agreement or consent of the Majority Term Loan Banks and (ii) in the case of any other Subsidiary Loan Agreement including, without limitation, the Infinity of Boston Acquisition Loan Agreement and the Infinity of California Acquisition Loan Agreement, the agreement or consent of the Majority Revolving Credit Banks.

          (e) The Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver of any Assignment Agreement or the Guarantee Agreement, provided that, without the prior consent
                         ________
of each Bank, the Administrative Agent may not (except as provided herein or in the Guarantee Agreement) release any Guarantor from its obligations under the Guarantee Agreement except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Guarantor from its obligations under the Guarantee Agreement if the capital stock of such Guarantor is the subject of a Disposition of Property permitted hereunder or to which the Majority Banks have consented hereunder.

          (f) The Collateral Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver of any of the other Security Documents, provided that, without the prior consent of each Bank,
           ________
the Collateral Agent may not (except as provided herein or in the other Security Documents) modify, supplement or waive any term with respect to the application of proceeds under and pursuant to any such other Security Document or release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security except that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any Lien covering Property which is the subject of a Disposition of Property permitted hereunder or to which the Majority Banks have consented hereunder.

          (g) Anything in this Section 11.04 to the contrary notwithstanding, any modification or waiver of any provision of this Agreement (including the Schedules and Exhibits hereto) or any of the Subsidiary Loan Agreements or any of the Notes or any of the Security Documents reducing the rights or increasing the obligations of any Agent hereunder or thereunder shall require the agreement or consent of such Agent.





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
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                         ________________



          11.5.  Successors and Assigns.  This Agreement shall be
                 ______________________
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that,
                                                   ________
except as permitted by Section 2.01(d)(ii) hereof, the Company may not assign any of its rights or obligations hereunder or under its Notes without the prior consent of all of the Banks and the Agents and no Subsidiary Borrower may assign any of its rights or obligations under the Subsidiary Loan Agreement to which it is a party or its Notes without the prior consent of all of the Banks that hold Loans made to such Subsidiary Borrower and the Administrative Agent.

          11.6.  Bank Assignments and Participations.
                 ___________________________________

          (a) Subject to paragraph (b) below, each Bank may assign to any other Bank or any other bank or financial institution all or any part of its Loans and Commitments, provided that: (i) except for an assignment to any affiliate or majority-owned subsidiary of the assigning Bank or to any other Bank (each, an "Inter-Bank Assignment") or an assignment
                _____________________
consented to by the Administrative Agent, any assignment of less than all of such Bank's Loans and/or Commitments of each series to a single assignee shall be in an amount such that, after giving effect to such assignment and any other contemporaneous assignment(s) to such assignee by any other Bank(s), such assignee shall hold Loans and/or Commitments aggregating at least $5,000,000 and (ii) each such partial assignment by such Bank of its Term Loans or its Revolving Credit Loans or Commitments shall be made in such a manner so that the same proportion of each of its outstanding Term Loans or Revolving Credit Loans and Commitments (if then in effect), as the case may be, is assigned to the assignee. Upon written notice to the Company and the Administrative Agent of an assignment permitted hereunder (which notice shall identify the assignee, the amount of the assignor's Loan(s) and Commitment(s) assigned in detail reasonably satisfactory to the Administrative Agent), the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Bank hereunder holding the Loan(s) and/or Commitment(s) assigned to it (in addition to the Loan(s) and Commitment(s) of such series, if any, theretofore held by such assignee). In connection with the assignment by a Bank of all or any portion of its Loan(s) and/or Commitment(s) to another Person as permitted hereunder, upon request of such Bank or such Person, the Company or any Subsidiary Borrower will issue promissory notes in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto (as appropriate) (as such form may have been modified), each dated the date of the Notes originally issued hereunder or



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                         ________________












under the related Subsidiary Loan Agreement (or, if interest has been paid on such Loan(s), dated the Interest Accrual Date for such Loans) payable to the order of such Person in a principal amount equal to the Loan(s) so assigned and otherwise duly completed, and the assigning Bank shall make an appropriate notation on the schedule attached to the related Note(s) held by it as to the principal amount of the Loan(s) and/or Commitment(s) so assigned.

          (b) If any assignment made pursuant to paragraph (a), above shall be made to any Person that is organized under the laws of any jurisdiction other than the United States of America or any State thereof, such Person shall furnish such certificates, documents or other evidence to the Company and the Administrative Agent as shall be required by Section 5.06 hereof to evidence such Person's exemption from U.S. withholding taxes with respect to any payments under or pursuant to this Agreement because any such payments to such Person are effectively connected with the conduct by such Person of a trade or business in the United States.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment(s), provided that each purchaser of a participation (a "Participant"), except as otherwise
                       ___________
provided in Section 4.07(c) or 5.06(e) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). Each Bank's right to sell such participations is subject to the following conditions: (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment(s), if any, hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible for the performance of such obligations and (iii) the Obligors, the Agents, and the other Banks shall continue to be entitled to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. All amounts payable by the Company to any Bank under Section 5 hereof or by any Subsidiary Borrower as contemplated by Section 5 of the Subsidiary Loan Agreement to which such Subsidiary Borrower is a party in respect of the Loan(s) held by it, and its Commitment(s), shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan(s) and Commitment(s), and as if such Bank were funding and maintaining each of such Loan(s) and Commitment(s) in the same way that it is funding and maintaining the portion of such

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                         ________________

Loan and Commitment in which no participations have been sold.
In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will, on behalf of the Participant, request the Company to furnish information to such Bank for delivery to the Participant, of the type specified in
Section 8.01(p) hereof and may further agree with the Participant that it will not, without the consent of the Participant, agree to any of the following (but only if and to the extent that such agreement would have an adverse effect on the Participant):
(i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's related Commitment(s) in which the Participant holds a participation, (ii) extend the date fixed for the payment of principal of or interest on the related Loan in which the Participant holds a participation or any portion of any fee payable to the Participant, (iii) reduce the amount of any such payment of principal or (iv) reduce the rate at which interest is payable thereon, or any fee payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

          (d) Anything in this Section 11.06 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          11.7.  Survival.  The obligations of the Company under
                 ________
Sections 5.01, 5.05, 5.06 and 11.03 hereof and the obligations of the Banks under Sections 10.05 and 11.12 hereof shall survive the repayment of the Loans and the termination of the Commitments.
In addition, each representation and warranty made, or deemed to be made by a notice of any borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or

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                         ________________


misleading, notwithstanding that such Bank or any of the Agents may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.8.  Captions.  The table of contents and captions
                 ________
and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.9.  Counterparts.  This Agreement may be executed in
                 ____________
any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10.  Governing Law; Submission to Jurisdiction.
                  _________________________________________
This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11.  Waiver of Jury Trial.  EACH OF THE COMPANY, THE
                  ____________________
AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12.  Treatment of Certain Information;
                  _________________________________
Confidentiality.
_______________

          (a) The Company acknowledges that (i) services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more subsidiaries or affiliates of such Bank and (ii) information delivered to each Bank by the Company and its Subsidiaries may be provided to each such subsidiary and affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound

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                         ________________

by the provisions of clause (b) below as if it were a Bank hereunder.

          (b) Each Bank and each Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or any of the Agents, (iii) at their request, to bank examiners or other regulators having analogous responsibilities, (iv) to auditors or accountants, (v) to the Agents or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation arising under or in connection with the transactions contemplated by this Agreement, the other Basic Documents or any of the Basic Documents to which any one or more of the Banks or any of the Agents is a party, (vii) to a subsidiary or affiliate of such Bank as provided in clause (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit G hereto. In no event shall any Bank or any Agent be obligated or required to return any materials furnished by the Company.

          11.13.  Senior Indebtedness.  Each of the parties
                  ___________________
hereto agrees that all of the obligations of the Company hereunder and under the Notes constitute "Senior Indebtedness" and "Significant Senior Indebtedness" under and as defined in and for all purposes of the Subordinated Indenture.

          11.14.  Obligations of Banks under Subsidiary Loan
                  __________________________________________
Agreements.  Each Bank hereby agrees that it will perform each of
__________
the obligations applicable to a "Bank" under each Subsidiary Loan Agreement governing Subsidiary Loans held by such Bank of any Subsidiary Borrower and under the Guarantee Agreement and, upon the execution and delivery of such documents, the terms of each thereof are incorporated herein by reference.

                         Credit Agreement
                         ________________

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed as of the day and year first above written.


                              INFINITY BROADCASTING CORPORATION


                              By /s/ Farid Suleman
                                 _________________________________
                                 Name:  Farid Suleman
                                 Title: Vice President - Finance


                              Address for Notices:

                              Infinity Broadcasting Corporation
                              600 Madison Avenue
                              New York, New York  10022

                              Attention:  Mel Karmazin

                              Telecopier No.: (212) 888-2959

                              Telephone No.:  (212) 750-6400

                         Credit Agreement
                         ________________


                              BANKS
                              _____

                              THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)


                              By /s/ William E. Rottino
                                 __________________________________
                                 Name:  William E. Rottino
                                 Title: Vice President


                              Address for Notices:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Telecopier No.: (212) 552-4905

                              Telephone No.:  (212) 552-5116

                              Attention:  John P. White



                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York 10081

                         Credit Agreement
                         ________________


                              ABN AMRO BANK N.V.


                              By /s/ Susan D. Nickey
                                _________________________________
                                Name:  Susan D. Nickey
                                Title: Vice President


                              By /s/ James B. Sieger
                                _________________________________
                                Name:  James B. Sieger
                                Title: Vice President

                              Address for Notices:

                              ABN AMRO Bank N.V.
                              135 South LaSalle Street
                              Chicago, IL  60603


                              Attention: Susan D. Nickey
                                         Vice President

                              Telecopier No.: (312) 750-6217

                              Telephone No.:  (312) 443-2869


                              With copies to:
                              ______________

                              ABN AMRO Bank N.V.
                              500 Park Avenue
                              New York, NY  10022

                              Attention:  Denise Gallagher
                                          Vice President

                              Telecopier No.: (212) 832-7129

                              Telephone No.:  (212) 446-4135


                              Lending Office for all Loans:

                              500 Park Avenue
                              New York, NY  10022
                              Attention:  Denise Gallagher

                         Credit Agreement
                         ________________



                                          Vice President


                              THE BANK OF CALIFORNIA, N.A.


                              By /s/ David Chicca
                                _________________________________
                                Name:  David Chicca
                                Title: Vice President


                              Address for Notices:

                              The Bank of California
                              400 California Street
                              17th Floor
                              San Francisco, CA  94104

                              Attention:  David Chicca

                              Telecopier No.:  (415) 765-2634

                              Telephone No.:   (415) 765-2671


                              Lending Office for all Loans:

                         Credit Agreement
                         ________________












                              BANK OF MONTREAL


                              By /s/ Gretchen Shugart
                                 __________________________________
                                 Name:  Gretchen Shugart
                                 Title: Director

                              Address for Notices:

                              Bank of Montreal
                              430 Park Avenue - 16th Floor
                              New York, NY  10022

                              Telecopier No.: (212) 605-1525
                                              (212) 605-1648

                              Telephone No.:  (212) 605-1423

                              Attention:  Catherine Shea
                                          Director

                              Lending Office for all Loans:

                              115 South LaSalle Street - 11th Fl.
                              Chicago, Illinois  60603

                         Credit Agreement
                         ________________


                              THE BANK OF NEW YORK


                              By /s/ Brendan T. Nedzi
                                _________________________________
                                Name:  Brendan T. Nedzi
                                Title: Vice President

                              Address for Notices:

                              The Bank of New York
                              One Wall Street
                              16th Floor
                              New York, NY  10286

                              Telecopier No.: (212) 635-8595, 8593

                              Telephone No.:  (212) 635-8691

                              Attention:  John Eckes,
                                          Vice President,
                                          Communications,
                                          Entertainment and
                                          Publishing Division

                              Lending Office for all Loans:

                              The Bank of New York
                              One Wall Street
                              16th Floor
                              New York, NY  10286

                              Telecopier No.:  (212) 635-8679

                              Telephone No.:   (212) 635-8729

                              Attention:  Patricia Clancy

                         Credit Agreement
                         ________________




                              THE BANK OF NOVA SCOTIA


                              By /s/ Vince Fitzgerald
                                 __________________________________
                                 Name:  Vince Fitzgerald
                                 Title: Authorized Signatory


                              Address for Notices:

                              The Bank of Nova Scotia
                              One Liberty Plaza
                              New York, NY  10006


                              Attention:  Claudia Chifos

                              Telecopier No.: (212) 225-5090

                              Telephone No.:  (212) 225-5099


                              Lending Office for all Loans:

                              One Liberty Plaza
                              New York, NY  10006

                         Credit Agreement
                         ________________


                              BANQUE NATIONALE DE PARIS


                              By /s/ Alan J. Mustacchi
                                _________________________________
                                Name:  Alan J. Mustacchi
                                Title: Assistant Vice President


                              By /s/ Christopher J. Kiely
                                _________________________________
                                Name:  Christopher J. Kiely
                                Title: Vice President

                              Address for Notices:

                              Banque Nationale de Paris
                              499 Park Avenue
                              New York, NY  10022


                              Attention:  Steve Berg

                              Telecopier No.: (212) 418-8269

                              Telephone No.:  (212) 418-8246


                              Lending Office for all Loans:

                              499 Park Avenue
                              New York, NY  10022

                              Attention:  Steve Berg

                         Credit Agreement
                         ________________



                              BANQUE PARIBAS


                              By /s/ Errol R. Antzis
                                _________________________________
                                Name:  Errol R. Antzis
                                Title: Vice President, Group Head


                              Address for Notices:

                              Banque Paribas
                              787 Seventh Avenue, 32nd Floor
                              New York, NY 10019


                              Attention: Errol Antzis

                              Telecopier No.: (212) 841-2363

                              Telephone No.:  (212) 841-2126


                              Lending Office for all Loans:

                         Credit Agreement
                         ________________


                              CHEMICAL BANK


                              By /s/ Terrence J. Anderson
                                 __________________________________
                                 Name:  Terrence J. Anderson
                                 Title: Vice President

                              Address for Notices:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Flr.
                              New York, NY  10172

                              Telecopier No.: (212) 270-2056

                              Telephone No.:  (212) 270-1526

                              Attention:  Terrence J. Anderson
                                          Vice President


                              Lending Office for all Loans:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Flr.
                              New York, NY  10172
                              Attn:  Lori Schlanger
                                     Vice President

                         Credit Agreement
                         ________________


                              CIBC, Inc.


                              By /s/ John P. Haltmaler
                                _________________________________
                                Name:  John P. Haltmaler
                                Title: Vice President


                              Address for Notices:

                              CIBC, Inc.
                              425 Lexington Avenue
                              6th Floor
                              New York, New York  10017

                              Attention:  Harold Birk

                              Telecopier No.: (212) 856-3998

                              Telephone No.:  (212) 856-3554


                              Lending Office for all Loans:

                              CIBC, Inc.
                              425 Lexington Avenue
                              6th Floor
                              New York, New York  10017

                         Credit Agreement
                         ________________



                              COMPAGNIE FINANCI RE DE CIC ET DE
                                L'UNION EUROP ENNE


                              By /s/ Marcus Edward
                                _________________________________
                                Name:  Marcus Edward
                                Title: Vice President


                              By /s/ Sean Mounier
                                _________________________________
                                Name:  Sean Mounier
                                Title: Vice President


                              Address for Notices:

                              Compagnie Financi re de CIC et
                              de l'Union Europ enne
                              520 Madison Avenue, 37th Floor
                              New York, NY 10022


                              Attention: Marcus Edward

                              Telecopier No.: (212) 715-4477

                              Telephone No.:  (212) 715-4427


                              Lending Office for all Loans:

                              Compagnie Financi re de CIC et
                              de l'Union Europ enne
                              520 Madison Avenue, 37th Floor
                              New York, NY 10022

                         Credit Agreement
                         ________________


                              CONTINENTAL BANK N.A.


                              By /s/ L. Dustin Vincent, III
                                _________________________________
                                Name:  L. Dustin Vincent, III
                                Title: Vice President


                              Address for Notices:

                              Continental Bank N.A.
                              231 S. LaSalle Street
                              PM HLT 11-Q
                              Chicago, IL  60697


                              Attention:  L. Dustin Vincent

                              Telecopier No.: (312) 828-3864

                              Telephone No.:  (312) 828-8912


                              Lending Office for all Loans:

                              231 S. LaSalle Street
                              PM HLT 11-Q
                              Chicago, IL  60697

                         Credit Agreement
                         ________________


                              THE FIRST NATIONAL BANK OF BOSTON


                              By /s/ Lisa Gallagher
                                _________________________________
                                Name:  Lisa Gallagher
                                Title: Director


                              Address for Notices:

                              Bank of Boston
                              100 Federal Street
                              Boston, MA  02110


                              Attention: Steve Pratt-Otto

                              Telecopier No.: (617) 434-3401

                              Telephone No.:  (617) 434-5425


                              Lending Office for all Loans:

                              Bank of Boston
                              Loan Processing
                              100 Federal Street (01-1B-12)
                              Boston, MA  02110

                         Credit Agreement
                         ________________


                              NATIONAL BANK OF CANADA


                              By /s/ Teresa Carrasco
                                _________________________________
                                Name:  Teresa Carrasco
                                Title: Vice President

                              By /s/ Theresa White
                                _________________________________
                                Name:  Theresa White
                                Title: Assistant Vice President


                              Address for Notices:

                              National Bank of Canada
                              New York Branch
                              125 West 55th Street
                              New York, NY  10019


                              Attention:  Teresa Carrasco
                                          Vice President

                              Telecopier No.: (212) 632-8545

                              Telephone No.:  (212) 632-8523


                              Lending Office for all Loans:

                              National Bank of Canada
                              New York Branch
                              125 West 55th Street
                              New York, NY 10019

                         Credit Agreement
                         ________________

                              NATIONAL WESTMINSTER BANK USA


                              By /s/ Eric Meyer
                                _________________________________
                                Name:  Eric Meyer
                                Title: Vice President



                              Address for Notices:

                              National Westminster Bank USA
                              175  Water Street, 27th Floor
                              New York, NY 10038


                              Attention: Margot Michalski

                              Telecopier No.: (212) 602-2158

                              Telephone No.:  (212) 602-2615


                              Lending Office for all Loans:

                              National Westminster Bank USA
                              Loan Operations Dept., 11th Floor
                              80 Pine Street
                              New York, NY 10005-1702

                         Credit Agreement
                         ________________


                              CORESTATES BANK, N.A.


                              By /s/ Edward Kittrell
                                _________________________________
                                Name:  Edward Kittrell
                                Title: Vice President


                              Address for Notices:




                              Attention:

                              Telecopier No.:

                              Telephone No.:


                              Lending Office for all Loans:

                         Credit Agreement
                         ________________

                              SOCIETY NATIONAL BANK


                              By /s/ Paul S. Nestvold
                                _________________________________
                                Name:  Paul S. Nestvold
                                Title: Officer


                              Address for Notices:

                              Society National Bank
                              127 Public Square
                              6th Floor
                              Media Finance Division
                              Cleveland, OH  44114

                              Attention:  Paul S. Nestvold

                              Telecopier No.:   (216) 689-4666

                              Telephone No.:    (216) 689-4458


                              Lending Office for all Loans:

                              Society National Bank
                              127 Public Square
                              6th Floor
                              Media Finance Division
                              Cleveland, OH  44114

                         Credit Agreement
                         ________________

                              UNION BANK


                              By /s/ James L. Leahy
                                _________________________________
                                Name:  James L. Leahy
                                Title: Vice President


                              Address for Notices:

                              Union Bank
                              Communications/Media Group
                              445 South Figueroa Street
                              Los Angeles, CA  90071


                              Attention:  James L. Leahy

                              Telecopier No.: (213) 236-5747

                              Telephone No.:  (213) 236-7155


                              Lending Office for all Loans:

                              Communications/Media Group
                              445 South Figueroa Street
                              Los Angeles, CA  90071

                         Credit Agreement
                         ________________












                              AGENTS
                              ______

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Administrative Agent


                              By /s/ William E. Rottino
                                __________________________________
                                Name:  William E. Rottino
                                Title: Vice President

                              Address for Notices to Chase as
                               Administrative Agent:

                              The Chase Manhattan Bank
                                (National Association)
                              New York Agency
                              4 Chase Metrotech Center
                              13th Floor
                              Brooklyn, New York  11245

                              Telecopier No.:  (718) 242-6900

                              Telephone No.:   (718) 242-7970

                              Attention:  Mary Murphy

                         Credit Agreement
                         ________________

                              BANK OF MONTREAL,
                                as Co-Agent


                              By /s/ Gretchen Shugart
                                __________________________________
                                Name:  Gretchen Shugart
                                Title: Director


                              Addresses for Notices to Bank
                                of Montreal as Co-Agent:

                              Bank of Montreal
                              430 Park Avenue, 16th Floor
                              New York, NY  10022

                              Telecopier No.:  (212) 605-1525
                                               (212) 605-1648

                              Telephone No.:   (212) 605-1423

                              Attention:  Catherine Shea
                                          Director

                         Credit Agreement
                         ________________

                              THE BANK OF NEW YORK,
                                as Co-Agent


                              By /s/ Brendan  T. Nedzi
                                __________________________________
                                Name:  Brendan T. Nedzi
                                Title: Vice President

                              Address for Notices:

                              The Bank of New York
                              One Wall Street
                              16th Floor
                              New York, NY  10286

                              Telecopier No.: (212) 635-8595, 8593

                              Telephone No.:  (212) 635-8694

                              Attention:  David Dobies
                                          Vice President,
                                          Communications,
                                          Entertainment and
                                          Publishing Division

                         Credit Agreement
                         ________________


                              CHEMICAL BANK,
                                as Co-Agent


                              By /s/ Terrence J. Anderson
                                __________________________________
                                Name:  Terrence J. Anderson
                                Title: Vice President

                              Address for Notices to Chemical Bank
                                as Co-Agent:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Floor
                              New York, NY  10172


                              Telecopier No.:  (212) 270-2056

                              Telephone No.:   (212) 270-1526

                              Attention:  Terrence J. Anderson
                                          Vice President

                         Credit Agreement
                         ________________

                              CHEMICAL BANK,
                                as Collateral Agent


                              By /s/ Terrence J. Anderson
                                __________________________________
                                Name:  Terrence J. Anderson
                                Title: Vice President

                              Address for Notices to Chemical Bank
                                as Collateral Agent:

                              Chemical Bank
                              Media and Entertainment Group
                              270 Park Avenue - 10th Floor
                              New York, NY  10172


                              Telecopier No.:  (212) 270-2056

                              Telephone No.:   (212) 270-1526

                              Attention:  Terrence J. Anderson
                                          Vice President

                         Credit Agreement
                         ________________

                       Omitted Schedules to the
                Amended and Restated Credit Agreement,
          Dated as of June 7, 1994, between the Company, each
          of the lenders identified under the caption "Banks"
             on the signature pages thereof (the "Banks"),
           The Chase Manhattan Bank (National Association),
                as administrative agent for the Banks,
              Bank of Montreal, The Bank of New York and
              Chemical Bank, as co-agents for the Banks,
         and Chemical Bank, as collateral agent for the Banks
         ____________________________________________________



I.        Banks, Loans and Commitments
II.       Permitted Liens
III.      Material Agreements
IV.       Subsidiaries and Investments
V.        Litigation
VI.       Conflicts with Certain Agreements
VII.      Taxes


          In lieu of filing these schedules to the Credit Agreement, the Company agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

                                                           EXHIBIT A-1


                   [Form of Infinity Term Loan Note]

                            PROMISSORY NOTE


$_______________                                    _________ __, 1994
                                                    New York, New York

          FOR VALUE RECEIVED, INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                           _______
__________________ (the "Bank"), for account of its respective
                         ____
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Infinity Term Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Infinity Term Loan, at such office, in like money and funds, for the period(s) specified for such Infinity Term Loan in the Credit Agreement, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, type, interest rate, and duration of Interest Period (if applicable) of each Infinity Term Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

          This Note is one of the Infinity Term Loan Notes referred to in the Amended and Restated Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement")
                                                   ________________
dated as of June 7, 1994 between the Company, the lenders party thereto, The Chase Manhattan Bank (National Association), as Administrative Agent, Bank of Montreal, The Bank of New York and Chemical Bank, as Co-Agents, and Chemical Bank, as Collateral Agent, and evidences Infinity Term Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

          The obligations of the Company under this Note constitute "Senior Indebtedness" and "Significant Senior Indebtedness" as defined in and for all purposes of the Subordinated Indenture.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                          INFINITY BROADCASTING CORPORATION


                                          By _________________________
                                             Name:
                                             Title:

                                    Notes
                                    _____

                       SCHEDULE OF INFINITY TERM LOANS

             This Note evidences Infinity Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ____ ________ ________ _________  ______ ________








                                    Notes
                                    _____

                                                      EXHIBIT A-2


               [Form of Working Capital Loan Note]

                         PROMISSORY NOTE


$_______________                               _________ __, 19__
                                               New York, New York

     FOR VALUE RECEIVED, INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                           _______
__________________ (the "Bank"), for account of its respective
                         ____
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Working Capital Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Working Capital Loan, at such office, in like money and funds, for the period(s) specified for such Working Capital Loan in the Credit Agreement, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, type, interest rate, and duration of Interest Period (if applicable) of each Working Capital Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This Note is one of the Working Capital Loan Notes referred to in the Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as
                                      ________________
of June 7, 1994 between the Company, the lenders party thereto, The Chase Manhattan Bank (National Association), as Administrative Agent, Bank of Montreal, The Bank of New York and Chemical Bank, as Co-Agents, and Chemical Bank, as Collateral Agent, and evidences Working Capital Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.



                                 Notes
                                 _____

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

     The obligations of the Company under this Note constitute
"Senior Indebtedness" and "Significant Senior Indebtedness" as defined in and for all purposes of the Subordinated Indenture.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              INFINITY BROADCASTING CORPORATION


                              By _________________________
                                 Name:
                                 Title:

                                 Notes
                                 _____


                   SCHEDULE OF WORKING CAPITAL LOANS

        This Note evidences Working Capital Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ____ ________ ________ _________  ______ ________

                              Notes
                              _____




                                                      EXHIBIT A-3


             [Form of Infinity Acquisition Loan Note]

                         PROMISSORY NOTE


$_______________                               _________ __, 19__
                                               New York, New York

     FOR VALUE RECEIVED, INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                           _______
__________________ (the "Bank"), for account of its respective
                         ____
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Infinity Acquisition Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Infinity Acquisition Loan, at such office, in like money and funds, for the period(s) specified for such Infinity Acquisition Loan in the Credit Agreement, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, type, interest rate, and duration of Interest Period (if applicable) of each Infinity Acquisition Loan made by the Bank to the Company, and each assignment or payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This Note is one of the Infinity Acquisition Loan Notes referred to in the Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit
                                                   ______
Agreement") dated as of June 7, 1994 between the Company, the
_________
lenders party thereto, The Chase Manhattan Bank (National Association), as Administrative Agent, Bank of Montreal, The Bank of New York and Chemical Bank, as Co-Agents, and Chemical Bank, as Collateral Agent, and evidences Infinity Acquisition Loans made by the Bank thereunder. Capitalized terms used in this Note

                              Notes
                              _____


have the respective meanings assigned to them in the Credit
Agreement.
     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

     The obligations of the Company under this Note constitute
"Senior Indebtedness" and "Significant Senior Indebtedness" as defined in and for all purposes of the Subordinated Indenture.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              INFINITY BROADCASTING CORPORATION


                              By _________________________
                                 Name:
                                 Title:

                                 Notes
                                 _____



                 SCHEDULE OF INFINITY ACQUISITION LOANS

        This Note evidences Infinity Acquisition Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the assignments, payments, Continuations, Conversions and prepayments of principal set forth below:

                                           Amount
  Date                                    Assigned,
  Made,    Prin-                            Paid,
Assigned,  cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ____ ________ ________ _________  ______ ________

                                 Notes
                                 _____




                                                      EXHIBIT A-4


                  [Form of Subsidiary Loan Note]

                         PROMISSORY NOTE


$_______________                               _________ __, 19__
                                               New York, New York

     FOR VALUE RECEIVED, [NAME OF SUBSIDIARY BORROWER], a ___________ corporation (the "Company"), hereby promises to pay
                              _______
to __________________ (the "Bank"), for account of its respective
                            ____
Applicable Lending Offices provided for by the Loan Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Loan Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period(s) specified for such Loan in the Loan Agreement, at the rates per annum and on the dates provided in the Loan Agreement.

     The date, amount, type, interest rate, and duration of Interest Period (if applicable) of each Loan [made by the Bank to/assumed by] the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This Note is one of the Notes referred to in the Loan Agreement (as amended, modified and supplemented and in effect from time to time, the "Loan Agreement") dated as of _________,
                        ______________
19__ between the Company and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

     The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

                              Notes
                              _____




     This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              [NAME OF SUBSIDIARY BORROWER]


                              By _________________________
                                 Name:
                                 Title:

                              Notes
                              _____



                           SCHEDULE OF LOANS

        This Note evidences Loans assumed, made, Continued or Converted as contemplated by or under the within-described Loan Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

  Date                                     Amount
 Assumed   Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by
_________  ______  ____ ________ ________ _________  ______ ________






                              Notes
                              _____

                                                        EXHIBIT B


               [Form of Subsidiary Loan Agreement]

                      [Delivered at Closing]

                                                        EXHIBIT C


                  [Form of Guarantee Agreement]

                      [Delivered at Closing]

                                                        EXHIBIT D


                   [Form of Security Agreement]

                      [Delivered at Closing]

                                                      EXHIBIT E-1


           [Form of Opinion of Counsel to the Obligors]

                      [Delivered at Closing]

                                                      EXHIBIT E-2


         [Form of Opinion of FCC Counsel to the Obligors]

                      [Delivered at Closing]

                                                        EXHIBIT F


      [Form of Opinion of Special New York Counsel to Chase]

                      [Delivered at Closing]

                                                        EXHIBIT G

               [Form of Confidentiality Agreement]


                    CONFIDENTIALITY AGREEMENT


                                             [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]



          Re: Amended and Restated Credit Agreement dated as of June 7, 1994, between Infinity Broadcasting Corporation; the lenders party thereto; The Chase Manhattan Bank (National Association), as Administrative Agent; Bank of Montreal, The Bank of New York and Chemical Bank, as Co-Agents; Chemical Bank, as Collateral Agent.

Dear ____________:

     As a Bank party to the above-referenced Amended and Restated Credit Agreement (the "Credit Agreement"), we have agreed with
                       ________________
Infinity Broadcasting Corporation (the "Company") pursuant to
                                        _______
Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement. Terms defined in the Credit Agreement are used herein as defined therein.

     As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the
                              [holder of a participation in the
Loans (as defined in the Credit Agreement)][assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

     Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
(ii) to your counsel or to counsel for any of the Banks or any of the Agents, (iii) at their request, to bank examiners or other regulators having analogous responsibilities, (iv) to auditors or accountants, (v) to the Agents or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation arising under or in connection with the transactions contemplated by the Credit Agreement or any of the other Basic Documents (as defined in the Credit Agreement) to which you or any one or more of the Banks or the Agents are a party, (vii) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement, or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof provided, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

     Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                              Very truly yours,


                              [Insert Name of Bank]



                              By _________________________


The foregoing is agreed to
as of the date of this letter.



[Insert name of prospective
 participant or assignee]


By _________________________]

                    Confidentiality Agreement
                    _________________________

                    Confidentiality Agreement
                    _________________________






                                                        EXHIBIT H

                    [Form of Borrowing Notice]


                      [Delivered at Closing]

                                                        EXHIBIT I

                [Form of Tax Allocation Agreement]

                      [Delivered at Closing]

                                                        EXHIBIT J

                  [Form of Assignment Agreement]

                      [Delivered at Closing]

   ************************************************************



                INFINITY BROADCASTING CORPORATION


                  _____________________________


              AMENDED AND RESTATED CREDIT AGREEMENT


                     Dated as of June 7, 1994


                  ______________________________



                     THE CHASE MANHATTAN BANK
                     (NATIONAL ASSOCIATION),
                     as Administrative Agent


                        BANK OF MONTREAL,

                      THE BANK OF NEW YORK,

                               and

                          CHEMICAL BANK,
                           as Co-Agents


                          CHEMICAL BANK,
                       as Collateral Agent


   ************************************************************

                        TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                             Page
                                                             ____

Section 1.  Definitions; Accounting Matters and
            Interpretation of Provisions  . . . . . . . . . .   2
            1.1.  Certain Defined Terms . . . . . . . . . . .   2
            1.2.  Accounting Terms and
                     Determinations . . . . . . . . . . . . .  37
            1.3.  Types and Series of Loans and
                     Commitments  . . . . . . . . . . . . . .  39

Section 2.  Commitments . . . . . . . . . . . . . . . . . . .  39
            2.1.  Loans . . . . . . . . . . . . . . . . . . .  39
            2.2.  Borrowings  . . . . . . . . . . . . . . . .  42
            2.3.  Changes of Commitments  . . . . . . . . . .  43
            2.4.  Certain Fees  . . . . . . . . . . . . . . .  43
            2.5.  Lending Offices . . . . . . . . . . . . . .  44
            2.6.  Several Obligations; Remedies
                     Independent  . . . . . . . . . . . . . .  44
            2.7.  Notes . . . . . . . . . . . . . . . . . . .  44
            2.8.  Conversions or Continuations of
                     Loans  . . . . . . . . . . . . . . . . .  46

Section 3.  Payments of Principal and Interest  . . . . . . .  47
            3.1.  Repayment of Loans  . . . . . . . . . . . .  47
            3.2.  Interest  . . . . . . . . . . . . . . . . .  49
            3.3.  Optional Prepayments  . . . . . . . . . . .  50
            3.4.  Mandatory Prepayments . . . . . . . . . . .  51

Section 4.  Payments; Pro Rata Treatment;
            Computations; Etc.  . . . . . . . . . . . . . . .  55
            4.1.  Payments  . . . . . . . . . . . . . . . . .  55
            4.2.  Pro Rata Treatment  . . . . . . . . . . . .  56
            4.3.  Computations  . . . . . . . . . . . . . . .  58
            4.4.  Minimum Amounts . . . . . . . . . . . . . .  58
            4.5.  Certain Notices . . . . . . . . . . . . . .  58
            4.6.  Non-Receipt of Funds by the
                     Administrative Agent . . . . . . . . . .  60

Section 5.  Yield Protection, Etc.  . . . . . . . . . . . . .  61
            5.1.  Additional Costs  . . . . . . . . . . . . .  61
            5.2.  Limitation on Eurodollar Loans  . . . . . .  63
            5.3.  Illegality  . . . . . . . . . . . . . . . .  64

                                                             Page
                                                             ____


            5.4.  Treatment of Affected Loans . . . . . . . .  64
            5.5.  Compensation  . . . . . . . . . . . . . . .  65
            5.6.  U.S. Taxes  . . . . . . . . . . . . . . . .  66
            5.7.  Replacement or Prepayment of
                     Certain Banks  . . . . . . . . . . . . .  69

Section 6.  Conditions Precedent  . . . . . . . . . . . . . .  70
            6.1.  Effective Date and Conversion of
                     Existing Loans . . . . . . . . . . . . .  70
            6.2.  Subsidiary Acquisition Loans  . . . . . . .  73
            6.3.  Acquisition Loans . . . . . . . . . . . . .  74
            6.4.  Initial and Subsequent Loans  . . . . . . .  74

Section 7.  Representations and Warranties  . . . . . . . . .  74
            7.1.  Corporate Existence . . . . . . . . . . . .  75
            7.2.  Financial Condition . . . . . . . . . . . .  75
            7.3.  Litigation  . . . . . . . . . . . . . . . .  76
            7.4.  No Breach . . . . . . . . . . . . . . . . .  76
            7.5.  Action  . . . . . . . . . . . . . . . . . .  76
            7.6.  Approvals . . . . . . . . . . . . . . . . .  77
            7.7.  Use of Loans  . . . . . . . . . . . . . . .  77
            7.8.  ERISA . . . . . . . . . . . . . . . . . . .  77
            7.9.  Taxes . . . . . . . . . . . . . . . . . . .  77
            7.10. Investment Company Act  . . . . . . . . . .  78
            7.11. Public Utility Holding Company Act  . . . .  78
            7.12. Credit Agreements . . . . . . . . . . . . .  78
            7.13. Environmental Laws  . . . . . . . . . . . .  78
            7.14. Subsidiaries, Etc.  . . . . . . . . . . . .  79
            7.15. Capitalization  . . . . . . . . . . . . . .  79
            7.16. Assets of the Company . . . . . . . . . . .  80
            7.17. Agreements  . . . . . . . . . . . . . . . .  80
            7.18. Solvency  . . . . . . . . . . . . . . . . .  80
            7.19. Security Agreement  . . . . . . . . . . . .  81
            7.20. Senior Indebtedness . . . . . . . . . . . .  81

Section 8.  Covenants of the Company  . . . . . . . . . . . .  81
            8.1.  Financial Statements  . . . . . . . . . . .  81
            8.2.  Litigation  . . . . . . . . . . . . . . . .  87
            8.3.  Existence, Etc. . . . . . . . . . . . . . .  87
            8.4.  Insurance . . . . . . . . . . . . . . . . .  87
            8.5.  Capital Expenditures  . . . . . . . . . . .  87
            8.6.  Liens . . . . . . . . . . . . . . . . . . .  88
            8.7.  Indebtedness  . . . . . . . . . . . . . . .  88
            8.8.  Investments and Joint Ventures  . . . . . .  89
            8.9.  Restricted Payments . . . . . . . . . . . .  90
            8.10.  Debt Ratios  . . . . . . . . . . . . . . .  92

                                                             Page
                                                             ____


            8.11.  Interest Coverage Ratio; Total Pro
                     Forma Debt Service Coverage
                     Ratio  . . . . . . . . . . . . . . . . .  92
            8.12.  Prohibition of Fundamental
                     Changes  . . . . . . . . . . . . . . . .  93
            8.13.  Interest Rate Protection
                     Agreements . . . . . . . . . . . . . . .  95
            8.14.  Sale or Discount of Receivables  . . . . .  97
            8.15.  Lines of Business  . . . . . . . . . . . .  97
            8.16.  Transactions With Affiliates . . . . . . .  97
            8.17.  Issuance of Capital Stock  . . . . . . . .  98
            8.18.  Use of Proceeds  . . . . . . . . . . . . .  98
            8.19.  Certain Obligations Respecting
                     Restricted Subsidiaries  . . . . . . . .  99
            8.20.  Additional Subsidiary Guarantors . . . . .  99
            8.21.  Modifications of Certain
                     Documents; Subordinated Debt . . . . . . 100
            8.22.  Unrestricted Subsidiaries;
                     Corporate Separateness.  . . . . . . . . 101

Section 9.  Events of Default . . . . . . . . . . . . . . . . 102

Section 10. The Agents  . . . . . . . . . . . . . . . . . . . 107
            10.1.  Appointment, Powers and
                     Immunities . . . . . . . . . . . . . . . 107
            10.2.  Reliance by Each Agent . . . . . . . . . . 109
            10.3.  Defaults . . . . . . . . . . . . . . . . . 110
            10.4.  Rights as a Bank . . . . . . . . . . . . . 110
            10.5.  Indemnification  . . . . . . . . . . . . . 111
            10.6.  Non-Reliance on Agents and Other
                     Banks  . . . . . . . . . . . . . . . . . 111
            10.7.  Failure to Act . . . . . . . . . . . . . . 112
            10.8.  Resignation or Removal of Agents . . . . . 112
            10.9.  Collateral Sub-Agents  . . . . . . . . . . 113

Section 11. Miscellaneous . . . . . . . . . . . . . . . . . . 113
            11.1.  Waiver . . . . . . . . . . . . . . . . . . 113
            11.2.  Notices  . . . . . . . . . . . . . . . . . 113
            11.3.  Expenses, Etc. . . . . . . . . . . . . . . 113
            11.4.  Amendments, Etc. . . . . . . . . . . . . . 114
            11.5.  Successors and Assigns . . . . . . . . . . 118
            11.6.  Bank Assignments and
                     Participations . . . . . . . . . . . . . 118
            11.7.  Survival . . . . . . . . . . . . . . . . . 120
            11.8.  Captions . . . . . . . . . . . . . . . . . 121
            11.9.  Counterparts . . . . . . . . . . . . . . . 121

                                                             Page
                                                             ____


            11.10. Governing Law; Submission to
                     Jurisdiction . . . . . . . . . . . . . . 121
            11.11. Waiver of Jury Trial . . . . . . . . . . . 121
            11.12. Treatment of Certain Information;
                     Confidentiality  . . . . . . . . . . . . 121
            11.13. Senior Indebtedness  . . . . . . . . . . . 122
            11.14. Obligations of Banks under
                     Subsidiary Loan Agreements . . . . . . . 122

SCHEDULE I    - Banks, Loans and Commitments
SCHEDULE II   - Permitted Liens
SCHEDULE III  - Material Agreements
SCHEDULE IV   - Subsidiaries and Investments
SCHEDULE V    - Litigation
SCHEDULE VI   - Conflicts with Certain Agreements
SCHEDULE VII  - Taxes


EXHIBIT A-1   - Form of Infinity Term Loan Note
EXHIBIT A-2   - Form of Working Capital Loan Note
EXHIBIT A-3   - Form of Infinity Acquisition Loan Note
EXHIBIT A-4   - Form of Subsidiary Loan Note
EXHIBIT B     - Form of Subsidiary Loan Agreement
EXHIBIT C     - Form of Guarantee Agreement
EXHIBIT D     - Form of Security Agreement
EXHIBIT E-1   - Form of Opinion of Counsel to the Obligors
EXHIBIT E-2   - Form of Opinion of FCC Counsel to the Obligors
EXHIBIT F     - Form of Opinion of Special New York Counsel to
                  Chase
EXHIBIT G     - Form of Confidentiality Agreement
EXHIBIT H     - Form of Borrowing Notice
EXHIBIT I     - Form of Tax Allocation Agreement
EXHIBIT J     - Form of Assignment Agreement